 Exhibit 4.1

UNITI GROUP LP,

UNITI GROUP FINANCE 2019 INC.,

UNITI FIBER HOLDINGS INC.,

CSL CAPITAL, LLC,

THE GUARANTORS NAMED ON THE SIGNATURE PAGES HERETO

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee and as Collateral Agent

INDENTURE

Dated as of May 17, 2024

10.50% SENIOR SECURED NOTES DUE 2028

TABLE OF CONTENTS

___________________

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EXHIBITS

Exhibit A	Form of Note
Exhibit B	Form of Certificate of Transfer
Exhibit C	Form of Certificate of Exchange
Exhibit D	Form of Supplemental Indenture to Be Delivered by Subsequent Guarantors

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INDENTURE, dated as of May 17, 2024, among Uniti Group LP, a Delaware limited partnership (“Uniti,” or the “Company”), Uniti Group Finance 2019 Inc., a Delaware corporation (“Uniti Group Finance”), Uniti Fiber Holdings Inc., a Delaware Corporation (“Uniti Fiber Holdings”), CSL Capital, LLC, a Delaware limited liability company (“CSL Capital” and, together with Uniti, Uniti Group Finance and Uniti Fiber Holdings, the “Issuers”), the Guarantors (as defined herein) listed on the signature pages hereto and Deutsche Bank Trust Company Americas, a New York banking corporation, as Trustee and as Collateral Agent.

W I T N E S S E T H

WHEREAS, the Issuers have duly authorized the creation of an issue of $2,600,000,000 aggregate principal amount of 10.50% Senior Secured Notes due 2028 (the “Initial Notes”); and

WHEREAS, each of the Issuers and each of the Guarantors has duly authorized the execution and delivery of this Indenture.

NOW, THEREFORE, the Issuers, the Guarantors, the Trustee and the Collateral Agent agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes.

ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions.

“144A Global Note” means a Global Note substantially in the form of Exhibit A bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“2025 Secured Notes” means the 7.875% Senior Secured Notes due 2025 issued by the Company, Uniti Fiber, Uniti Group Finance and CSL Capital.

“2023 Indenture” means the indenture dated as of February 14, 2023, among the Issuers, the guarantors party thereto and Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee and collateral agent, as amended or supplemented from time to time.

“Acquired Indebtedness” means, with respect to any specified Person,

(1)       Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and

(2)       Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Notes” means additional Notes (other than the Initial Notes) issued from time to time under this Indenture in accordance with Sections 2.01 and 4.09 hereof.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise (it being understood and agreed that “control” shall not be deemed to exist solely as a result of the possession of registration rights with respect to any securities of such Person).

“Agent” means any Registrar or Paying Agent.

“Applicable Premium” means with respect to any Note on any Redemption Date, the greater of:

(a)       1.0% of the principal amount of such Note on such Redemption Date; and

(b)       the excess, if any, of (x) the present value at such Redemption Date of (A) the redemption price of such Note at September 15, 2025 (such redemption price being set forth in the table appearing in paragraph 5 on the reverse side of the Note attached as Exhibit A hereto), plus (B) all required interest payments due on such Note through September 15, 2025 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the applicable Treasury Rate as of such Redemption Date plus 50 basis points; over (y) the principal amount of such Note.

The Company shall determine the Applicable Premium and, prior to the Redemption Date, file an Officer’s Certificate with the Trustee setting forth the Treasury Rate and Applicable Premium and showing the calculation of each in reasonable detail.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and/or Clearstream that apply to such transfer or exchange.

“Asset Sale” means:

(1)       the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of the Company or any of its Restricted Subsidiaries (each referred to in this definition as a “disposition”) outside of the ordinary course of business; or

(2)       the issuance or sale of Equity Interests of any Restricted Subsidiary (other than Preferred Stock of Restricted Subsidiaries issued in compliance with Section 4.09), whether in a single transaction or a series of related transactions;

in each case, other than:

(a)       any disposition of cash, Cash Equivalents or Investment Grade Securities or damaged, obsolete or worn out equipment or other assets, or assets (including intellectual property) or lines of business that are no longer used or useful in the business of the Company and the Restricted Subsidiaries in the reasonable opinion of the Company;

(b)       the disposition of all or substantially all of the assets of (1) the Company or CSL Capital in a manner permitted pursuant to the provisions described under Section 5.01 hereof; or any disposition that constitutes a Change of Control pursuant to this Indenture or (2) an Issuer (other than the Company or CSL Capital) or any Guarantor to the extent that such disposition is made to a Person who either (A) is an Issuer or a Guarantor or (B) becomes a Guarantor pursuant to the provisions described under Section 5.01 hereof;

(c)       the making of any Restricted Payment that does not violate Section 4.07 hereof or a Permitted Investment;

(d)       any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of transactions with an aggregate fair market value (as determined in good faith by the Company) not to exceed $30.0 million;

(e)       any disposition of property or assets or issuance of securities by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to another Restricted Subsidiary;

(f)       to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, or any comparable or successor provision, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(g)       the lease, assignment or sub-lease of any real or personal property that does not materially interfere with the business of the Company and its Restricted Subsidiaries, taken as a whole, as determined in good faith by the Company;

(h)       any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(i)       foreclosures on assets or dispositions of assets required by law, governmental regulation or any order of any court, administrative agency or regulatory body;

(j)       the licensing or sub-licensing of intellectual property or other general intangibles (other than exclusive, world-wide licenses that are longer than three years);

(k)       sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(l)        the lapse or abandonment of intellectual property rights, which in the good faith determination of the Company are not material to the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole;

(m)      the granting of Liens not prohibited by this Indenture;

(n)       an issuance of Equity Interests pursuant to benefit plans, employment agreements, equity plans, stock subscription or shareholder agreements, stock ownership plans and other similar plans, policies, contracts or arrangements established in the ordinary course of business or approved by the Company in good faith;

(o)       any surrender or waiver of contract rights or the settlement, release, recovery on or surrender of contract, tort or other claims of any kind;

(p)       dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings;

(q)       any financing transaction (excluding by way of a Sale and Lease-Back Transaction) with respect to property built or acquired by the Company or any of its Restricted Subsidiaries after the Measurement Date;

(r)       dispositions of limited partnership or equivalent Equity Interests of the Company or CSL National for consideration at the time of any such disposition at least equal to the fair market value (as determined in good faith by the Company) of the interests disposed of in connection with “UP-REIT” acquisitions that do not constitute a Change of Control;

(s)       dispositions of Investments in joint ventures and, to the extent any joint venture constitutes a Restricted Subsidiary, the property of such joint venture, so long as the aggregate fair market value, as determined in good faith by the Company (determined, with respect to each such disposition, as of the time of such disposition) of all such dispositions does not exceed $20.0 million;

(t)       dispositions for at least fair market value of any property the disposition of which is necessary for the Company, REIT Parent or a Restricted Subsidiary to qualify, or maintain its qualification, as a REIT for U.S. federal income tax purposes, in each case, in the Company’s good faith determination; and

(u)      any sales, conveyances, leases, subleases, licenses, contributions or other dispositions pursuant to the Transaction Agreements or otherwise in connection with the Transactions.

In the event that a transaction (or any portion thereof) meets the criteria of a permitted Asset Sale and would also be a Permitted Investment or an Investment permitted under Section 4.07, the Company, in its sole discretion, will be entitled to divide and classify such transaction (or a portion thereof) as an Asset Sale and/or one or more of the types of Permitted Investments or Investments permitted under Section 4.07.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Board of Directors” means:

(1)       with respect to a corporation, the board of directors of the corporation or, except in the context of the definition of “Change of Control,” a duly authorized committee thereof;

(2)       with respect to a partnership, the Board of Directors of the general partner of the partnership; and

(3)       with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors of the Company and to be in full force and effect on the date of such certification.

“Business Day” means each day which is not a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.

“Capital Stock” means:

(1)       in the case of a corporation, corporate stock;

(2)       in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)       in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)       any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Cash Equivalents” means:

(1)       United States dollars;

(2)       (a) euro, or any national currency of any member state of the European Union; or (b) in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by them from time to time in the ordinary course of business;

(3)       securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof, the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

(4)       certificates of deposit, time deposits and dollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $500.0 million in the case of U.S. banks and $100.0 million (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks;

(5)       repurchase obligations for underlying securities of the types described in clause(3), (4)or (8) entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6)       commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P and in each case maturing within 24 months after the date of creation thereof;

(7)       marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof;

(8)       readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition;

(9)       Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s; and

(10)       investment funds investing 95% of their assets in securities of the types described in clauses (1) through (9) above.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above, provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Change of Control” means the occurrence of any of the following:

(1)       the Company consolidates with, or merges with or into, another Person, or the Company, directly or indirectly, sells, leases or transfers all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries, taken as a whole (other than by way of merger or consolidation or to the Company or any Restricted Subsidiary), in one or a series of related transactions, or any Person consolidates with, or merges with or into, the Company, in any such event other than pursuant to a transaction (a “Permitted Holdco Transaction”) in which the Persons that beneficially owned the shares of the Voting Stock of the Company or any direct or indirect parent of the Company immediately prior to such transaction beneficially own at least a majority of the total voting power of all outstanding Voting Stock (other than Disqualified Stock) of the surviving or transferee Person;

(2)       the Company becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act or any successor provision), in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of more than 50% of the total voting power of the Voting Stock of the Company (directly or through the acquisition of voting power of Voting Stock of any direct or indirect parent company of the Company);

(3)       the approval of any plan or proposal for the winding up or liquidation of the Company (which, for the avoidance of doubt, shall not include any transaction permitted under Section 5.01 hereof); or

(4)       (i) the Company ceases to beneficially own, directly or indirectly, 100% of the Equity Interests of CSL National GP, LLC or (ii) the Company ceases to beneficially own, directly or indirectly, 100% of the Equity Interests of CSL Capital; provided that subclause (ii) of this clause (4) will not apply following any merger, consolidation or other business combination of CSL Capital with or into the Company as permitted under this Indenture.

For purposes of this definition, (x) any direct or indirect holding company of the Company shall not itself be considered a “Person” or “group” for purposes of clause (2) above; provided that no “Person” or “group” beneficially owns, directly or indirectly, more than 50% of the total voting power of the Voting Stock of such holding company and (y) for the avoidance of doubt, any Permitted Holdco Transaction shall not constitute a “Change of Control” pursuant to any clause of this definition.

Notwithstanding the preceding or any provision of Section 13d-3 of the Exchange Act, (i) a Person or group shall not be deemed to beneficially own Voting Stock subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Voting Stock in connection with the transactions contemplated by such agreement, (ii) a Person or group will not be deemed to beneficially own the Voting Stock of another Person as a result of its ownership of Voting Stock or other securities of such other Person’s parent entity (or related contractual rights) unless it owns 50% or more of the total voting power of the Voting Stock entitled to vote for the election of directors of such parent entity having a majority of the aggregate votes on the board of directors (or similar body) of such parent entity and (iii) the right to acquire Voting Stock (so long as such Person does not have the right to direct the voting of the Voting Stock subject to such right) or any veto power in connection with the acquisition or disposition of Voting Stock will not cause a party to be a beneficial owner.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Rating Decline.

“Clearstream” means Clearstream Banking, Société Anonyme.

“CLEC Master Lease” means that certain Amended and Restated CLEC Master Lease, dated as of September 18, 2020, as amended or otherwise modified from time to time, by and among CSL National and the entities set forth on Schedule 1A thereto, collectively as landlord, and Windstream Holdings, Windstream and the entities set forth on Schedule 1B thereto (collectively, together with each of their permitted successors. assigns, transferees, and subtenants, as applicable, and/or one or more entities formed to acquire all or a portion of the assets of any of the foregoing as tenants).

“Closing Date Transfers” means one or more transfers by Parent on the Original Notes Issue Date of (x) the cash proceeds of term loans under the Senior Credit Facilities, (y) the term loans under the Senior Credit Facilities and the Existing Notes issued on the Original Notes Issue Date and (z) common stock of Parent to Windstream Services or an indirect wholly-owned Subsidiary of Windstream Services, in exchange for the contribution by Windstream Services or its Subsidiaries, pursuant to the Transfer Agreements, of certain of their assets to the Company or its Subsidiaries.

“Collateral” means all the tangible and intangible assets of the Issuers and each Subsidiary Guarantor, other than Excluded Assets.

“Collateral Agent” means Deutsche Bank Trust Company Americas, or its successors or assigns, as collateral agent for the Holders and the Trustee under this Indenture and the Security Documents.

“Company” has the meaning set forth in the Preamble hereto; provided that when used in the context of determining the fair market value of an asset or liability under this Indenture, the Board of Directors of the Company (or a duly appointed committee thereof) shall be required to act on behalf of the Company in respect of any determinations of fair market value where such amount is reasonably likely to be at least $75.0 million.

“Consolidated Depreciation and Amortization Expense” means, with respect to any Person, for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(1)       consolidated interest expense of such Person and its Restricted Subsidiaries for such period to the extent such expense was deducted (and not added back) in computing Consolidated Net Income, including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest expense (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations and (e) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (x) additional interest paid in respect of the Notes to the extent that the Issuers are no longer required to pay additional interest in respect thereof, (y) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and (z) any expensing of bridge, commitment and other financing fees; plus

(2)       consolidated capitalized interest of such Person and such Subsidiaries for such period, whether paid or accrued; plus

(3)       whether or not treated as interest expense in accordance with GAAP, all cash dividends or other distributions accrued (excluding dividends payable solely in Equity Interests (other than Disqualified Stock) of the Company) on any series of Disqualified Stock or any series of Preferred Stock during such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, without duplication:

(1)       any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses (including relating to the Transactions), severance, relocation costs and curtailments or modifications to post-retirement employee benefit plans shall be excluded;

(2)       the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period;

(3)       any after-tax effect of income (loss) from disposed or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned or discontinued operations shall be excluded;

(4)       any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, as determined in good faith by the Company, shall be excluded;

(5)       the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of the Company shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash or Cash Equivalents) to the Company or a Restricted Subsidiary in respect of such period;

(6)       the Net Income for such period of any Restricted Subsidiary that is a Non-Guarantor Subsidiary shall be excluded if the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination wholly permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of the Company will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash or Cash Equivalents) to the Company or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein;

(7)       any after-tax effect of income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments shall be excluded;

(8)       any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with the Transactions and any acquisition, Investment, Asset Sale, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction shall be excluded;

(9)       any impairment charge or asset write-off, in each case, pursuant to GAAP and the amortization of intangibles arising pursuant to GAAP shall be excluded;

(10)       effects of purchase accounting adjustments (including the effects of such adjustments pushed down to such Person and such Subsidiaries) in component amounts required or permitted by GAAP, resulting from the application of purchase accounting in relation to the Transactions or any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded;

(11)       any goodwill or other asset impairment charges or other asset write-offs or write downs, including any resulting from the application of Accounting Standards Codification No. 350 and No. 360, and any expenses or charges relating to the amortization of intangibles as a result of the application of Accounting Standards Codification No. 805, shall be excluded;

(12)       any non-cash charges or expenses related to the repurchase of stock options to the extent not prohibited by this Indenture, and any non-cash charges or expenses related to the grant, issuance or repricing of, or any amendment or substitution with respect to, stock appreciation or similar rights, stock options, restricted stock, or other Equity Interests or other equity based awards or rights or equivalent instruments, shall be excluded;

(13)       any expenses or reserves for liabilities shall be excluded to the extent that the Company or any of its Restricted Subsidiaries is entitled to indemnification therefor under binding agreements; provided that any such liabilities for which the Company or any of its Restricted Subsidiaries is not actually indemnified prior to the date that is 365 days after the date of occurrence of the indemnifiable event shall reduce Consolidated Net Income for the period in which it is determined that the Company or such Restricted Subsidiary will not be indemnified (or, if earlier, for the period in which the date that is 365 days after the date of the occurrence of the indemnifiable event occurs) (to the extent such liabilities would otherwise reduce Consolidated Net Income without giving effect to this clause (13)); and

(14)       losses, to the extent covered by insurance and actually reimbursed, or, so long as the Company has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (i) not denied by the applicable carrier in writing within six months and (ii) in fact reimbursed within one year of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within one year), expenses with respect to liability or casualty events or business interruption shall be excluded.

“Consolidated Net Indebtedness” means, as of any date of determination, the aggregate principal amount of Indebtedness of the Company and its Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP, consisting of Indebtedness for borrowed money, Indebtedness evidenced by bonds, notes, debentures or similar instruments, unreimbursed amounts in respect of drawings under letters of credit and Capitalized Lease Obligations less the amount of cash and Cash Equivalents owned by the Company and its Restricted Subsidiaries at such date.

“Consolidated Net Leverage Ratio” means, as of any date of determination, the ratio of:

(1)       the Consolidated Net Indebtedness of the Company and its Restricted Subsidiaries on such date, to

(2)       EBITDA of the Company and its Restricted Subsidiaries for the most recently ended four full fiscal quarters ending immediately prior to such date for which internal financial statements are available.

In the event that the Company or any of its Restricted Subsidiaries (i) incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness or (ii) issues or redeems Disqualified Stock or Preferred Stock subsequent to the period for which the Consolidated Net Leverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Consolidated Net Leverage Ratio is made (the “Consolidated Net Leverage Ratio Calculation Date”), then the Consolidated Net Leverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred on the last day of the applicable four-quarter period; provided, however, that, for purposes of any pro forma calculation of the Consolidated Net Leverage Ratio on any determination date pursuant to the Consolidated Net Leverage Ratio test set forth in Section 4.09(a), the pro forma calculation shall not give effect to any Indebtedness incurred or Disqualified Stock or Preferred Stock issued on such determination date pursuant to Section 4.09(b); provided, further, however, that any such Indebtedness incurred or Disqualified Stock or Preferred Stock issued on such determination date shall be included in subsequent calculations to the extent that such Indebtedness, Disqualified Stock or Preferred Stock is then outstanding.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations and consolidations (as determined in accordance with GAAP), in each case with respect to a business (as such term is used in Regulation S-X Rule 11-01), a company, a segment, an operating division or unit or line of business that the Company or any of its Restricted Subsidiaries has determined to make and/or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Consolidated Net Leverage Ratio Calculation Date shall be calculated on a pro forma basis in accordance with GAAP (except as set forth in the last sentence of the following paragraph) assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations and consolidations had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Company or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, amalgamation and consolidation (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom, subject to any limitations set forth in clause (1)(i) of the definition thereof, to the extent applicable), in each case with respect to a business (as such term is used in Regulation S-X Rule 11-01), a company, a segment, an operating division or unit or line of business that would have required adjustment pursuant to this definition, then the Consolidated Net Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger and consolidation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company. Any such pro forma calculation may include adjustments appropriate (which, for the avoidance of doubt, need not be in compliance with Regulation S-X), in the reasonable determination of the Company as set forth in an Officer’s Certificate, to reflect reasonably identifiable and factually supportable operating expense reductions and other operating improvements or synergies reasonably expected to result from any action taken or expected to be taken within 12 months after the date of any acquisition, amalgamation or merger; provided, that no such amounts shall be included pursuant to this paragraph to the extent duplicative of any amounts that are otherwise added back in computing EBITDA with respect to such period.

“Consolidated Secured Net Leverage Ratio” means, as of any date of determination, the ratio of (1) Consolidated Net Indebtedness of the Company and its Restricted Subsidiaries that is secured by a Lien as of such date (other than Indebtedness secured by a Lien on the Collateral ranking junior to the Lien securing the Notes and the Guarantees), to (2) EBITDA of the Company and its Restricted Subsidiaries for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding such date, in each case with such pro forma adjustments to Consolidated Net Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Consolidated Net Leverage Ratio.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent:

(1)       to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2)       to advance or supply funds:

(a)       for the purchase or payment of any such primary obligation, or

(b)       to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

(3)       to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 13.01 hereof or such other address as to which the Trustee may give notice to the Holders and the Issuers.

“Credit Facilities” means, with respect to the Company or any of its Restricted Subsidiaries, one or more debt facilities, including the Senior Credit Facilities, or other financing arrangements (including, without limitation, commercial paper facilities, receivables financing or indentures) providing for revolving credit loans, term loans, debt securities, letters of credit, bankers’ acceptances or other Indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, restatements or refinancings thereof and any indentures or credit facilities or commercial paper facilities that refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under Section 4.09 hereof) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“CSL National” means CSL National, LP, the Issuers’ operating limited partnership and “UP-REIT” vehicle, together with its permitted successors and assigns.

“Custodian” means the Trustee when serving as custodian for the Depositary with respect to the Global Notes, or any successor entity thereto.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06(c) hereof, substantially in the form of Exhibit A hereto, except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Derivative Instrument” with respect to a Person, means any contract, instrument or other right to receive payment or delivery of cash or other assets to which such Person or any Affiliate of such Person that is acting in concert with such Person in connection with such Person’s investment in the Notes (other than a Screened Affiliate) is a party (whether or not requiring further performance by such Person), the value and/or cash flows of which (or any material portion thereof) are materially affected by the value and/or performance of the Notes and/or the creditworthiness of any Issuer and/or any one or more of the Guarantors (the “Performance References”).

“Designated Non-cash Consideration” means the fair market value (as determined in good faith by the Company) of non-cash consideration received by the Company or any of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration, less the amount of cash or Cash Equivalents received in connection with a subsequent sale or conversion of or collection on such Designated Non-cash Consideration.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control, asset sale or event of loss), in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, however, that if such Capital Stock is issued to any employee or any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of any such employee’s termination, death or disability; provided, further, however, that any class of Capital Stock of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Capital Stock that is not Disqualified Stock shall not be deemed to be Disqualified Stock.

“Domestic Subsidiary” means any Subsidiary that is organized or existing under the laws of the United States, any state thereof or the District of Columbia.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period:

(1)       increased (without duplication) by:

(a)       provision for taxes based on income or profits or capital gains, including, without limitation, federal, state, non-U.S. franchise, excise, value added and similar taxes and foreign withholding taxes of such Person paid or accrued during such period, including any penalties and interest relating to such taxes or arising from any tax examinations, deducted (and not added back) in computing Consolidated Net Income; plus

(b)       Consolidated Interest Expense of such Person for such period; plus

(c)       Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same were deducted (and not added back) in computing Consolidated Net Income; plus

(d)       any fees, expenses or charges related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence or repayment of Indebtedness permitted to be incurred by this Indenture (including any amendment, modification or refinancing thereof) (whether or not successful), including such fees, expenses or charges related to the offering of the Notes, the Existing Notes, the Senior Credit Facilities and the other Transactions; plus

(e)       the amount of any restructuring charge or reserve deducted (and not added back) in such period in computing Consolidated Net Income, including any restructuring and integration costs incurred in connection with acquisitions, mergers or consolidations after the Original Notes Issue Date and costs related to the closure and/or consolidation of facilities; plus

(f)       any other non-cash charges, including any write offs or write downs and non-cash compensation expenses recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights, reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA in such future period to the extent paid, but excluding from this proviso, for the avoidance of doubt, amortization of a prepaid cash item that was paid in a prior period); plus

(g)       the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-Wholly Owned Subsidiary deducted (and not added back) in such period in calculating Consolidated Net Income; plus

(h)       any costs or expense incurred by the Company or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Company or net cash proceeds of an issuance of Equity Interest of the Company (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation set forth in clause (3) of Section 4.07(a) hereof; plus

(i)       the amount of cost savings, operating expense reductions, other operating improvements and initiatives and synergies projected by the Company in good faith to be reasonably anticipated to be realizable within 12 months of the date of any Investment, acquisition, disposition, merger, consolidation or other action being given pro forma effect (which will be added to EBITDA as so projected until fully realized and calculated on a pro forma basis as though such cost savings, operating expense reductions, other operating improvements and initiatives and synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (x) steps have been taken for realizing such cost savings, (y) such cost savings are reasonably identifiable and factually supportable (in the good faith determination of the Company, whether or not in compliance with Regulation S-X) and (z) the aggregate amount of cost savings, operating expense reductions, other operating improvements and initiatives and synergies added back pursuant to this clause (i) in any period of four consecutive fiscal quarters shall not exceed 15% of EBITDA (prior to giving effect to such addbacks); provided, further that no such addbacks pursuant to this clause (i) shall be made to the extent duplicative of any other addback to EBITDA made under this Indenture; plus

(j)       to the extent not included in Consolidated Net Income, the amount of business interruption insurance proceeds received during such period or after such period and on or prior to the date the calculation is made with respect to such period, attributable to any property which has been closed or had operations curtailed for any period; provided that such amount of business interruption insurance proceeds shall only be included pursuant to this clause (j) to the extent of the amount of business interruption insurance proceeds plus EBITDA attributable to such property for the Company’s most recently ended four consecutive fiscal quarters for which internal financial statement are available (without giving effect to this clause (j)) does not exceed EBITDA attributable to such property during the most recent period that such property was fully operational (or if such property has not been fully operational for the most recent period prior to such closure or curtailment, the EBITDA attributable to such property during the period prior to such closure or curtailment (for which financial results are available) annualized over four fiscal quarters); plus

(k)        any other adjustments, exclusions and add-backs that are identified or set forth in any quality of earnings analysis or report prepared by financial advisors of recognized standing in connection with any acquisition of Equity Interests of a Person or division, business unit or line of business of a Person that, upon acquisition, will become a Restricted Subsidiary; plus

(l)        any amounts paid by Parent or Restricted Subsidiaries pursuant to the Master Leases with respect to such period to the extent deducted (and not added back) in computing Consolidated Net Income; plus

(m)        any fees, costs, concessions (including those relating to the Master Leases), losses, reserves or expenses related to the settlement with Windstream with respect to such period to the extent deducted (and not added back) in computing Consolidated Net Income;

(2)       decreased by (without duplication) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period; and

(3)       increased or decreased by (without duplication):

(a)       any net loss or gain resulting in such period from Hedging Obligations and the application of Financial Accounting Codification No. 815-Derivatives and Hedging; plus or minus, as applicable;

(b)       any net loss or gain resulting in such period from currency translation gains or losses related to currency remeasurements of Indebtedness (including any net loss or gain resulting from hedge agreements for currency exchange risk);

provided that, for the fiscal quarter ended (A) June 30, 2014, EBITDA shall be deemed to be $162.8 million, (B) September 30, 2014, EBITDA shall be deemed to be $163.1 million and (C) December 31, 2014, EBITDA shall be deemed to be $163.1 million. For the period from January 1, 2015, through March 31, 2015, and the period from April 1, 2015, through the date of the Separation, EBITDA shall be determined as if the Original Master Lease had been in effect throughout such period, and the Separation occurred at the beginning of such period, as reasonably determined by a responsible financial or accounting officer of the Company.

“Employee Matters Agreement” means the Employee Matters Agreement, dated as of the Original Notes Issue Date, between the Company or Parent and Windstream Holdings, as it may be amended, supplemented, restated, replaced or otherwise modified from time to time pursuant to clause (iv) under Section 4.11(b) hereof.

“EMU” means economic and monetary union as contemplated in the Treaty on European Union.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means any public or private sale of common stock or Preferred Stock (excluding Disqualified Stock) of the Company or any direct or indirect parent of the Company (provided that, in the case of a sale of such stock by such parent, the cash proceeds therefrom are contributed to the common equity capital of the Company), other than:

(1)       public offerings with respect to any of the Company’s common stock registered on Form S-4 or Form S-8;

(2)       issuances to any Subsidiary of the Company; and

(3)       Refunding Capital Stock.

“euro” means the single currency of participating member states of the EMU.

“Euroclear” means Euroclear S.A./N.V., as operator of the Euroclear system.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Assets” has the meaning given to such term in the Security Documents.

“Existing Notes” means the Existing Secured Notes and the Unsecured Notes.

“Existing 2028 Secured Notes” means the 10.50% Senior Secured Notes due 2028 issued by the Company, Uniti Fiber, Uniti Group Finance and CSL Capital under the 2023 Indenture and outstanding on the Issue Date.

“Existing Secured Notes” means (i) the 4.750% Senior Secured Notes due 2028 issued by the Company, Uniti Group Finance and CSL Capital and (ii) the Existing 2028 Secured Notes, in each case, outstanding on the Issue Date.

“First-Priority Liens” means all Liens that secure First-Priority Obligations.

“First-Priority Obligations” means (i) all Obligations with respect to the Notes and the Guarantees and (ii) other Indebtedness or Obligations of the Issuers or any Guarantor that is secured by Liens on the Collateral ranking pari passu to the Liens on the Collateral securing the Notes (including the Senior Credit Facilities and the Existing Secured Notes), as permitted by this Indenture.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Funds From Operations” means, for any period, the Consolidated Net Income of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, plus, to the extent deducted in calculating Consolidated Net Income (without duplication):

(1)       depreciation of Property (including furniture and equipment); plus

(2)       amortization of Property (including below market lease amortization net of above market lease amortization); plus

(3)       amortization of customer relationship intangibles and service agreements; plus

(4)       amortization and early write-off of unamortized deferred financing costs; plus

(5)       all other non-cash charges, expenses or losses (and less any non-cash income or gains).

“GAAP” means generally accepted accounting principles in the United States which were in effect on the Original Notes Issue Date.

“Global Note Legend” means the legend set forth in Section 2.06(f)(ii) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto, issued in accordance with Section 2.01, 2.06(b), 2.06(d) or 2.06(f) hereof.

“Government Securities” means securities that are:

(1)       direct obligations of, or obligations guaranteed by, the United States of America for the timely payment of which its full faith and credit is pledged; or

(2)       obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means the guarantee by any Guarantor of the Issuers’ Obligations under the Notes and this Indenture.

“Guarantor” means each Guarantor so long as it Guarantees the Notes in accordance with the terms of this Indenture.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate or currency risks either generally or under specific contingencies.

“Holder” means the Person in whose name a Note is registered on the registrar’s books.

“ILEC Master Lease” that certain Amended and Restated ILEC Master Lease, dated as of September 18, 2020, as amended or otherwise modified from time to time, by and among CSL National and the entities set forth on Schedule 1A thereto, collectively as landlord, and Windstream Holdings, Windstream and the entities set forth on Schedule 1B thereto (collectively, together with each of their permitted successors, assigns, transferees, and subtenants, as applicable, and/or one or more entities formed to acquire all or a portion of the assets of any of the foregoing as tenants).

“Indebtedness” means, with respect to any Person, without duplication:

(1)       any indebtedness (including principal and premium) of such Person, whether or not contingent:

(a)       in respect of borrowed money;

(b)       evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);

(c)       representing the balance deferred and unpaid of the purchase price of any property, except (i) any such obligation payable solely through the issuance of Equity Interests of the Company (other than Disqualified Stock), (ii) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business, (iii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP, and (iv) liabilities accrued in the ordinary course of business; or

(d)       representing any Hedging Obligations (valued, as of any date, at the amount of any termination payment that would be payable by such Person upon termination thereof);

if and to the extent that any of the foregoing Indebtedness (other than letters of credit, bankers’ acceptances (or reimbursement agreements in respect thereof) and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP; provided that any obligation of the type described in clause (c)(iii) above that appears in the liabilities section of the balance sheet of such Person shall be excluded to the extent (x) such Person is indemnified for the payment thereof or (y) amounts to be applied to the payment therefor are in escrow.

(2)       all Capitalized Lease Obligations;

(3)       to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on Indebtedness of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

(4)       to the extent not otherwise included, Indebtedness of the type referred to in clause (1) of a third Person secured by a Lien on any asset owned by such first Person (other than Liens on Equity Interests of Unrestricted Subsidiaries securing Indebtedness of such Unrestricted Subsidiaries), whether or not such Indebtedness is assumed by such first Person; provided, for purposes hereof the amount of such Indebtedness shall be the lesser of the Indebtedness so secured and the fair market value of the assets of the first person securing such Indebtedness;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (a) Contingent Obligations incurred in the ordinary course of business or (b) deferred or prepaid revenues.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Company, qualified to perform the task for which it has been engaged.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” has the meaning set forth in the Preamble hereto.

“Initial Notes Offering Memorandum” means the offering memorandum, dated February 2, 2023, relating to the offering of the Existing 2028 Secured Notes.

“Initial Purchasers” means Citigroup Global Markets Inc., Barclays Capital Inc., BofA Securities, Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC and TD Securities (USA) LLC.

“Intellectual Property Matters Agreement” means the Intellectual Property Matters Agreement, dated as of the Original Notes Issue Date, among CSL National, Windstream Services and Talk America, as it may be amended, supplemented, restated, replaced or otherwise modified from time to time pursuant to Section 4.11(b)(iv) hereof.

“Intercreditor Agreement” means the First Lien/First Lien Intercreditor Agreement, dated as of the Initial Notes Issue Date, between the collateral agent under the Senior Credit Facilities, the collateral agent for the Existing Secured Notes and the Collateral Agent, as it may be amended, restated, supplemented or otherwise modified from time to time.

“interest” in respect of the Notes, unless the context otherwise requires, means interest and Additional Interest, if any.

“Interest Payment Date” means March 15 and September 15 of each year to stated maturity.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency, and in each such case with a “stable” or better outlook.

“Investment Grade Securities” means:

(1)       securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

(2)       debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Company and its Subsidiaries;

(3)       investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment or distribution; and

(4)       corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, deposits, advances to customers and suppliers, commission, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and Section 4.07 hereof:

(1)       “Investments” shall include the portion (proportionate to the Company’s direct or indirect equity interest in such Subsidiary) of the fair market value (as determined in good faith by the Company) of the net assets of a Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company or applicable Restricted Subsidiary shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(a)       the Company’s direct or indirect “Investment” in such Subsidiary at the time of such redesignation; less

(b)       the portion (proportionate to the Company’s direct or indirect equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(2)       any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, as determined in good faith by the Company.

The amount of any Investment outstanding at any time shall be the amount actually invested (or, with respect to Investments other than in cash and Cash Equivalents, the fair market value (as determined in good faith by the Company)) of such Investment at the time such Investment was made, reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash by the Company or a Restricted Subsidiary in respect of such Investment.

“Issue Date” means May 17, 2024.

“Issuers” has the meaning set forth in the Preamble hereto.

“Issuer Order” means a written request or order signed on behalf of the Issuers by an Officer of each of the Issuers, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of each respective Issuer, and delivered to the Trustee.

“Lease” means the Master Leases, any rental or lease of any equipment or other property or products of the Company or any Subsidiary to any third-party customer, user or distributor of the Company or any Subsidiary.

“Lien” means, with respect to any asset, any mortgage, deed of trust, lien (statutory or otherwise), pledge, hypothecation, charge, security interest or encumbrance of any kind in respect of such asset, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or similar agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction (other than any financing statement or similar notices filed for informational or precautionary purposes only); provided that in no event shall an operating lease be deemed to constitute a Lien.

“Limited Condition Transaction” means (1) any Investment or acquisition (whether by merger, amalgamation, consolidation or other business combination or the acquisition of Capital Stock or otherwise and which may include, for the avoidance of doubt, a transaction that may constitute a Change of Control), whose consummation is not conditioned on the availability of, or on obtaining, third party financing, (2) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness, Disqualified Stock or Preferred Stock requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment, (3) any Restricted Payment requiring irrevocable notice in advance thereof; (4) any asset sale or a disposition excluded from the definition of “Asset Sale” and (5) a “Change of Control.”

“Long Derivative Instrument” means a Derivative Instrument (i) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with positive changes to the Performance References and/or (ii) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with negative changes to the Performance References.

“LTM EBITDA” means EBITDA of the Company and its Restricted Subsidiaries measured for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which internal financial statements of the Company are available, in each case with such pro forma adjustments giving effect to such Indebtedness, acquisition or Investment, as applicable, since the start of such four quarter period, with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Consolidated Net Leverage Ratio.”

“Master Leases” means, together, the CLEC Master Lease and the ILEC Master Lease, as each may be amended, supplemented, restated, replaced or otherwise modified from time to time pursuant to Section 4.11(b)(iv) hereof.

“Master Services Agreement” means the Master Services Agreement, dated as of the Original Notes Issue Date, between Talk America and Windstream Services, as it may be amended, supplemented, restated, replaced or otherwise modified from time to time pursuant to Section 4.11(b)(iv) hereof.

“Material Real Property” means any Real Property owned by any Issuer or Subsidiary Guarantor, excluding any individual parcel with a fair market value (as determined in good faith by the Company) not to exceed $10 million as of the Issue Date (or as of the date of acquisition of such parcel, with respect to any parcel acquired after the Issue Date). In addition, any building or manufactured home shall be excluded from this definition of “Material Real Property” and shall not be encumbered by any Mortgage if such building or manufactured home is excluded from the mortgage on such property provided under the Senior Credit Facilities.

“Measurement Date” means February 14, 2023.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Income” means, with respect to any Person, the net income (loss) attributable to such Person and its Restricted Subsidiaries, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” means the aggregate cash proceeds and the fair market value of any Cash Equivalents received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale, including any cash received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration, including legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium, if any, and interest on Indebtedness (other than Subordinated Indebtedness) required (other than required by clause (i) under Section 4.10(b) hereof and except if the asset is Collateral) to be paid as a result of such transaction, any costs associated with unwinding any related Hedging Obligations in connection with such transaction and any deduction of appropriate amounts to be provided by the Company or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Company or any of its Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Net Short” means, with respect to a Holder or beneficial owner, as of a date of determination, either (i) the value of its Short Derivative Instruments exceeds the sum of the (x) the value of its Notes plus (y) the value of its Long Derivative Instruments as of such date of determination or (ii) it is reasonably expected that such would have been the case were a Failure to Pay or Bankruptcy Credit Event (each as defined in the 2014 International Swaps and Derivatives Association, Inc. Credit Derivatives Definitions) to have occurred with respect to any Issuer or any Guarantor immediately prior to such date of determination.

“Non-Guarantor Subsidiary” means any Restricted Subsidiary that is not an Issuer or a Guarantor but excluding any Regulated Subsidiary so long as such Subsidiary has complied with the obligations set forth under Section 11.07 hereof.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Notes” means any Note authenticated and delivered under this Indenture, including without limitation the Initial Notes. For all purposes of this Indenture, the term “Notes” shall also include any Additional Notes that may be issued hereafter.

“Notes Authorized Representative” means the Collateral Agent.

“Obligations” means any principal (including any accretion), interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal (including any accretion), interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Offering Memorandum” means the Issuers’ confidential offering memorandum, dated May 6, 2024, relating to the sale of the Initial Notes.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, Assistant Treasurer, the Secretary or the Assistant Secretaries of an Issuer.

“Officer’s Certificate” means a certificate signed on behalf of the Company or an Issuer, as the case may be, by an Officer of the Company or an Issuer, as applicable, who must be the principal executive officer, the principal financial officer, the principal accounting officer or Secretary of the Company or an Issuer, as applicable, that meets the requirements set forth in this Indenture.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or an Issuer.

“Original Master Lease” means that certain Master Lease, dated as of the Original Notes Issue Date, between CSL National, as Landlord, and Windstream Holdings.

“Original Notes Issue Date” means April 24, 2015.

“Original Notes Offering Memorandum” means that certain confidential offering memorandum of Uniti Group Inc. and CSL Capital dated April 16, 2015.

“Parent” means Uniti Group Inc., a Maryland corporation, together with its successors and assigns.

“Parent Entity” means any, direct or indirect, parent of the Company.

“Parent Entity Expenses” means:

(1)       costs (including all professional fees and expenses) Incurred by any Parent Entity in connection with reporting obligations under or otherwise Incurred in connection with compliance with applicable laws, rules or regulations of any governmental, regulatory or self-regulatory body or stock exchange, this Indenture or any other agreement or instrument relating to the Notes, the Guarantees or any other Indebtedness of the Company or any Restricted Subsidiary, including in respect of any reports filed or delivered with respect to the Securities Act, Exchange Act or the respective rules and regulations promulgated thereunder;

(2)       customary salary, bonus, severance, indemnity, insurance (including premiums therefor) and other benefits payable to any employee, director, officer, manager, contractor, consultant or advisor of any Parent Entity or other Persons under its articles, charter, by-laws, partnership agreement or other organizational documents or pursuant to written agreements with any such Person to the extent relating to the Company and its Subsidiaries;

(3)       obligations of any Parent Entity in respect of director and officer insurance (including premiums therefor) to the extent relating to the Company and its Subsidiaries;

(4)       (x) general corporate operating and overhead fees, costs and expenses, (including all legal, accounting and other professional fees, costs and expenses) and listing fees and other costs and expenses attributable to being a publicly traded company of any Parent Entity and (y) other operational expenses of any Parent Entity related to the ownership or operation of the business of the Company or any of its Restricted Subsidiaries;

(5)       expenses Incurred by any Parent Entity in connection with any offering, sale, conversion or exchange of Capital Stock or Indebtedness (whether or not successful); and

(6)       amounts to finance Investments that would otherwise be permitted to be made pursuant to Section 4.07 hereof if made by the Company; provided, that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment, (B) such direct or indirect parent company shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Capital Stock) to be contributed to the capital of the Company or one of its Restricted Subsidiaries or (2) the merger, consolidation or amalgamation of the Person formed or acquired into the Company or one of its Restricted Subsidiaries (to the extent not prohibited by Section 5.01 hereof) in order to consummate such Investment, (C) such direct or indirect parent company and its Affiliates (other than the Company or a Restricted Subsidiary) receives no consideration or other payment in connection with such transaction except to the extent the Company or a Restricted Subsidiary could have given such consideration or made such payment in compliance with this Indenture and such consideration or other payment is included as a Restricted Payment under this Indenture, (D) any property received by the Company shall not increase amounts available for Restricted Payments pursuant to Section 4.07(a)(1)(IV)(3)(iii) hereof and (E) such Investment shall be deemed to be made by the Company or such Restricted Subsidiary pursuant to another provision of Section 4.07 hereof or pursuant to the definition of “Permitted Investment.”

“Parent Guarantee” means the Guarantee of Parent.

“Pari Passu Indebtedness” means Indebtedness of an Issuer or a Guarantor that is secured equally and ratably by Liens on the Collateral having the same priority as the Liens securing the Notes.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Permitted Asset Swap” means the substantially concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Company or any of its Restricted Subsidiaries and another Person; provided, that any cash or Cash Equivalents received must be applied in accordance with Section 4.10 hereof.

“Permitted Investments” means:

(1)       any Investment in the Company or any of its Restricted Subsidiaries;

(2)       any Investment in cash, Cash Equivalents or Investment Grade Securities;

(3)       any Investment by the Company or any of its Restricted Subsidiaries in a Person that is engaged in a Similar Business if as a result of such Investment:

(a)       such Person becomes a Restricted Subsidiary; or

(b)       such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided, that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

(4)       any Investment in securities or other assets not constituting cash or Cash Equivalents and received in connection with an Asset Sale made pursuant to the provisions of Section 4.10 hereof or any other disposition of assets not constituting an Asset Sale; provided that such Investment shall be pledged as Collateral (unless such Investment is an Excluded Asset and is not pledged to secure any other First-Priority Obligations) to the extent the assets subject to such Asset Sale constituted Collateral;

(5)       any Investment existing on the Measurement Date or made pursuant to binding commitments in effect on the Measurement Date or an Investment consisting of any extension, modification or renewal of any Investment existing on the Measurement Date; provided that the amount of any such Investment may only be increased as required by the terms of such Investment as in existence on the Measurement Date;

(6)       any Investment acquired by the Company or any of its Restricted Subsidiaries:

(a)       in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy workout, reorganization or recapitalization of the Company of such other Investment or accounts receivable;

(b)       as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default; or

(c)       as a result of the settlement, compromise or resolution of litigation, arbitration or other disputes with Persons who are not Affiliates of the Company;

(7)       Hedging Obligations permitted under clause (ix) of Section 4.09(b) hereof;

(8)       Investments the payment for which consists of Equity Interests (exclusive of Disqualified Stock) of the Company; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of Section 4.07(a)(1) hereof;

(9)       guarantees of Indebtedness permitted under Section 4.09 hereof;

(10)       any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of Section 4.11(b) hereof (except transactions described in clauses (ii), (vi), (viii), (ix), (x) and (xv) of Section 4.11(b) hereof);

(11)       Investments consisting of (x) purchases and acquisitions of inventory, Property, supplies, material, services or equipment, or other similar assets or purchases of contract rights or licenses or leases of intellectual property, in each case in the ordinary course of business or (y) the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(12)       additional Investments having an aggregate fair market value (as determined in good faith by the Company), taken together with all other Investments made pursuant to this clause (12) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed the greater of (x) $125.0 million and (y) 4.50% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(13)       advances to, or guarantees of Indebtedness of, officers, directors and employees not in excess of $10.0 million outstanding at any one time, in the aggregate;

(14)       loans and advances to officers, directors and employees for business-related travel expenses, moving expenses, payroll expenses and other similar expenses, in each case incurred in the ordinary course of business or consistent with past practices or to fund such Person’s purchase of Equity Interests of the Company;

(15)       any Investment by the Company or any of its Restricted Subsidiaries in an Unrestricted Subsidiary or a joint venture engaged in a Similar Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (15) that are at the time outstanding, not to exceed the greater of (x) $75.0 million and (y) 3.00% of Total Assets (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(16)       any Investment in any Subsidiary or joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business;

(17)       endorsements for collection or deposit in the ordinary course of business;

(18)       any Investment made in connection with the Transactions;

(19)       receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business or in accordance with customary trade terms (which trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances), and other Investments to the extent such Investments consist of prepaid expenses made in the ordinary course of business by the Company or any Restricted Subsidiary;

(20)       Investments of a Restricted Subsidiary acquired after the Measurement Date or of an entity merged or amalgamated into the Company or merged or amalgamated into or consolidated with a Restricted Subsidiary after the Measurement Date in each case to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(21)       any Investment in any Subsidiary or any joint venture in the ordinary course of business or consistent with past practice (including any cash management arrangements, cash pooling arrangements, intercompany loans or activities related thereto);

(22)       Investments by an Unrestricted Subsidiary entered into prior to the day such Unrestricted Subsidiary is redesignated as a Restricted Subsidiary pursuant to Section 4.18 hereof to the extent that such Investments were not made in contemplation of or in connection with such redesignation; and

(23)       Investments (a) consisting of purchases and acquisitions of assets or services in the ordinary course of business or consistent with past practice, (b) made in the ordinary course of business or consistent with past practice in connection with obtaining, maintaining or renewing client, franchisee and customer contracts and loans or (c) advances, loans, extensions of credit (including the creation of receivables) or prepayments made to, and guarantees with respect to obligations of, franchisees, distributors, suppliers, lessors, licensors and licensees in the ordinary course of business or consistent with past practice.

For the avoidance of doubt, an Investment in the form of an acquisition permitted above may be structured as an “UP-REIT” acquisition, in which a Restricted Subsidiary would issue limited partnership interests (or other similar Equity Interests), which may then be subsequently repurchased for either common shares of the Company or cash.

“Permitted Liens” means, with respect to any Person:

(1)       pledges, deposits or security by such Person under workmen’s compensation laws, unemployment insurance, employers’ health tax, and other social security laws or similar legislation or other insurance related obligations (including, but not limited to, in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto) or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety, stay, customs or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, performance and return of money bonds and other similar obligations (including letters of credit issued in lieu of any such bonds or to support the issuance thereof and including those to secure health, safety and environmental obligations), in each case incurred in the ordinary course of business;

(2)       Liens imposed by law or regulation, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(3)       Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or which are being contested in good faith by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(4)       Liens in favor of issuers of performance, surety bonds or bid, indemnity, warranty, release, appeal or similar bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5)       survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness or other covenants, conditions, restrictions and minor defects or irregularities in title (“Other Encumbrances”), in each case which Liens and Other Encumbrances do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6)       Liens securing Indebtedness permitted to be incurred pursuant to clause (iv), (xi) or (xvii) of Section 4.09(b) hereof; provided that Liens securing Indebtedness permitted to be incurred pursuant to Section 4.09(b)(iv) hereof extend only to the assets and/or Capital Stock, the acquisition, lease, construction, repair, replacement or improvement of which is financed thereby and any replacements, additions and accessions thereto and any income or profits thereof;

(7)       Liens existing on the Issue Date (not otherwise permitted);

(8)       Liens on property (including property that is affixed or incorporated into the property initially subject to such Lien and the proceeds and products thereof) or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Company or any of its Restricted Subsidiaries;

(9)       Liens on property (including property that is affixed or incorporated into the property initially subject to such Lien and the proceeds and products thereof) at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any of its Restricted Subsidiaries; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition, merger or consolidation; provided, further, however, that the Liens may not extend to any other property owned by the Company or any of its Restricted Subsidiaries;

(10)       Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or any Restricted Subsidiary permitted to be incurred in accordance with Section 4.09 hereof;

(11)       Liens securing Hedging Obligations so long as, in the case of Hedging Obligations related to interest, the related Indebtedness is, and is permitted to be under this Indenture, secured by a Lien on the same property securing such Hedging Obligations;

(12)       Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or trade letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13)       (a) the Master Leases and other leases, subleases, licenses or sublicenses (including of real property and intellectual property) granted to others in the ordinary course of business and, (b) with respect to any leasehold interest held by the Company or any of its Subsidiaries, the terms of the leases granting such leasehold interest and the rights of lessors thereunder, in the case of each of (a) and (b) which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries and do not secure any Indebtedness;

(14)       Liens arising from Uniform Commercial Code (or equivalent statute) financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

(15)       Liens in favor of any Issuer or any Guarantor;

(16)       Liens on equipment of the Company or any of its Restricted Subsidiaries granted in the ordinary course of business;

(17)       Liens to secure any refinancing (or successive refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8), (9) and this clause (17);

provided, however, that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8), (9) and this clause (17) at the time the original Lien became a Permitted Lien under this Indenture, and (ii) an amount necessary to pay any fees and expenses, including premiums, and accrued and unpaid interest related to such refinancing;

(18)       deposits made in the ordinary course of business to secure liability to insurance carriers or other similar liabilities;

(19)       Liens securing judgments for the payment of money not constituting an Event of Default under Section 6.01(a)(v) hereof;

(20)       Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(21)       Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code or any comparable or successor provision on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (iii) in favor of banking or other financial institutions arising as a matter of law or pursuant to customary depositary terms encumbering deposits (including the right of setoff) and which are within the general parameters customary in the banking industry;

(22)       Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 4.09 hereof; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

(23)       Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(24)       banker’s liens, Liens that are statutory, common law or contractual rights of set-off and other similar Liens, in each case (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness or (ii) relating to pooled deposit or sweep accounts of the Company or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(25)       Liens on assets of Non-Guarantor Subsidiaries and Regulated Subsidiaries (so long as any such Regulated Subsidiary has complied with the obligations set forth under Section 11.07 hereof) securing Indebtedness of such Non-Guarantor or Regulated Subsidiary;

(26)       Liens on the Equity Interests of Unrestricted Subsidiaries that secure Indebtedness of such Unrestricted Subsidiaries;

(27)       any encumbrance or restriction (including put and call arrangements and restrictions on dispositions) with respect to Equity Interests of any non-Wholly Owned Subsidiary or joint venture or similar arrangement pursuant to its organizational documents or any joint venture or similar agreement;

(28)       Liens on property or assets used to defease or to irrevocably satisfy and discharge Indebtedness; provided that such defeasance or satisfaction and discharge is not prohibited by this Indenture;

(29)       Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(30)       Liens incurred to secure cash management services or to implement cash pooling arrangements in the ordinary course of business;

(31)       Liens solely on any cash earnest money deposits made by the Company or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement in respect of any Investment permitted hereunder;

(32)       Liens securing Indebtedness and other Obligations in an aggregate principal amount not to exceed the greater of (a) $200 million and (b) 5% of Total Assets at the time incurred; and

(33)       Liens then existing with respect to assets of an Unrestricted Subsidiary on the day such Unrestricted Subsidiary is redesignated as a Restricted Subsidiary pursuant to Section 4.18 hereof; provided that such Liens do not extend to any assets other than those of such Unrestricted Subsidiary and to the extent that such Liens were not created or incurred in contemplation of or in connection with such redesignation.

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on and the costs in respect of such Indebtedness.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Private Placement Legend” means the legend set forth in Section 2.06(f)(i) hereof to be placed on all Notes issued under this Indenture, except where otherwise permitted by the provisions of this Indenture.

“Property” means any real property (and all fixtures, improvements, appurtenances and related assets thereof and therein) owned by the Company or any of its Restricted Subsidiaries or in which the Company or any of its Restricted Subsidiaries holds a leasehold interest.

“Purchase Agreement” means the Purchase Agreement dated as of May 6, 2024 among the Issuers, the Guarantors and the representative of the Initial Purchasers.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company which shall be substituted for Moody’s or S&P or both, as the case may be.

“Rating Category” means (a) with respect to S&P, any of the following categories: BB, B, CCC, CC, C and D (or equivalent successor categories); (b) with respect to Moody’s, any of the following categories: Ba, B, Caa, Ca, C and D (or equivalent successor categories); and (c) the equivalent of any such category of S&P or Moody’s used by another Rating Agency selected by the Issuers. In determining whether the rating of the Notes has decreased by one or more gradations, gradations within Rating Categories ((i) + and – for S&P; (ii) 1, 2 and 3 for Moody’s; and (iii) the equivalent gradations for another Rating Agency selected by the Issuers) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, or from BB- to B+, will constitute a decrease of one gradation).

“Rating Date” means the date which is 90 days prior to the earlier of (a) a Change of Control or (b) public notice of the occurrence of a Change of Control or of the intention by the Issuers to effect a Change of Control.

“Rating Decline” with respect to the Notes shall be deemed to occur if, within 60 days after public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of such Notes is under publicly announced consideration for possible downgrade by either of the Rating Agencies with respect to a Rating Category), the rating of the Notes by each Rating Agency shall be decreased by one or more gradations to or within a Rating Category (including gradations within Rating Categories as well as between Rating Categories) as compared to the rating of the Notes on the Rating Date; provided that each Rating Agency indicates that such downgrade is as a result of such Change of Control.

“Real Property” means, collectively, all right, title and interest (including any leasehold, mineral or other estate) in and to any and all parcels of or interests in real property owned, leased or operated by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.

“Record Date” for the interest payable on any applicable Interest Payment Date means March 1 or September 1 (whether or not a Business Day) next preceding such Interest Payment Date.

“Redemption Date” means the date of redemption of any Notes in accordance with this Indenture.

“refinancing” means any extension, renewal, refunding, refinancing, replacement, defeasance or discharge. “refinance” has a correlative meaning.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as applicable.

“Regulation S Permanent Global Note” means a permanent Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

“Regulation S Temporary Global Note” means a temporary Global Note in the form of Exhibit A bearing the Global Note Legend, the Private Placement Legend and the Regulation S Temporary Global Note Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903.

“Regulation S Temporary Global Note Legend” means the legend set forth in Section 2.06(f)(iii) hereof.

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business, provided that any assets received by the Company or a Restricted Subsidiary in exchange for assets transferred by the Company or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary or represents a minority interest in a Restricted Subsidiary.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any managing director, director, vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and who, in each case, shall have direct responsibility for the administration of this Indenture.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” means, at any time, each direct and indirect Subsidiary of the Company (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.” For the avoidance of doubt, each of the Issuers (other than the Company) shall constitute a Restricted Subsidiary under this Indenture, and no Issuer may be designated as an Unrestricted Subsidiary.

“Reverse Transition Services Agreement” means the Reverse Transition Services Agreement, dated as of the Original Notes Issue Date, between CSL National and Windstream Services, as it may be amended, supplemented, restated, replaced or otherwise modified from time to time pursuant Section 4.11(b)(iv) hereof.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement providing for the leasing by the Company or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred for value by the Company or such Restricted Subsidiary to a third Person in contemplation of such leasing.

“Screened Affiliate” means any Affiliate of a Holder (i) that makes investment decisions independently from such Holder and any other Affiliate of such Holder that is not a Screened Affiliate, (ii) that has in place customary information screens between it and such Holder and any other Affiliate of such Holder that is not a Screened Affiliate and such screens prohibit the sharing of information with respect to the Company or its Subsidiaries, (iii) whose investment policies are not directed by such Holder or any other Affiliate of such Holder that is acting in concert with such Holder in connection with its investment in the Notes, and (iv) whose investment decisions are not influenced by the investment decisions of such Holder or any other Affiliate of such Holder that is acting in concert with such Holder in connection with its investment in the Notes.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Credit Documents” means (i) in respect of the Senior Credit Facilities, the collective reference to the Senior Credit Facilities, any notes issued pursuant thereto and the guarantees thereof, and the collateral documents relating thereto, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified, in whole or in part, from time to time, (ii) in respect of the Notes, this Indenture, the Notes, the Guarantees and the Security Documents and (iii) any other documents or instrument evidencing or governing any other First-Priority Obligations.

“Secured Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Agreement” means the Security Agreement, dated as of the Issue Date, among the Issuers, the other grantors party thereto and the Collateral Agent, as it may be amended, supplemented, restated, replaced or otherwise modified from time to time pursuant to Section 4.11(b)(iv) hereof or Article 9 hereof.

“Security Documents” means, collectively, the Security Agreement, the Intercreditor Agreement, each of the Mortgages (if any), the intellectual property security agreements or other similar agreements delivered to the Collateral Agent and the Holders, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Collateral Agent for the benefit of the Holders.

“Senior Credit Facilities” means the credit facility under the credit agreement (the “Credit Agreement”) by and among the Issuers, the Guarantors, the lenders party thereto in their capacities as lenders thereunder and Bank of America, N.A., as Administrative Agent as in effect on the Issue Date, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, restatements or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under Section 4.09 hereof).

“Separation” means the disposition of not less than 80.1% of the Capital Stock of the Company beneficially owned by Windstream Holdings as described in the Original Notes Offering Memorandum under the caption “The Transactions—The Spin-Off.”

“Separation and Distribution Agreement” means the Separation and Distribution Agreement, dated as of the Original Notes Issue Date, among Parent, Windstream Services and Windstream Holdings, as it may be amended, supplemented, restated, replaced or otherwise modified from time to time pursuant to Section 4.11(b)(iv) hereof.

“Short Derivative Instrument” means a Derivative Instrument (i) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with positive changes to the Performance References and/or (ii) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with negative changes to the Performance References.

“Significant Subsidiary” means CSL National and any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Measurement Date.

“Similar Business” means any business conducted or proposed to be conducted by the Company and its Restricted Subsidiaries on the Measurement Date or any business that is an extension of or similar, reasonably related, complementary, incidental or ancillary thereto.

“Stockholder’s Registration Rights Agreement” means the Stockholder’s Registration Rights Agreement, dated as of the Original Notes Issue Date, between Parent and Windstream Services, as it may be amended, supplemented, restated, replaced or otherwise modified from time to time pursuant to Section 4.11(b)(iv) hereof.

“Subordinated Indebtedness” means: (1) any Indebtedness of an Issuer which is by its terms subordinated in right of payment to the Notes, and (2) any Indebtedness of a Guarantor which is by its terms subordinated in right of payment to the Guarantee of such entity. For the avoidance of doubt, Indebtedness shall not be considered subordinate or junior in right of payment to any other Indebtedness solely by virtue of being unsecured or secured to a lesser extent or with a lower priority or by virtue of structural subordination.

“Subsidiary” means, with respect to any Person:

(1)       any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and

(2)       any partnership, joint venture, limited liability company or similar entity of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Subsidiary Guarantor” means each Subsidiary of the Company that is a Guarantor of the Notes in accordance with this Indenture.

“Talk America” means Talk America Services, LLC, a Delaware limited liability company.

“Tax Matters Agreement” means the Tax Matters Agreement, dated as of the Original Notes Issue Date, among Parent, Windstream Services and Windstream Holdings, as it may be amended, supplemented, restated, replaced or otherwise modified from time to time pursuant to Section 4.11(b)(iv) hereof.

“Total Assets” means total assets of the Company and its Restricted Subsidiaries on a consolidated basis, shown on the most recent balance sheet of the Company and its Restricted Subsidiaries as may be expressly stated without giving effect to any amortization of the amount of intangible assets since the Original Notes Issue Date, with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Consolidated Net Leverage Ratio.”

“Transaction Agreements” means the Separation and Distribution Agreement, the Credit Agreement, the Original Master Lease, the Transition Services Agreement, the Tax Matters Agreement, the Employee Matters Agreement, the Intellectual Property Matters Agreement, the Wholesale Master Services Agreement, the Stockholder’s and Registration Rights Agreement, the Master Services Agreement, the Reverse Transition Services Agreement, the Separation and Distribution Agreement, the Transfer Agreements and each other agreement or arrangement entered into in connection with the Transactions.

“Transactions” means (i) the issuance and sale of certain 6.00% Senior Secured Notes due 2023 and the 8.25% Unsecured Notes due 2023 pursuant to the Original Notes Offering Memorandum, (ii) the entering into of the Senior Credit Facilities, (iii) the Separation, (iv) the entry into the Original Master Lease and the lease of the properties as set forth therein, (v) the Closing Date Transfers and (vi) the other transactions described in the Original Notes Offering Memorandum under the caption “The Transactions” or otherwise contemplated by any Transaction Agreement.

“Transfer Agreements” has the meaning given in the Separation and Distribution Agreement.

“Transition Services Agreement” means the Transition Services Agreement, dated as of the Original Notes Issue Date, between CSL National and Windstream Services, as it may be amended, supplemented, restated, replaced or otherwise modified from time to time pursuant to Section 4.11(b)(iv) hereof.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to September 15, 2025; provided, however, that if the period from the Redemption Date to September 15, 2025 is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb), or any successor thereto.

“Trustee” means Deutsche Bank Trust Company Americas, as trustee, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a permanent Global Note, substantially in the form of Exhibit A that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing Notes that do not bear the Private Placement Legend.

“Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a Board Resolution in compliance with Section 4.18 hereof and any Subsidiary of such Subsidiary. As of the date hereof, Uniti Fiber Bridge Borrower LLC, Uniti Fiber Bridge HoldCo LLC and Uniti Fiber GulfCo LLC are Unrestricted Subsidiaries.

“Unsecured Notes” means (i) the 4.00% Exchangeable Notes due 2024 issued by Uniti Fiber Holdings, (ii) the 6.500% Senior Notes due 2029 issued by the Company, Uniti Group Finance and CSL Capital, (iii) the 6.000% Senior Notes due 2030 issued by the Issuers, (iv) the 7.50% Convertible Notes due 2027 issued by the Company and (v), unless the context otherwise requires, any additional such notes that may be issued from time to time by any of the Issuers.

“U.S. Person” means a U.S. person as defined in Rule 902(k) under the Securities Act.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors or other governing body of such Person, without regard to contingencies.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

(1)       the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or scheduled redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by

(2)       the sum of all such payments;

provided, that for purposes of determining the Weighted Average Life to Maturity of any Indebtedness that is being modified or refinanced, the effects of any amortization or prepayments made on such Indebtedness prior to the date of the applicable modification or refinancing shall be disregarded.

“Wholesale Master Services Agreement” means the Wholesale Master Services Agreement, dated as of the Original Notes Issue Date, between Talk America and Windstream Communications Inc., a Delaware Corporation, as it may be amended, supplemented, restated, replaced or otherwise modified from time to time pursuant to Section 4.11(b)(iv) hereof.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors’ qualifying shares and shares required to be held by foreign nationals) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

“Windstream” means Windstream Services, II, LLC, a Delaware limited liability company (as successor in interest to Windstream Services, LLC).

“Windstream Holdings” means Windstream Holdings II, LLC, a Delaware limited liability company (as successor in interest to Windstream Holdings, Inc.).

“Windstream Services” means Windstream Services, LLC (f/k/a Windstream Corporation), a Delaware limited liability company.

Section 1.02. Other Definitions.

Term	Defined in Section
“Acceptable Commitment”	4.10
“Additional 2028 Secured Notes”	2.14
“Affiliate Transaction”	4.11
“Applicable AML Law”	13.15
“Asset Sale Offer”	4.10
“Authentication Order”	2.02
“Change of Control Offer”	4.14
“Change of Control Payment”	4.14
“Change of Control Payment Date”	4.14
“Covenant Defeasance”	8.03
“Covenant Suspension Event”	4.16
“Declined Excess Proceeds”	4.10
“Directing Holder”	6.02
“DTC”	2.03
“Election Date”	4.07
“Event of Default”	6.01
“Excess Proceeds”	4.10
“Executed Documentation”	13.13
“Fixed Amounts”	1.04
“Increased Amount”	4.12
“incur”, “incurrence”	4.09
“Incurrence-Based Amounts”	1.04
“Initial Default”	6.01
“LCT Election”	1.04
“LCT Public Offer”	1.04
“LCT Test Date”	1.04
“Legal Defeasance”	8.02
“Mandatory Exchange”	2.14
“Material Intellectual Property”	4.22
“Mortgage”	10.02
“Note Register”	2.03
“Noteholder Direction”	6.02
“Offer Amount”	3.09
“Offer Period”	3.09
“Paying Agent”	2.03
“Position Representation”	6.02
“Purchase Date”	3.09
“Refinancing Indebtedness”	4.09
“Refinancing Liens”	4.12
“Refunding Capital Stock”	4.07
“Registrar”	2.03
“Regulated Subsidiaries”	11.07
“Regulated Subsidiary”	11.07
“REIT”	4.07
“REIT Parent”	4.07
“Relevant Date”	6.02
“Reserved Indebtedness Amount”	4.09
“Restricted Payments”	4.07
“Reversion Date”	4.16
“Successor Company”	5.01
“Successor Person”	5.01
“Suspended Covenants”	4.16
“Suspension Period”	4.16
“Verification Covenant”	6.02

Section 1.03. Inapplicability of Trust Indenture Act. No provisions of the Trust Indenture Act are incorporated by reference in or made a part of this Indenture unless explicitly incorporated by reference. Unless specifically provided in this Indenture, no terms that are defined under the Trust Indenture Act have such meanings for purposes of this Indenture.

Section 1.04. Rules of Construction. (a) Unless the context otherwise requires:

(i)        a term has the meaning assigned to it;

(ii)       an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(iii)      “or” is not exclusive;

(iv)      words in the singular include the plural, and in the plural include the singular;

(v)       references to “shall” and “will” are intended to have the same meaning;

(vi)      provisions apply to successive events and transactions;

(vii)     references to sections of, or rules under, the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(viii)    unless the context otherwise requires, any reference to an “Article,” “Section” or “clause” refers to an Article, Section or clause, as the case may be, of this Indenture;

(ix)      the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision; and

(x)       unless otherwise specifically indicated, the term “consolidated” with respect to any Person refers to such Person consolidated with the Company and its Restricted Subsidiaries, and excludes from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person.

(b)       When calculating the availability under any basket or ratio under this Indenture or compliance with any provision of this Indenture in connection with any Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, Investments, the incurrence, issuance or assumption of Indebtedness and the use of proceeds thereof, the incurrence or creation of Liens, repayments, Restricted Payments and Asset Sales), in each case, at the option of the Company (the Company’s election to exercise such option, an “LCT Election”), the date of determination for availability under any such basket or ratio and whether any such action or transaction is permitted (or any requirement or condition therefor is complied with or satisfied (including as to the absence of any continuing Default or Event of Default)) under this Indenture shall be deemed to be the date (the “LCT Test Date”) either (a) the definitive agreement for such Limited Condition Transaction is entered into (or, if applicable, the date of delivery of an irrevocable declaration of a Restricted Payment or similar event), or (b) solely in connection with an acquisition to which the United Kingdom City Code on Takeovers and Mergers applies, the date on which a “Rule 2.7 announcement” of a firm intention to make an offer (or equivalent announcement in another jurisdiction) (an “LCT Public Offer”) in respect of a target of a Limited Condition Transaction and, in each case, if, after giving pro forma effect to the Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, Investments, the incurrence, issuance or assumption of Indebtedness and the use of proceeds thereof, the incurrence or creation of Liens, repayments, Restricted Payments and Asset Sale) and any related pro forma adjustments, the Company or any of its Restricted Subsidiaries would have been permitted to take such actions or consummate such transactions on the relevant LCT Test Date in compliance with such ratio, test or basket (and any related requirements and conditions), such ratio, test or basket (and any related requirements and conditions) shall be deemed to have been complied with (or satisfied) for all purposes (in the case of Indebtedness, for example, whether such Indebtedness is committed, issued, assumed or incurred at the LCT Test Date or at any time thereafter); provided, that (a) if financial statements for one or more subsequent fiscal quarters shall have become available, the Company may elect, in its sole discretion, to redetermine all such ratios, tests or baskets on the basis of such financial statements, in which case, such date of redetermination shall thereafter be the applicable LCT Test Date for purposes of such ratios, tests or baskets, and (b) except as contemplated in the foregoing clause (a), compliance with such ratios, test or baskets (and any related requirements and conditions) shall not be determined or tested at any time after the applicable LCT Test Date for such Limited Condition Transaction and any actions or transaction related thereto (including acquisitions, Investments, the incurrence, issuance or assumption of Indebtedness and the use of proceeds thereof, the incurrence or creation of Liens, repayments, Restricted Payments and Asset Sales).

For the avoidance of doubt, if the Company has made an LCT Election, (1) if any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date would at any time after the LCT Test Date have been exceeded or otherwise failed to have been complied with as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in EBITDA or Total Assets of the Company or the Person subject to such Limited Condition Transaction, such baskets, tests or ratios will not be deemed to have been exceeded or failed to have been complied with as a result of such fluctuations; (2) if any related requirements and conditions (including as to the absence of any continuing Default or Event of Default) for which compliance or satisfaction was determined or tested as of the LCT Test Date would at any time after the LCT Test Date not have been complied with or satisfied (including due to the occurrence or continuation of an Default or Event of Default), such requirements and conditions will not be deemed to have been failed to be complied with or satisfied (and such Default or Event of Default shall be deemed not to have occurred or be continuing); and (3) in calculating the availability under any ratio, test or basket in connection with any action or transaction unrelated to such Limited Condition Transaction following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement or date for redemption, purchase or repayment specified in an irrevocable notice for such Limited Condition Transaction is terminated, expires or passes (or, if applicable, the irrevocable notice is terminated, expires or passes or, as applicable, the offer in respect of an LCT Public Offer for, such acquisition is terminated), as applicable, without consummation of such Limited Condition Transaction, any such ratio, test or basket shall be determined or tested giving pro forma effect to such Limited Condition Transaction.

(c)       Notwithstanding anything to the contrary herein, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Indenture that does not require compliance with a financial ratio or financial test (including any Secured Net Leverage Ratio test and/or any Consolidated Net Leverage Ratio test) (any such amounts, the “Fixed Amounts”) substantially concurrently with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Indenture that requires compliance with a financial ratio or financial test (including any Secured Net Leverage Ratio test and/or any Consolidated Net Leverage Ratio test) (any such amounts, the “Incurrence-Based Amounts”), it is understood and agreed that the Fixed Amounts shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence-Based Amounts (and thereafter, incurrence of the portion of such amount under the Fixed Amount shall be included in such calculation).

Section 1.05. Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Issuers. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee and the Issuers, if made in the manner provided in this Section 1.05.

(b)       The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c)       The ownership of Notes shall be proved by the Note Register.

(d)       Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee or the Issuers in reliance thereon, whether or not notation of such action is made upon such Note.

(e)       The Issuers may, in the circumstances permitted by the Trust Indenture Act, set a record date for purposes of determining the identity of Holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or take any other act, or to vote or consent to any action by vote or consent authorized or permitted to be given or taken by Holders. Unless otherwise specified, if not set by the Issuers prior to the first solicitation of a Holder made by any Person in respect of any such action, or in the case of any such vote, prior to such vote, any such record date shall be the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation.

(f)       Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.

(g)       Without limiting the generality of the foregoing, a Holder, including DTC, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and DTC may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such depositary’s standing instructions and customary practices.

(h)       The Issuers may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by DTC entitled under the procedures of such depositary to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders. If such a record date is fixed, the Holders on such record date or their duly appointed proxy or proxies, and only such Persons, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be valid or effective if made, given or taken more than 90 days after such record date.

ARTICLE 2
THE NOTES

Section 2.01. Form and Dating; Terms. (a) General. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rules or usage. Each Note shall be dated the date of the Trustee’s authentication. The Notes shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000.

(b)       Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto and each shall provide that it shall represent up to the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee as Custodian, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c)       Temporary Global Notes. Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee as Custodian, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided. Upon the expiry of the Restricted Period, beneficial interests in each Regulation S Temporary Global Note shall be exchanged for beneficial interests in a Regulation S Permanent Global Note pursuant to the Applicable Procedures. Simultaneously with the authentication of a Regulation S Permanent Global Note, the Trustee shall cancel the corresponding Regulation S Temporary Global Note. The aggregate principal amount of a Regulation S Temporary Global Note and a Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

(d)       Terms. The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited subject to Section 4.09 hereof.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuers, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

The Notes shall be subject to repurchase by the Issuers pursuant to an Asset Sale Offer as provided in Section 4.10 hereof or a Change of Control Offer as provided in Section 4.14. The Notes shall not be redeemable, other than as provided in Article 3. The Notes shall be exchangeable pursuant to a Mandatory Exchange as provided in Section 2.14 hereof.

Additional Notes ranking pari passu with the Initial Notes may be created and issued from time to time by the Issuers without notice to or consent of the Holders and shall be consolidated with and form a single series with the other Notes (including any Initial Notes or other Additional Notes) and shall have the same terms as to status, redemption or otherwise as such Notes; provided that (1) the Issuers shall comply with Sections 4.09 and 4.10 hereof and (2) Additional Notes will not be issued with the same CUSIP, ISIN or other identifying number unless they are fungible with the Initial Notes for U.S. federal income tax purposes. Any Additional Notes shall be issued with the benefit of an indenture supplemental to this Indenture.

(e)       Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes that are held by Participants through Euroclear or Clearstream.

Section 2.02. Execution and Authentication. At least one Officer of each Issuer shall execute the Notes by manual or electronic signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated substantially in the form of Exhibit A attached hereto, as the case may be, by the manual or electronic signature of the Trustee. The signature shall be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.

On the Issue Date, the Trustee shall, upon receipt of on Issuer Order (an “Authentication Order”), authenticate and deliver the Initial Notes by manual or electronic signature. In addition, at any time, from time to time, the Trustee shall upon receipt of an Authentication Order authenticate and deliver any Additional Notes for an aggregate principal amount specified in such Authentication Order for such Additional Notes issued hereunder.

The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuers.

Section 2.03. Registrar and Paying Agent. The Issuers shall maintain (i) an office or agency in the United States of America where Notes may be presented for registration of transfer or for exchange (“Registrar”) and (ii) an office or agency in the United States of America where Notes may be presented for payment (the “Paying Agent”). The Registrar shall maintain a register reflecting ownership of the Notes outstanding from time to time (“Note Register”) and shall make payments on and facilitate transfer of Notes on behalf of the Issuers. The Issuers may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar. The term “Paying Agent” includes any additional paying agents. The Issuers initially appoint the Trustee as (i) Registrar and Paying Agent and (ii) the Custodian with respect to the Global Notes. The Issuers may change the Paying Agents or the Registrars without prior notice to the Holders. The Issuers shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries, including the other Issuers, may act as a Paying Agent or a Registrar. All Agents (except when the Trustee is acting as the Agent) appointed under this Indenture shall be appointed pursuant to agency agreements among the Issuers, the Trustee and the Agent, as applicable.

The Issuers initially appoint The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

Section 2.04. Paying Agent to Hold Money in Trust. The Issuers shall require the Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and will notify the Trustee of any default by the Issuers in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuers or one of their respective Subsidiaries) shall have no further liability for the money. If an Issuer or one of their respective Subsidiaries acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuers, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with Trust Indenture Act Section 312(a). If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee at least two Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Issuers shall otherwise comply with Trust Indenture Act Section 312(a).

Section 2.06. Transfer and Exchange. (a) Transfer and Exchange of Global Notes. Except as otherwise set forth in this Section 2.06, a Global Note may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor thereto or a nominee of such successor. A beneficial interest in a Global Note shall be exchangeable for a Definitive Note if (A) the Depositary notifies the Issuers that it is unwilling or unable to continue as Depositary for such Global Note, (B) the Depositary has ceased to be a clearing agency registered under the Exchange Act and, in each case of (A) or (B) above, a successor Depositary is not appointed by the Issuers within 90 days of such notice or (C) in the case of any Global Note, there shall have occurred and be continuing an Event of Default with respect to such Global Note and the Depositary has requested the issuance of Definitive Notes. Upon the occurrence of any of the preceding events in (A), (B) or (C) above, Definitive Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures). Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note, except for Definitive Notes issued subsequent to any of the preceding events in (A) or (B) above and pursuant to (c) hereof. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06; provided, however, beneficial interests in a Global Note may be transferred and exchanged as provided in (b) or (c) hereof.

(b)       Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Beneficial interests in Global Notes shall be transferred or exchanged only for beneficial interests in Global Notes pursuant to this clause (b). Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i)       Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in a Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this (i).

(ii)       All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) hereof, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in subclauses (A) (1) and (B) (1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in a Regulation S Temporary Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to (h) hereof.

(iii)       Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) hereof and the Registrar receives the following:

(A)       if the transferee will take delivery in the form of a beneficial interest in a 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; or

(B)       if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(iv)       Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, if the exchange or transfer complies with the requirements of (ii) hereof and the Registrar receives the following:

(1)       if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(2)       if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to this Section 2.06(b)(iv) at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to this Section 2.06(b)(iv).

(v)       Transfer and Exchange of Beneficial Interests in an Unrestricted Global Note for Beneficial Interests in a Restricted Global Note Prohibited. Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, beneficial interests in a Restricted Global Note.

(c)       Transfer or Exchange of Beneficial Interests for Definitive Notes. Beneficial interests in Global Notes shall be exchanged for Definitive Notes only pursuant to this clause (c).

(i)       Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon the occurrence of any of the events in clause (A) or (B) of Section 2.06(a) hereof, subject to satisfaction of the conditions set forth in Section 2.06(b)(ii) and receipt by the Registrar of the following documentation:

(A)       if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B)       if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(C)       if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;

(D)       if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)       if such beneficial interest is being transferred to the Company or any of its Restricted Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(F)       if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to clause (g) hereof, and the Issuers shall execute and the Trustee shall authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall mail such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii)       Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes. Notwithstanding Sections 2.06(c)(i)(A) and (C) hereof, a beneficial interest in a Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) of the Securities Act.

(iii)       Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only upon the occurrence of any of the events in clause (A) or (B) of Section 2.06(a) and satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof and if the Registrar receives the following:

(A)       if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(B)       if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iv)       Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon the occurrence of any of the events in clause (A) or (B) of Section 2.06(a) hereof and satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to clause (g) of this Section 2.06, and the Issuers shall execute and the Trustee shall authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from or through the Depositary and the Participant or Indirect Participant. The Trustee shall mail such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall not bear the Private Placement Legend.

(d)       Transfer and Exchange of Definitive Notes for Beneficial Interests. Restricted Definitive Notes shall be exchanged for beneficial interests in Restricted Global Notes only pursuant to this clause (d).

(i)       Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)       if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B)       if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(C)       if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;

(D)       if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)       if such Restricted Definitive Note is being transferred to the Company or any of its Restricted Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(F)       if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the applicable Restricted Global Note, in the case of clause (B) above, the applicable 144A Global Note, and in the case of clause (C) above, the applicable Regulation S Global Note.

Notwithstanding the foregoing, exchanges of the Definitive Notes by the Initial Purchasers on the date of this Indenture for beneficial interests in one or more Restricted Global Notes shall not require the delivery of the certifications referred to in clauses (A) through (F) above.

(ii)       Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

(A)       if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(B)       if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(iii)       Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to clause (ii) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)       Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Definitive Notes shall be exchanged for Definitive Notes only pursuant to this clause (e). Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e):

(i)       Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)       if the transfer will be made pursuant to a QIB in accordance with Rule 144A, then the transferor must deliver a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)       if the transfer will be made pursuant to Rule 903 or Rule 904 then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; or

(C)       if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications required by item (3) thereof, if applicable.

(ii)       Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:

(A)       if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(B)       if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii)       Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)       Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture:

(i)       Private Placement Legend.

(A)       Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THE NOTES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION OR (C) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT AND (2) AGREES TO OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD THEN IMPOSED BY RULE 144 UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION) ONLY (A) TO ANY ISSUER OF THE NOTES (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) OUTSIDE THE UNITED STATES PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS IN AN OFFSHORE TRANSACTION PURSUANT TO REGULATION S UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, (E) IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000 INSIDE THE UNITED STATES TO AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) THAT, PRIOR TO SUCH TRANSFER, DELIVERS TO THE TRUSTEE A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE OR (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS’ AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM.”

(B)       Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (c)(iii), (c)(iv), (d)(ii), (d)(iii), (e)(ii) or (e)(iii) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(ii)       Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06(g) OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(iii)       Regulation S Temporary Global Note Legend. The Regulation S Temporary Global Note shall bear a legend in substantially the following form:

“THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).”

(g)       Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h)       General Provisions Relating to Transfers and Exchanges.

(i)        To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(ii)       The Registrar and the Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes.

(iii)      No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but Holders shall pay all taxes due on transfer (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.07, 2.10, 3.06, 3.09, 4.10, 4.14 and 9.04 hereof).

(iv)      Neither the Registrar nor the Issuers shall be required to register the transfer of or exchange any Note selected for redemption.

(v)      All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(vi)      The Issuers shall not be required (A) to issue, register the transfer of or exchange any Note for a period of 15 days before the transmission of a notice of redemption of Notes to be redeemed, (B) to transfer or exchange any Note selected for redemption, (C) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date or (D) to register the transfer of or to exchange any Notes selected for redemption or tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer or an Asset Sale Offer.

(vii)     Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

(viii)    Upon surrender for registration of transfer of any Note at the office or agency of the Issuers designated pursuant to Section 4.02 hereof, the Issuers shall execute, and the Trustee shall authenticate and mail, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount.

(ix)       At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at such office or agency. Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Issuers shall execute, and the Trustee shall authenticate and mail, the replacement Global Notes and Definitive Notes which the Holder making the exchange is entitled to in accordance with the provisions of Section 2.02 hereof.

(x)       All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted electronically.

(xi)       The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary Participants or beneficial owners of interests in any Global Notes) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(xii)     Neither the Trustee nor any Agent shall have any responsibility or liability for any actions taken or not taken by the Depositary.

Section 2.07. Replacement Notes. If any mutilated Note is surrendered to the Trustee, the Registrar or the Issuers and the Trustee receives evidence to its satisfaction of the ownership and destruction, loss or theft of any Note, the Issuers shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met. An indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuers may charge for their expenses (including the expenses of the Trustee) in replacing a Note.

Every replacement Note is a contractual obligation of the Issuers and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08. Outstanding Notes. The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because either of the Issuers or an Affiliate of either of the Issuers holds the Note.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Company, a Subsidiary of the Company or an Affiliate of any thereof) holds, on a Redemption Date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09. Treasury Notes. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Affiliate of the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.

Section 2.10. Temporary Notes. Until certificates representing Notes are ready for delivery, the Issuers may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Issuers consider appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

Holders and beneficial holders, as the case may be, of temporary Notes shall be entitled to all of the benefits accorded to Holders, or beneficial holders, respectively, of Notes under this Indenture.

Section 2.11. Cancellation. The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of cancelled Notes (subject to the record retention requirement of the Exchange Act) in accordance with its customary procedures. Certification of the cancellation of all cancelled Notes shall be delivered to the Issuers upon their written request. The Issuers may not issue new Notes to replace Notes that they have paid or that have been delivered to the Trustee for cancellation.

Section 2.12. Defaulted Interest. If the Issuers default in a payment of interest on the Notes, they shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest to the Persons who are Holders of Notes on a subsequent special record date (except that a special record date shall not be required with respect to payments made within an applicable grace period), in each case at the rate provided in the Notes and in Section 4.01 hereof. The Issuers shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuers shall deposit with the Trustee, an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee, for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.12. The Issuers shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than ten (10) days prior to the related payment date for such defaulted interest. The Issuers shall notify the Trustee of such special record date promptly, and in any event at least 20 days before such special record date. At least 15 days before the special record date, the Issuers (or, upon the written request of the Issuers, the Trustee, in the name and at the expense of the Issuers) shall transmit or cause to be transmitted to each Holder a notice at his or her address as it appears in the Note Register that states the special record date, the related payment date and the amount of such interest to be paid. The Trustee will have no duty whatsoever to determine whether any defaulted interest is payable, the amount thereof, or the method employed in calculating any such defaulted interest.

Subject to the foregoing provisions of this Section 2.12 and for greater certainty, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

Section 2.13. CUSIP/ISIN Numbers. The Issuers in issuing the Notes may use CUSIP or ISIN numbers, as applicable (if then generally in use), and, if so, the Trustee shall use CUSIP or ISIN numbers, as applicable, in notices of redemption as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuers will as promptly as practicable notify the Trustee in writing of any change in the CUSIP or ISIN numbers, as applicable. Additional Notes will not be issued with the same CUSIP, ISIN or other identifying number, if any, as any existing Notes unless such Additional Notes are fungible with such existing Notes for U.S. federal income tax purposes.

Section 2.14. Mandatory Exchange for Additional 2028 Secured Notes. (a)  Upon the Guarantee of the Notes by each Regulated Subsidiary that guarantees the Existing 2028 Secured Notes pursuant to Section 11.07, the Issuers shall, within 20 Business Days thereafter, send a notice to Holders (with a copy to the Trustee) that such conditions have been satisfied and that, on the date specified in such notice (which date shall be not more than 20 Business Days after the date of satisfaction of such conditions or, if the date of such notice is after a Record Date and before an Interest Payment Date, not earlier than the day after such Interest Payment Date and not more than 10 Business Days thereafter), the Notes will be automatically exchanged (in accordance with the applicable procedures of the Depositary), without any action by, and without the consent of, any Holder (the “Mandatory Exchange”), for an equivalent principal amount of 10.50% Senior Secured Notes due 2028 issued as “Additional Notes” under the 2023 Indenture (the “Additional 2028 Secured Notes”); provided that the Issuers shall not be required to complete the Mandatory Exchange prior to the date that is 40 days after the Issue Date. Except to the extent of any accrued but unpaid interest that is overdue (and any interest thereon as provided by Section 4.01), no accrued and unpaid interest at the time of the Mandatory Exchange shall be paid or owed on the Notes in connection with or following the Mandatory Exchange (except as set forth in Section 2.14(b)) and instead the Additional 2028 Secured Notes issued in respect thereof shall be deemed to accrue interest from the most recent Interest Payment Date with respect thereof.

(b)       If the Issuers fail to complete the Mandatory Exchange when required pursuant to Section 2.14(a), additional interest shall accrue on the principal amount of the Notes at a rate of 0.25% per annum beginning on the date that is 20 Business Days after the date of the Guarantee of the Notes by each Regulated Subsidiary that guarantees the Existing 2028 Secured Notes (or such later date when the Mandatory Exchange must be completed in the event notice thereof is sent after a Record Date as set forth in Section 2.14(a) or in the event the Mandatory Exchange is delayed solely as a result of the proviso in Section 2.14(a)). Such additional interest shall cease to accrue if and when the Mandatory Exchange occurs, and shall be payable to Holders on each Interest Payment Date prior to the date the Mandatory Exchange occurs and on the date of such Mandatory Exchange in connection with such exchange. The Issuers shall notify the Trustee in writing of the amounts and payment dates of any additional interest that may become payable under this Section 2.14(b). The Trustee shall not at any time be under any duty or responsibility to any Holder to determine any additional interest payable under this Section 2.14(b), or with respect to the nature, extent or calculation of the amount of such additional interest owed, or with respect to the method employed in such calculation of such additional interest.

(c)       Other than the accrual of additional interest pursuant to Section 2.14(b), there shall be no penalty if the Issuers fail to complete the Mandatory Exchange, and any such failure shall not constitute a Default or Event of Default pursuant to this Indenture or the Notes.

(d)       Unless the context otherwise requires, references in this Indenture and the Notes to interest shall include additional interest payable under Section 2.14(b).

ARTICLE 3
REDEMPTION

Section 3.01. Notices to Trustee. If the Issuers elect to redeem Notes pursuant to Section 3.07 hereof, they shall furnish to the Trustee, at least five (5) Business Days before notice of redemption is transmitted or caused to be transmitted to the applicable Holders pursuant to Section 3.03, an Officer’s Certificate setting forth (i) the paragraph or subparagraph of such Note and/or Section of this Indenture pursuant to which the redemption shall occur, (ii) the Redemption Date, (iii) the principal amount of the Notes to be redeemed and (iv) the redemption price.

Section 3.02. Selection of Notes to Be Redeemed or Purchased. If the Issuers are redeeming or repurchasing less than all of the Notes at any time, the Trustee shall select the Notes to be redeemed or purchased (a) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed, (b) on a pro rata basis to the extent practicable or (c) by lot or such other similar method in accordance with the procedures of DTC; provided that no Notes of $2,000 or less shall be redeemed or repurchased in part. In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased shall be selected, unless otherwise provided herein, not less than 10 nor more than 60 days prior to the Redemption Date by the Trustee from the outstanding Notes not previously called for redemption or purchase.

The Trustee shall promptly notify the Issuers in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected shall be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; no Notes of $2,000 or less can be redeemed in part, except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03. Notice of Purchase or Redemption. Subject to Section 3.09 hereof, the Issuers shall transmit or cause to be transmitted notices of purchase or redemption at least 10 days but not more than 60 days before the purchase or Redemption Date to each Holder of Notes to be redeemed at such Holder’s registered address, except that redemption notices may be transmitted more than 60 days prior to a Redemption Date if the notice is issued in connection with Article 8 or Article 12 hereof.

The notice shall identify the Notes (including the CUSIP or ISIN number) to be purchased or redeemed and shall state:

(a)       the purchase or Redemption Date;

(b)       the purchase or redemption price;

(c)       if any Note is to be redeemed in part only, the portion of the principal amount of that Note that has been or is to be purchased or redeemed and that, after the Redemption Date upon surrender of such Note, the Issuers will issue a new Note or Notes in principal amount equal to the unredeemed portion of the original Note in the name of the Holder upon cancellation of the original Note;

(d)       the name and address of the Paying Agent;

(e)       that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(f)       that, unless the Issuers default in making such redemption payment, and subject to any conditions specified in such notice, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

(g)       the paragraph or subparagraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for purchase or redemption are being redeemed;

(h)       that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, as applicable, if any, listed in such notice or printed on the Notes; and

(i)       any condition to such redemption.

Notice of redemption may, at the Issuers’ option and discretion, be subject to one or more conditions precedent. If any such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuers’ discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date, or by the Redemption Date so delayed. The Issuers shall provide notice to the Trustee of the satisfaction of the conditions precedent.

At the Issuers’ request, the Trustee shall give the notice of purchase or redemption in the Issuers’ names and at their expense; provided that the Issuers shall have delivered to the Trustee, at least 5 Business Days before notice of redemption is required to be transmitted or caused to be transmitted to Holders pursuant to this Section 3.03 (unless a shorter notice shall be agreed to by the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04. Effect of Notice of Redemption. Once notice of redemption is transmitted in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the Redemption Date at the redemption price (subject to satisfaction of any conditions specified in the applicable notice). The notice, if transmitted in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Subject to Section 3.05 hereof, on and after the Redemption Date, interest ceases to accrue on Notes or portions of Notes called for redemption.

Section 3.05. Deposit of Redemption or Purchase Price. Prior to 11:00 a.m. (New York City time) on the redemption or purchase date, the Issuers shall deposit with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued and unpaid interest on all Notes to be redeemed or purchased on that date. The Paying Agent shall promptly return to the Issuers any money deposited with the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid interest on, all Notes to be redeemed or purchased.

If the Issuers comply with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest shall cease to accrue on the Notes, or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest to the redemption or purchase date shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date. If any Note called for redemption or purchase shall not be so paid upon surrender for redemption or purchase because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest accrued to the redemption or purchase date not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06. Notes Redeemed or Purchased in Part. Upon surrender of a Note that is redeemed or purchased in part, the Issuers shall issue and the Trustee shall authenticate for the Holder at the expense of the Issuers a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered representing the same indebtedness to the extent not redeemed or purchased; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. It is understood that, notwithstanding anything in this Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate such new Note.

Section 3.07. Optional Redemption. The Notes may be redeemed, at any time in whole, or from time to time in part, subject to the conditions and at the redemption prices set forth in Paragraph 5 of the form of Notes set forth in Exhibit A hereto, which is hereby incorporated by reference and made a part of this Indenture, together with accrued and unpaid interest, if any, to the Redemption Date.

Section 3.08. Mandatory Redemption. The issuers shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09. Offers to Repurchase by Application of Excess Proceeds. (a) In the event that, pursuant to Section 4.10 hereof, the Issuers shall be required to commence an Asset Sale Offer, they shall follow the procedures specified below.

(b)       The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than five Business Days after the termination of the Offer Period (the “Purchase Date”), the Issuers shall apply all Excess Proceeds (the “Offer Amount”) to the purchase of Notes and, if required by the terms of any Pari Passu Indebtedness, such Pari Passu Indebtedness (on a pro rata basis, if applicable), or, if less than the Offer Amount has been tendered, all Notes and Pari Passu Indebtedness tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

(c)       If the Purchase Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest, if any, up to but excluding the Purchase Date, shall be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

(d)       Upon the commencement of an Asset Sale Offer, the Issuers shall transmit a notice to each of the Holders, with a copy to the Trustee and Agents. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders and, if required by the terms of any Pari Passu Indebtedness, holders of such Pari Passu Indebtedness. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

(i)       that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;

(ii)       the Offer Amount, the purchase price and the Purchase Date;

(iii)       that any Note not tendered or accepted for payment shall continue to accrue interest;

(iv)       that, unless the Issuers default in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;

(v)       that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000;

(vi)       that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Note completed, or transfer by book-entry transfer, to the Issuers, the Depositary, if appointed by the Issuers, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(vii)       that Holders shall be entitled to withdraw their election if the Issuers, the Depositary or the Paying Agent, as the case may be, receive, not later than the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(viii)       that, if the aggregate principal amount of Notes and Pari Passu Indebtedness surrendered by the Holders thereof exceeds the Offer Amount, the Trustee shall select the Notes and the Issuers or the agent for such Pari Passu Indebtedness shall select such Pari Passu Indebtedness to be purchased (a) if the Notes or such Pari Passu Indebtedness are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes or such Pari Passu Indebtedness, as applicable, are listed, (b) on a pro rata basis based on the amount (determined as set forth above) of the Notes and such Pari Passu Indebtedness tendered or (c) by lot or such similar method in accordance with the procedures of DTC; provided that no notes of $2,000 or less shall be repurchased in part; and

(ix)       that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer) representing the same indebtedness to the extent not repurchased.

(e)       On or before the Purchase Date, the Issuers shall, to the extent lawful, (1) accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof validly tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered and (2) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions thereof so tendered.

(f)       The Issuers, the Depositary or the Paying Agent, as the case may be, shall promptly mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes properly tendered by such Holder and accepted by the Issuers for purchase, and the Issuers shall promptly issue a new Note, and the Trustee, upon receipt of an Authentication Order, shall authenticate and mail or deliver (or cause to be transferred by book-entry) such new Note to such Holder (it being understood that, notwithstanding anything in this Indenture to the contrary, no Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate and mail or deliver such new Note) in a principal amount equal to any unpurchased portion of the Note surrendered representing the same indebtedness to the extent not repurchased; provided, that each such new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess of $2,000. Any Note not so accepted shall be promptly mailed or delivered by the Issuers to the Holder thereof. The Issuers shall publicly announce the results of the Asset Sale Offer on or as soon as practicable after the Purchase Date.

Other than as specifically provided in this Section 3.09 or Section 4.10 hereof, any purchase pursuant to this Section 3.09 shall be made pursuant to the applicable provisions of Section 3.01Sections 3.01 through 3.06 hereof.

ARTICLE 4
COVENANTS

Section 4.01. Payment of Notes. The Issuers shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary, holds as of 11:00 a.m. (New York City time) on the due date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest at the same rate to the extent lawful.

Section 4.02. Maintenance of Office or Agency. The Issuers shall maintain the office or agency required under Section 2.03 (which may be an office of the Trustee or an Affiliate of the Trustee) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee; provided that, no office of the Trustee shall be an office or agency of the Issuers for the purposes of service of legal process on any Issuer or any Guarantor.

The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Issuers of their obligation to maintain an office or agency required under Section 2.03. The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuers hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Issuers in accordance with Section 2.03 hereof.

Section 4.03. Reports and Other Information. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Company shall file with the SEC or otherwise make available on a website (and make available (without exhibits), without cost, to (i) Holders of the Notes, upon their request, and (ii) the Trustee, within 15 days after it files such reports and information with the SEC, to the extent not publicly available on the SEC’s EDGAR system or the Company’s public website, provided, however, that the Trustee shall have no responsibility whatsoever to determine whether such filing or posting or any other filing or posting described below has occurred, or to review or analyze any filings or postings) from and after the Issue Date,

(i)       within the time period then in effect under the rules and regulations of the Exchange Act with respect to the filing of a Form 10-K by a non-accelerated filer, annual reports on Form 10-K, or any successor or comparable form, containing the information required to be contained therein, or required in such successor or comparable form;

(ii)       within the time period then in effect under the rules and regulations of the Exchange Act with respect to the filing of a Form 10-Q by a non-accelerated filer, for each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q containing all quarterly information that would be required to be contained in Form 10-Q, or any successor or comparable form; and

(iii)       within the time period then in effect under the rules and regulations of the Exchange Act with respect to the filing of a Form 8-K, after the occurrence of an event required to be therein reported, such other reports on Form 8-K, or any successor or comparable form;

in each case, in a manner that complies in all material respects with the requirements specified in such form; provided that the Company shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event the Company shall post such reports on the Company’s public website within 15 days after the time they would have been required to file such information with the SEC, if they were subject to Sections 13 or 15(d) of the Exchange Act; provided, further, that the Company shall not be obligated to include in such reports the separate financial statements required by Rule 3-10 or 3-16 of Regulation S-X. For the avoidance of doubt, to the extent any such information is not so filed or furnished, as applicable, within the time periods specified above and such information is subsequently filed or furnished, as applicable, the Company will be deemed to have satisfied its obligations with respect thereto at such time and any Default with respect thereto shall be deemed to have been cured; provided that such cure shall not otherwise affect the rights of the Holders described under Section 6.01 if Holders of at least 30% in principal amount of the then total outstanding Notes have declared the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately and such declaration shall not have been rescinded or cancelled prior to such cure.

In the event that any direct or indirect parent company of the Company becomes a Guarantor of the Notes, the Company shall have satisfied its obligations under this Section 4.03 by furnishing information relating to such parent company; provided that, in the case of financial information, the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Company and its Subsidiaries on a standalone basis, on the other hand.

If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by this Section 4.03 shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Company’s Unrestricted Subsidiaries.

In addition, to the extent not satisfied by the foregoing, for so long as any Notes are outstanding the Company shall furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Issuers’ compliance with any of their covenants under this Indenture (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates). The Trustee will not be obligated to monitor or confirm, on a continuing basis or otherwise, the Company’s compliance with this Section 4.03 or to determine whether such reports, information or documents have been posted on any website or filed with the SEC.

Section 4.04. Compliance Certificate. (a) The Issuers shall deliver to the Trustee, within 120 days after the end of each fiscal year ending after the Issue Date, a certificate from, with respect to each Issuer, the principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Company and the Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Issuers have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge the Issuers have kept, observed, performed and fulfilled each and every condition and covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions, covenants and conditions of this Indenture (or, if a Default shall have occurred and is continuing, describing all such Defaults of which he or she may have knowledge and what action the Issuers are taking or propose to take with respect thereto).

(b)       The Issuers shall, within ten (10) Business Days after becoming aware of any Default, deliver to a Responsible Officer of the Trustee by registered or certified mail or by facsimile transmission an Officer’s Certificate specifying such Default and what action the Issuers propose to take with respect thereto.

Section 4.05. Taxes. The Company shall pay, and shall cause each of its Restricted Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate negotiations or proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06. Stay, Extension and Usury Laws. The Issuers and each of the Guarantors covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuers and each of the Guarantors (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07. Limitation on Restricted Payments. (a) (1) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

(I)       declare or pay any dividend or make any payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation other than:

(A)      dividends or distributions payable by the Company in Equity Interests (other than Disqualified Stock) of the Company; or

(B)       dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Subsidiary, the Company or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

(II)      purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Company or, to the extent held by a Person other than the Company or a Restricted Subsidiary, CSL National, including in connection with any merger or consolidation;

(III)     make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness other than the payment, redemption, repurchase, defeasance, acquisition or retirement of:

(A)       Indebtedness permitted under clause (vii) of Section 4.09(b); or

(B)       Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or

(IV)     make any Restricted Investment

(all such payments and other actions set forth in clauses (I) through (IV) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(1)       no Default shall have occurred and be continuing or would occur as a consequence thereof;

(2)       immediately after giving effect to such transaction on a pro forma basis, the Company could incur $1.00 of additional Indebtedness pursuant to the Consolidated Net Leverage Ratio test set forth in Section 4.09(a) hereof; and

(3)       such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries (and not rescinded or refunded) after the Measurement Date (including Restricted Payments permitted by clause (2) of this Section 4.07(a) and by clauses (1) and (8) of Section 4.07(b) hereof, but excluding all other Restricted Payments permitted by (b) hereof), is less than the sum of (without duplication):

(i)       95% of the aggregate amount of Funds From Operations (or, if Funds From Operations is a loss, minus 100% of the amount of such loss) accrued on a cumulative basis during the period (taken as one accounting period) beginning on October 1, 2022 to the end of the Company’s most recently completed fiscal quarter for which internal financial statements are available at the time of such Restricted Payment; plus

(ii)       100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by the Company, of marketable securities or other property received by the Company since immediately after the Measurement Date from the issue or sale of:

(a)       Equity Interests of the Company or, in connection with “UP-REIT” acquisitions, Equity Interests of the Company or CSL National, but excluding cash proceeds and the fair market value, as determined in good faith by the Company, of marketable securities or other property received from the sale of Equity Interests to members of management, directors or consultants of the Company after the Measurement Date to the extent such amounts have been applied to Restricted Payments made in accordance with clause (iv) of (a) hereof; and

(b)       Indebtedness or Disqualified Stock of the Company or a Restricted Subsidiary that has been converted into or exchanged for Equity Interests of the Company;

provided, however, that this clause (ii) shall not include the proceeds from (x) Refunding Capital Stock (as defined below), (y) Equity Interests, Indebtedness or Disqualified Stock of the Company or CSL National sold to a Restricted Subsidiary or the Company or (z) Disqualified Stock or Indebtedness that has been converted or exchanged into Disqualified Stock; plus

(iii)       100% of the aggregate amount of cash and the fair market value, as determined in good faith by the Company, of marketable securities or other property contributed to the capital of the Company or, in connection with “UP-REIT” acquisitions, of CSL National following the Measurement Date (other than by a Restricted Subsidiary or the Company); plus

(iv)       to the extent that any Restricted Investment that was made after the Measurement Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment (in either case except to the extent any such amount has already been included in the calculation of Funds from Operations); plus

(v)       in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary after the Measurement Date, the fair market value of the Investment in such Unrestricted Subsidiary (as determined by the Company in good faith) at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary other than an Unrestricted Subsidiary to the extent the Investment in such Unrestricted Subsidiary constituted a Permitted Investment; plus

(vi)       $100.0 million.

(2)       Notwithstanding the foregoing, the Company may declare or pay any dividend or make any distribution on or in respect of shares of the Company’s Capital Stock, in each case constituting a Restricted Payment, to holders of such Capital Stock to the extent that the Company believes in good faith that it or Parent (or any other parent of the Company from time to time (together, with Parent, a “REIT Parent”)), qualifies as a “real estate investment trust” under Section 856 of the Code (or any successor provision) (a “REIT”) and that the declaration or payment of a dividend or making of a distribution in such amount is necessary to maintain the status of the Company or REIT Parent as a REIT for any taxable year (including by permitting REIT Parent to make a distribution in such amount as is necessary to maintain its status as a REIT for any taxable year), with such dividend to be paid or distribution to be made as and when determined by the Company, whether during or after the end of the relevant taxable year or to avoid the imposition of any excise or income tax; provided, however, that at the time of, and after giving effect to, any such dividend or distribution, no Event of Default of the type described in clauses (i), (ii) (without giving effect to the grace period set forth therein) or (vi) or (vii) of Section 6.01(a) hereof shall have occurred and be continuing or would occur as a consequence thereof and the Obligations in respect of the Notes shall not otherwise have been accelerated.

(b)       Section 4.07(a) shall not prohibit:

(1)       the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration thereof or the giving of such irrevocable notice, as applicable, if at the date of declaration or the giving of such notice such payment would have complied with the provisions of this Indenture;

(2)       any Restricted Payment made in exchange for, or out of the proceeds of the substantially concurrent issuance or sale (other than to a Restricted Subsidiary or to an employee stock ownership plan or any trust established by the Company) of, Equity Interests of the Company (other than Disqualified Stock) (collectively, the “Refunding Capital Stock”);

(3)       the purchase, redemption, defeasance, repurchase or other acquisition or retirement of Subordinated Indebtedness of an Issuer or a Guarantor made by exchange for, or out of the proceeds of the substantially concurrent incurrence of, new Indebtedness of an Issuer or a Guarantor, as the case may be, which is incurred in compliance with Section 4.09 hereof so long as:

(a)       the principal amount (or accreted value, if applicable) of such new Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Subordinated Indebtedness being so purchased, redeemed, defeased, repurchased, acquired or retired for value, plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so purchased, redeemed, defeased, repurchased, acquired or retired and any fees and expenses incurred in connection with the issuance of such new Indebtedness;

(b)       such new Indebtedness is subordinated to the Notes or the applicable Guarantee at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, defeased, repurchased, acquired or retired for value;

(c)       such new Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so purchased, exchanged, redeemed, defeased, repurchased, acquired or retired; and

(d)       such new Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so purchased, exchanged, redeemed, defeased, repurchased, acquired or retired;

(4)       a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of the Company held by any future, present or former member of management, employee, officer, director or consultant of the Company or any of its Subsidiaries pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, or any stock subscription or shareholder agreement; provided, however, that the aggregate Restricted Payments made under this clause (4) do not exceed in any calendar year $20.0 million (with unused amounts in any calendar year beginning with 2022 being carried over to succeeding calendar years, subject to a maximum of $40.0 million in any calendar year); provided further that such amount in any calendar year may be increased by an amount not to exceed:

(a)       the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Company to members of management, directors or consultants of the Company or any of its Subsidiaries that occurs after the Measurement Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (3) of Section 4.07(a) hereof; plus

(b)       the cash proceeds of key man life insurance policies received by the Company or any of its Restricted Subsidiaries after the Measurement Date; less

(c)       the amount of any Restricted Payments previously made with the cash proceeds described in clauses (a) and (b) of this clause (4); and provided further that cancellation of Indebtedness owing to the Company or any Restricted Subsidiary from members of management of the Company or any of the Company’s Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Company will not be deemed to constitute a Restricted Payment for purposes of this Section 4.07 or any other provision of this Indenture;

(5)       repurchases of Equity Interests deemed to occur (i) upon exercise of stock options, stock appreciation rights or warrants if such Equity Interests represent a portion of the exercise price of such options, stock appreciation rights or warrants or (ii) for purposes of satisfying any required tax withholding obligation upon the exercise or vesting of a grant or award that was granted or awarded to an employee;

(6)       other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (6) not to exceed the greater of (x) $100.0 million and (y) 2.00% of Total Assets determined at the time of payment;

(7)       any Restricted Payment made in connection with the Transactions as described in the Initial Notes Offering Memorandum;

(8)       the repurchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Indebtedness or Preferred Stock pursuant to the provisions similar to those described under Section 4.10 and Section 4.14 hereof; provided that prior to any such repurchase, redemption, defeasance or other acquisition or retirement for value, all Notes tendered by Holders in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

(9)       the repurchase, redemption or other acquisition for value of Equity Interests of the Company deemed to occur in connection with paying cash in lieu of fractional shares of such Equity Interests in connection with a share dividend, distribution, share split, reverse share split, merger, consolidation, amalgamation or other business combination of the Company or its Subsidiaries, in each case, permitted under this Indenture;

(10)       the distribution, by dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Company or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, the primary assets of which are cash and/or Cash Equivalents);

(11)       [reserved];

(12)       the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Company or any Restricted Subsidiary or Preferred Stock of any Restricted Subsidiaries issued or incurred in accordance with the covenant described under Section 4.09 hereof;

(13)       payments of cash, or dividends, distributions or advances by the Company or any Restricted Subsidiary to allow the payment of cash in lieu of the issuance of fractional shares upon the exercise of options or warrants or upon the conversion or exchange of Capital Stock of any such Person;

(14)       mandatory redemptions or repurchases of Disqualified Stock the issuance of which itself constituted a Restricted Payment or Permitted Investment otherwise permissible hereunder;

(15)       the repurchase, redemption or other acquisition for value of Equity Interests pursuant to the Employee Matters Agreement;

(16)       dividends, loans, advances or distributions, directly or indirectly, to any Parent Entity or other payments by the Company or any Restricted Subsidiary in amounts equal to (without duplication): (a) the amounts required for any Parent Entity to make payments pursuant to any tax sharing agreement or to pay any Parent Entity Expenses and (b) amounts constituting or to be used for purposes of making payments to the extent specified in clauses (iii), (vi), (viii) and (xiii) of Section 4.11(b) hereof; and (c) up to $5 million per calendar year; and

(17)       investments or other Restricted Payments in an aggregate amount not to exceed an amount equal to the sum of Declined Excess Proceeds;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (6), (8) or (10) above, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

(c)       For purposes of determining compliance with this Section 4.07, in the event that a Restricted Payment or Investment (or portion thereof) meets the criteria of more than one of the categories of Permitted Payments described in clauses (1) through (17) of paragraph (b) above, or is permitted pursuant to this Section 4.07 and/or one or more of the clauses contained in the definition of “Permitted Investment,” the Company will be entitled to divide or classify such Restricted Payment or Investment (or portion thereof) on the date of its payment or later divide, classify or reclassify in whole or in part in its sole discretion (based on circumstances existing on the date of such division, classification or reclassification) such Restricted Payment or Investment (or portion thereof) in any manner that complies with this Section 4.07, including as an Investment pursuant to one or more of the clauses contained in the definition of “Permitted Investment.”

(d)       In connection with any commitment, definitive agreement or similar event relating to an Investment, the Company or applicable Restricted Subsidiary may designate such Investment as having occurred on the date of the commitment, definitive agreement or similar event relating thereto (such date, the “Election Date”) if, after giving pro forma effect to such Investment and all related transactions in connection therewith and any related pro forma adjustments, the Company or any of its Restricted Subsidiaries would have been permitted to make such Investment on the relevant Election Date in compliance with this Indenture, and any related subsequent actual making of such Investment will be deemed for all purposes under this Indenture to have been made on such Election Date, including for purposes of calculating any ratio, compliance with any test, usage of any baskets hereunder (if applicable) and EBITDA and for purposes of determining whether there exists any Default or Event of Default (and all such calculations on and after the Election Date until the termination, expiration, passing, rescission, retraction or rescindment of such commitment, definitive agreement or similar event shall be made on a pro forma basis giving effect thereto and all related transactions in connection therewith).

(e)       If the Company or a Restricted Subsidiary makes a Restricted Payment which at the time of the making of such Restricted Payment would in the good faith determination of the Company be permitted under the provisions of this Indenture, such Restricted Payment shall be deemed to have been made in compliance with this Indenture notwithstanding any subsequent adjustments made in good faith to the Company’s financial statements affecting Consolidated Net Income or EBITDA of the Company for any period that result in such Restricted Payment not being permitted under this Section 4.07 as recomputed on the basis of such adjusted financial statements.

(f)       As of the date hereof, Uniti Fiber Bridge Borrower LLC, Uniti Fiber Bridge HoldCo LLC and Uniti Fiber GulfCo LLC are Unrestricted Subsidiaries. The Company shall not permit any Restricted Subsidiary to become an Unrestricted Subsidiary except pursuant to Section 4.18. For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated shall be deemed to be an Investment in an amount determined as set forth in the definition of “Investments.” Such designation shall be permitted only if an Investment in such amount would be permitted at such time, whether as a Restricted Payment or a Permitted Investment, and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the covenants set forth in this Indenture.

(g)       The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant will be determined by the Board of Directors of the Company or senior management thereof whose good faith determination will be conclusive.

Section 4.08. Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

(i)        (A)      pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or

(B)       pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

(ii)       make loans or advances to the Company or any of its Restricted Subsidiaries; or

(iii)      sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

(b)       The restrictions in Section 4.08(a) hereof shall not apply to encumbrances or restrictions existing under or by reason of:

(i)       contractual encumbrances or restrictions in effect on the Measurement Date, including pursuant to any Transaction Agreement, or pursuant to the Senior Credit Facilities and the related documentation and related Hedging Obligations;

(ii)       (1) this Indenture, the Notes and the Guarantees, (2) the indentures governing the Existing Secured Notes, the Existing Secured Notes and the guarantees thereof, including any future guarantees, (3) the indentures governing the Unsecured Notes, the Unsecured Notes and the guarantees thereof, including any future Guarantees, (4) the Security Documents and (5) any agreement governing Indebtedness permitted to be incurred pursuant to the covenant described under Section 4.09 herein; provided, that the provisions relating to restrictions of the type described in clauses (i) through (iii) of Section 4.08(a) hereof contained in such agreement, taken as a whole, are (y) not materially more restrictive, taken as a whole, as determined in good faith by the Company, than the provisions contained in the Senior Credit Facilities, the Security Documents (including, for the avoidance of doubt, in each case any amendments, supplements, modifications, restatements or refinancings thereof), or in this Indenture or in the indentures governing the Existing Secured Notes or the Unsecured Notes, as applicable, in each case as in effect when initially executed or (z) shall not, in the good faith judgment of the Company, affect the ability of the Company to make anticipated payments of principal, premium, if any, interest or any other payments on the Notes;

(iii)       purchase money obligations and Capitalized Lease Obligations that impose restrictions of the nature discussed in clause (iii) of Section 4.08(a) hereof on the property so acquired or leased;

(iv)      applicable law or any applicable rule, regulation, license, permit or order;

(v)       any agreement or other instrument of a Person acquired by or merged or consolidated with or into the Company or any of its Restricted Subsidiaries (including the acquisition of a minority interest of such Person) in existence at the time of such transaction (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired;

(vi)      contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of the Company, that impose restrictions solely on the assets to be sold;

(vii)     Secured Indebtedness otherwise permitted to be incurred pursuant to Section 4.09 hereof and Section 4.12 hereof that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(viii)    restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(ix)      other Indebtedness, Disqualified Stock or Preferred Stock of Non-Guarantor Subsidiaries permitted to be incurred subsequent to the Issue Date pursuant to Section 4.09 hereof;

(x)       customary provisions in joint venture agreements or arrangements and other similar agreements or arrangements relating solely to such joint venture or other arrangements;

(xi)      customary provisions contained in leases, sub-leases, licenses or sub-licenses and other agreements, in each case, entered into in the ordinary course of business or as is typical in the same or similar industries;

(xii)     any encumbrances or restrictions of the type referred to in clauses (i), (ii) and (iii) of Section 4.08(a) hereof imposed by any amendments, modifications, restatements, increases, supplements or refinancings of the contracts, instruments or obligations referred to in clauses (i) through (xi) of this Section 4.08(b); provided that such amendments, modifications, restatements, increases, supplements or refinancings are, in the good faith judgment of the Company, no more restrictive in any material respect with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, increase, supplement or refinancing; and

(xiii)    restrictions in agreements or instruments that prohibit the payment or making of dividends other than on a pro rata basis.

Section 4.09. Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock. (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become liable, contingently, or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness) and the Company shall not issue any shares of Disqualified Stock and shall not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or Preferred Stock; provided, however, that the Company may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Restricted Subsidiary may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, if the Consolidated Net Leverage Ratio at the time such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been no greater than 6.5 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of the most recently ended four fiscal quarters for which internal financial statements are available; provided further, however, that Non-Guarantor Subsidiaries may not incur Indebtedness or issue Disqualified Stock or Preferred Stock if, after giving pro forma effect to such incurrence or issuance, the amount of Indebtedness or Disqualified Stock or Preferred Stock of Non-Guarantor Subsidiaries outstanding pursuant to this Section 4.09(a) (or clause (xii) of Section 4.09(b) in respect thereof) and clause (xvii) of Section 4.09(b) hereof exceeds the greater of (x) $300 million and (y) 50% of LTM EBITDA (measured at the time of incurrence).

(b)       The provisions of Section 4.09(a) hereof shall not apply to:

(i)       the incurrence of Indebtedness under Credit Facilities (including the 2025 Secured Notes outstanding as of the Measurement Date) by the Company or any of its Restricted Subsidiaries and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof); provided, however, that immediately after giving effect to any such incurrence, the then outstanding aggregate principal amount of all Indebtedness under this clause (i) does not exceed at any one time the greater of (x) $3,375 million and (y) an aggregate principal amount of Secured Indebtedness that at the time of incurrence does not cause the Consolidated Secured Net Leverage Ratio to exceed 4.00 to 1.00;

(ii)       the incurrence by the Issuers and any Guarantor of Indebtedness represented by the Notes (including any Guarantee) (other than any Additional Notes);

(iii)      Indebtedness of the Company or any of its Restricted Subsidiaries in existence, or any Preferred Stock of the Company or any of its Restricted Subsidiaries outstanding, on the Issue Date (other than Indebtedness described in clauses (i), (ii), (vii) or (viii) of this Section 4.09(b) but including the Existing Notes outstanding on the Issue Date other than the 2025 Secured Notes referred to in clause (1) above);

(iv)      Indebtedness (including Capitalized Lease Obligations, purchase money obligations and mortgage financings), Disqualified Stock and Preferred Stock incurred or issued by the Company or any of its Restricted Subsidiaries to finance the purchase, lease, construction or improvement of property (real or personal) or equipment that is used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets, and any Indebtedness incurred to refinance any such Indebtedness, in an aggregate principal amount or liquidation preference which, when aggregated with the principal amount of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding under this clause (iv) does not exceed the greater of (x) $150.0 million and (y) 5.50% of Total Assets determined at the time of incurrence or issuance;

(v)       Indebtedness incurred by the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit, bankers’ acceptances, bank guarantees, warehouse receipts or similar facilities issued or entered into in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, performance or surety bonds, health, disability or other employee benefits, property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims, performance or surety bonds, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance;

(vi)      Indebtedness arising from agreements of the Company or its Restricted Subsidiaries providing for indemnification, holdback, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition;

(vii)     Indebtedness of the Company to a Restricted Subsidiary or a Restricted Subsidiary to the Company or another Restricted Subsidiary; provided that any such Indebtedness (other than such as may arise from ordinary course intercompany cash management obligations) owing by an Issuer or a Guarantor to a Non-Guarantor Subsidiary is expressly subordinated in right of payment to the Notes or the applicable Guarantee, as applicable; and provided further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Company or another Restricted Subsidiary, as applicable, or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (vii);

(viii)    shares of Preferred Stock of a Restricted Subsidiary issued to the Company or another Restricted Subsidiary, provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in such Preferred Stock being beneficially owned by a Person other than the Company or any Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Company or another of its Restricted Subsidiaries) shall be deemed in each case to be an issuance of such shares of Preferred Stock not permitted by this clause (viii);

(ix)       Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting interest rate risk with respect to any Indebtedness permitted to be incurred pursuant to this covenant, exchange rate risk, commodity pricing risk or any combination thereof;

(x)       obligations in respect of performance, bid, appeal and surety bonds and completion guarantees and similar obligations provided by the Company or any of its Restricted Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice;

(xi)       Indebtedness or Disqualified Stock of the Company and Indebtedness, Disqualified Stock or Preferred Stock of any Issuer, Guarantor or Regulated Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the outstanding principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred pursuant to this clause (xi), together with any Refinancing Indebtedness in respect thereof incurred pursuant to clause (xii), does not at any one time outstanding exceed the greater of (x) $350.0 million and (y) 7.50% of Total Assets determined at the time of incurrence;

(xii)       the incurrence by the Company or any Restricted Subsidiary of Indebtedness, Disqualified Stock or Preferred Stock which serves to refinance:

(a)       any Indebtedness, Disqualified Stock or Preferred Stock incurred or issued as permitted under Section 4.09(a) hereof and clauses (ii), (iii), (iv), (xi), (xiii) and (xvii) of this Section 4.09(b), or

(b)       any Indebtedness, Disqualified Stock or Preferred Stock incurred or issued to so refinance the Indebtedness, Disqualified Stock or Preferred Stock described in clause (a) of this Section 4.09(b)(xii), including, in each case, additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay premiums (including tender premiums), accrued interest, defeasance costs and reasonable fees and expenses in connection therewith (collectively, the “Refinancing Indebtedness”); provided, however, that such Refinancing Indebtedness:

(A)       has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refinanced,

(B)       to the extent such Refinancing Indebtedness refinances (i) Indebtedness subordinated or pari passu to the Notes or any Guarantee thereof, such Refinancing Indebtedness is subordinated or pari passu, as the case may be, to the Notes or the Guarantee at least to the same extent as the Indebtedness being refinanced or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively, and

(C)       shall not include:

(i)       Indebtedness, Disqualified Stock or Preferred Stock of a Non-Guarantor Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Issuer;

(ii)      Indebtedness, Disqualified Stock or Preferred Stock of a Non Guarantor Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of a Guarantor; or

(iii)     Indebtedness, Disqualified Stock or Preferred Stock of the Company or a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary;

and provided further that subclause (A) of this clause (xii) will not apply to any refinancing of Indebtedness under the Senior Credit Facilities;

(xiii)       Indebtedness, Disqualified Stock or Preferred Stock of (x) the Company or a Restricted Subsidiary incurred to finance an acquisition or (y) Persons that are acquired by the Company or any Restricted Subsidiary or merged into or consolidated with the Company or a Restricted Subsidiary in accordance with the terms of this Indenture; provided that after giving effect to such acquisition, merger or consolidation, either:

(a)       the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Net Leverage Ratio test set forth in Section 4.09(a) hereof, or

(b)       the Consolidated Net Leverage Ratio is less than or equal to the Consolidated Net Leverage Ratio immediately prior to such acquisition, merger or consolidation;

(xiv)      Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or other cash management services in the ordinary course of business, provided that such Indebtedness is extinguished within ten (10) Business Days of notice of its incurrence;

(xv)       Indebtedness of the Company or any of its Restricted Subsidiaries supported by a letter of credit, in a principal amount not in excess of the stated amount of such letter of credit;

(xvi)      (a) any guarantee by the Company or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of this Indenture, or (b) any guarantee by a Restricted Subsidiary (or co-issuances by an Issuer) of Indebtedness of the Company; provided that such guarantee is incurred in accordance with Section 4.15 hereof;

(xvii)     Indebtedness of Non-Guarantor Subsidiaries in an aggregate principal amount, which when aggregated with the principal amount of all other Indebtedness then outstanding and incurred pursuant to this clause (xvii) and under Section 4.09(a) hereof, together with any Refinancing Indebtedness in respect thereof incurred pursuant to clause (xii), does not exceed the greater of (x) $300.0 million and (y) 50% of LTM EBITDA, measured at the time of incurrence, at any one time outstanding;

(xviii)     Indebtedness of the Company or any of its Restricted Subsidiaries consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements in each case, incurred in the ordinary course of business;

(xix)       Indebtedness of the Company or any of its Restricted Subsidiaries undertaken in connection with cash management and related activities with respect to any Subsidiary or joint venture in the ordinary course of business;

(xx)       the issuance of Equity Interests (other than Disqualified Stock) in the Company or CSL National in connection with “UP-REIT” acquisitions that do not constitute a Change of Control;

(xxi)       Indebtedness consisting of Indebtedness issued by the Company or any of its Restricted Subsidiaries to current or former officers, directors and employees thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Company to the extent described in clause (4) of Section 4.07(b) hereof; and

(xxii)      Indebtedness in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause and then outstanding, will not exceed 100% of the net cash proceeds received by the Company from the issuance or sale (other than to a Restricted Subsidiary) of its Capital Stock or otherwise contributed to the equity (in each case, other than through the issuance of Disqualified Stock, Designated Preferred Stock or an Excluded Contribution) of the Company, in each case, subsequent to the Measurement Date, and any Refinancing Indebtedness in respect thereof; provided, however, that (i) any such net cash proceeds that are so received or contributed shall not increase the amount available for making Restricted Payments to the extent the Company and its Restricted Subsidiaries Incur Indebtedness in reliance thereon and (ii) any net cash proceeds that are so received or contributed shall be excluded for purposes of Incurring Indebtedness pursuant to this clause to the extent such net cash proceeds or cash have been applied to make Restricted Payments.

(c)       For purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (i) through (xxii) of Section 4.09(b) hereof or is entitled to be incurred pursuant to Section 4.09(a) hereof, the Company, in its sole discretion, will divide and/or classify on the date of incurrence and may later redivide and/or reclassify such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in one of the above clauses of Section 4.09(b) or in Section 4.09(a); provided that (x) all Indebtedness outstanding under the Senior Credit Facilities and the 2025 Secured Notes on the Measurement Date and still outstanding on the Issue Date will be treated as incurred on the Issue Date under clause (i) of Section 4.09(b) and will not later be reclassified, and (y) to the extent any Existing 2028 Secured Notes issued on the Measurement Date were used to refinance the 2025 Secured Notes, the principal amount of such Notes will be treated as incurred under clause (i) of Section 4.09(b) and will not later be reclassified.

(d)       For all purposes under this Indenture, including for purposes of calculating the Consolidated Secured Net Leverage Ratio or the Consolidated Net Leverage Ratio, as applicable, in connection with the incurrence, issuance or assumption of any Indebtedness pursuant to Section 4.09(a) or Section 4.09(b) or the incurrence or creation of any Lien pursuant to the definition of “Permitted Liens” or otherwise, the Company may elect, at its option, to treat all or any portion of the committed amount of any Indebtedness (and the issuance and creation of letters of credit and bankers’ acceptances thereunder) which is to be incurred (or any commitment in respect thereof) or secured by such Lien, as the case may be (any such committed amount elected until revoked as described below, the “Reserved Indebtedness Amount”), as being incurred as of such election date, and, if such Consolidated Secured Net Leverage Ratio, the Consolidated Net Leverage Ratio or other provision of this Indenture, as applicable, is complied with (or satisfied) with respect thereto on such election date, any subsequent borrowing or reborrowing thereunder (and the issuance and creation of letters of credit and bankers’ acceptances thereunder) will be deemed to be permitted under this Section 4.09 or the definition of “Permitted Liens,” as applicable, whether or not the Consolidated Secured Net Leverage Ratio, the Consolidated Net Leverage Ratio or other provision of this Indenture, as applicable, at the actual time of any subsequent borrowing or reborrowing (or issuance or creation of letters of credit or bankers’ acceptances thereunder) is complied with (or satisfied) for all purposes (including as to the absence of any continuing Default or Event of Default); provided that for purposes of subsequent calculations of the Consolidated Net Leverage Ratio, the Consolidated Secured Net Leverage Ratio or other provision of this Indenture, as applicable, the Reserved Indebtedness Amount shall be deemed to be outstanding, whether or not such amount is actually outstanding, for so long as such commitments are outstanding or until the Company revokes an election of a Reserved Indebtedness Amount.

(e)       Notwithstanding anything in this Section 4.09 to the contrary, in the case of any Indebtedness incurred to refinance Indebtedness initially incurred in reliance on any of clauses (i) through (xxii) of Section 4.09(b) measured by reference to a percentage of Total Assets or LTM EBITDA at the time of incurrence, if such refinancing would cause the percentage of Total Assets or LTM EBITDA restriction to be exceeded if calculated based on the percentage of Total Assets or LTM EBITDA on the date of such refinancing, such percentage of Total Assets or LTM EBITDA restriction shall not be deemed to be exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced, plus accrued and unpaid interest, dividends, premiums (including tender premiums), defeasance costs, underwriting discounts, fees, costs and expenses (including original issue discount, upfront fees or similar fees) in connection with such refinancing.

(f)       Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional indebtedness with the same terms, the payment of dividends in the form of additional shares of Disqualified Stock or Preferred Stock, as applicable, of the same class, and accretion of original issue discount or liquidation preference will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this Section 4.09. Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this Section 4.09.

(g)       For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed or first incurred (whichever is lower), in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. For the avoidance of doubt and notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that may be incurred pursuant to this Section 4.09 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies.

(h)       The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

(i)       The Company will not, and will not permit any other Issuer or any Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is subordinated in right of payment to any Indebtedness of the Company, such other Issuer or such Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Notes or such Guarantor’s Guarantee to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Company, such Issuer or such Guarantor, as the case may be.

(j)       For the purposes of this Indenture, Indebtedness that is unsecured is not deemed to be subordinated to Secured Indebtedness merely because it is unsecured, and Indebtedness is not deemed to be subordinated to any other Indebtedness merely because it has a junior priority with respect to the same collateral.

Section 4.10. Asset Sales. (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale, unless:

(i)       the Company or any such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Company) of the assets sold or otherwise disposed of; and

(ii)       except in the case of a Permitted Asset Swap or the disposition of any property the disposition of which is necessary for the Company, a REIT Parent or a Restricted Subsidiary to qualify, or to maintain its qualification, as a REIT for U.S. federal income tax purposes, in each case, in the Company’s good faith determination, at least 75% of the consideration therefor received by the Company or any such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of:

(A)       any liabilities (as shown on the Company’s most recent consolidated balance sheet or in the footnotes thereto, or if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been reflected on the Company’s consolidated balance sheet or in the footnotes thereto if such incurrence or accrual had taken place on or prior to the date of such balance sheet, as determined in good faith by the Company) of the Company or such Restricted Subsidiary (other than Contingent Obligations and liabilities that are by their terms subordinated to the Notes or any Guarantee) that are assumed by the transferee of any such assets (or are otherwise extinguished by the transferee in connection with the transactions relating to such Asset Sale) or are acquired and extinguished by the Company or such Restricted Subsidiary and, in each case, for which the Company, and all such Restricted Subsidiaries shall have no further obligation with respect thereto,

(B)       any notes or other obligations or securities received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents, or by their terms are required to be satisfied for cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received), in each case, within 180 days following the closing of such Asset Sale,

(C)       any Designated Non-cash Consideration received by the Company or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value (as determined in good faith by the Company), taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding (but, to the extent that any such Designated Non-cash Consideration is sold or otherwise liquidated for cash, minus the lesser of (a) the amount of the cash received (less the cost of disposition, if any) and (b) the initial amount of such Designated Non-cash Consideration) not to exceed the greater of (x) $350.0 million and (y) 7.50% of Total Assets, with the fair market value (as determined in good faith by the Company) of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value, and

(D)       any Capital Stock or assets described in clauses (A) and (D) of Section 4.10(b)(ii) hereof shall be deemed to be cash for purposes of this provision and for no other purpose.

(b)       Within 365 days after the receipt of any Net Proceeds of any Asset Sale, the Company or such Restricted Subsidiary, at its option, may apply an amount equal to the Net Proceeds from such Asset Sale,

(i)       to permanently reduce:

(A)       Obligations under the Notes or any other Pari Passu Indebtedness (including obligations under the Senior Credit Facilities and the Existing Secured Notes) of an Issuer or a Guarantor (and to correspondingly reduce commitments with respect thereto, if applicable); provided that if such Net Proceeds are applied to other Pari Passu Indebtedness then the Issuers shall (i) equally and ratably reduce Obligations under the Notes (x) as provided under Section 3.07 or (y) through open market purchases or (ii) make an offer (in accordance with Section 4.10(c) hereof) to all Holders of Notes to purchase their Notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the principal amount of Notes that would otherwise be redeemed under clause (i), or

(B)       Indebtedness of a Non-Guarantor Subsidiary, other than Indebtedness owed to the Company or another Restricted Subsidiary; or

(ii)       to make (A) an Investment in any one or more businesses; provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Company or another of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (B) acquire properties (other than Capital Stock), (C) make capital expenditures or (D) acquire other assets (other than Capital Stock) that, in the case of each of (A), (B), (C) and (D) are either (x) used or useful in a Similar Business or (y) replace the businesses, properties and/or assets that are the subject of such Asset Sale (provided that such assets or Capital Stock shall be pledged as Collateral (unless such assets or Capital Stock are Excluded Assets and are not pledged to secure any other First-Priority Obligations) under the Security Documents and in accordance with this Indenture substantially simultaneously with such Investment or acquisition to the extent the assets disposed of constituted Collateral);

provided that, in the case of clause (ii) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as the Company, or such other Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of such commitment (an “Acceptable Commitment”); provided further that if any Acceptable Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied, then such Net Proceeds shall constitute Excess Proceeds; or

(iii)       any combination of the foregoing.

(c)       Any Net Proceeds from an Asset Sale that are not invested or applied as provided and within the time period set forth in Section 4.10(b) will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $75.0 million, the Company or any Restricted Subsidiary shall make an offer to all Holders of Notes and, if required by the terms of any Pari Passu Indebtedness, to the holders of such Pari Passu Indebtedness (an “Asset Sale Offer”) to purchase the maximum aggregate principal amount of the Notes in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof and such Pari Passu Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any (or, in respect of such Pari Passu Indebtedness, such lesser price, if any, as may be provided for or permitted by the terms of such Pari Passu Indebtedness), to the date fixed for the closing of such offer, in accordance with the procedures set forth in this Indenture.

(d)       The Issuers shall commence an Asset Sale Offer with respect to Excess Proceeds within fifteen (15) Business Days after the date that Excess Proceeds exceed $75.0 million by electronically delivering or mailing the notice required pursuant to the terms of this Indenture, with a copy to the Trustee.

(e)       To the extent that the aggregate principal amount of Notes and such Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuers may use any remaining Excess Proceeds (the “Declined Excess Proceeds”) for general corporate purposes, subject to Section 4.10(f) below and the other covenants contained in this Indenture. If the aggregate amount (determined as above) of Notes and the Pari Passu Indebtedness surrendered in an Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and the Issuers or the agent for such Pari Passu Indebtedness shall select such Pari Passu Indebtedness to be purchased (i) if the Notes or such Pari Passu Indebtedness are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes or such Pari Passu Indebtedness, as applicable, are listed, (ii) on a pro rata basis based on the amount (determined as set forth above) of the Notes and such Pari Passu Indebtedness tendered or (iii) by lot or such similar method in accordance with the procedures of DTC; provided that no Notes of $2,000 or less shall be repurchased in part. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

(f)       Pending the final application of any Net Proceeds pursuant to this Section 4.10, the holder of such Net Proceeds may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Proceeds in any manner not prohibited by this Indenture.

(g)       The Issuers shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations described in this Indenture by virtue thereof.

Section 4.11. Transactions with Affiliates. (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $50.0 million, unless:

(i)       such Affiliate Transaction is on terms that are not materially less favorable, taken as a whole, as determined in good faith by the Company or senior management thereof, to the Company or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis; and

(ii)       any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $75.0 million is approved by the majority of the Board of Directors of the Company.

(b)       Section 4.11 hereof shall not apply to the following:

(i)       transactions between or among the Company and any of its Restricted Subsidiaries (or an entity that becomes a Restricted Subsidiary as a result of, or in connection with, such transaction, so long as neither such entity nor the selling entity was an Affiliate of the Company or any Restricted Subsidiary prior to such transaction);

(ii)       Restricted Payments permitted by Section 4.07 hereof and Permitted Investments;

(iii)      the payment of reasonable and customary fees and compensation paid to, and indemnities and reimbursements and employment and severance arrangements and agreements provided on behalf of, or entered into with, current or former officers, directors, employees or consultants of the Company or any of its Restricted Subsidiaries;

(iv)      any agreement as in effect as of the Issue Date or any amendment, supplement, modification, extension or renewal thereto (so long as such amendments, supplements, modifications, extensions or renewals are not disadvantageous in any material respect to the Holders when taken as a whole as compared to the applicable agreement as in effect on the Issue Date, as determined in good faith by the Board of Directors of the Company or the senior management thereof) and any transaction contemplated thereby as determined in good faith by the Company;

(v)       the Transactions and the payment of all fees and expenses related to the Transactions;

(vi)      transactions with customers (excluding leases), clients, suppliers, or purchasers or sellers of goods or services, or transactions otherwise relating to the purchase or sale of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture which are fair to the Company and its Restricted Subsidiaries, in the reasonable determination of the Board of Directors of the Company or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party as determined by the Board of Directors of the Company or the senior management thereof;

(vii)     the issuance or transfer of Equity Interests (other than Disqualified Stock) of the Company and the granting and performance of any registration rights with respect thereto;

(viii)    payments or loans (or cancellation of loans) to current or former employees, officers, directors or consultants of the Company or any of its Restricted Subsidiaries and employment agreements, benefit plans, equity plans, stock option and stock ownership plans and other similar arrangements with such employees, officers, directors or consultants which, in each case, are approved by the Company in good faith;

(ix)      transactions with joint ventures or similar arrangements for the purchase or sale of goods, equipment and services entered into in the ordinary course of business;

(x)       transactions in which the Company or any Restricted Subsidiary, as the case may be, delivered to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (i) of Section 4.11(a);

(xi)       the issuances of securities or other payments, loans (or cancellation of loans) awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, benefit plans, equity plans, stock option and stock ownership plans or similar employee benefit plans approved by the Board of Directors of the Company in good faith;

(xii)       any contribution to the capital of the Company (other than in consideration of Disqualified Stock);

(xiii)       the provision to Unrestricted Subsidiaries of cash management, accounting and other overhead services in the ordinary course of business undertaken in good faith and not for the purpose of circumventing any covenant set forth in this Indenture;

(xiv)       transactions with a Person (other than an Unrestricted Subsidiary) that is an Affiliate of the Company solely because the Company, directly or indirectly, owns Equity Interests in, or controls, such Person; and

(xv)       transactions with Affiliates solely in their capacity as holders of Indebtedness or Equity Interests where such Affiliate receives the same consideration or is treated the same as non-Affiliates in such transaction.

Section 4.12. Liens. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur or assume any Lien (except Permitted Liens) that secures obligations under any Indebtedness or any related guarantee or on any asset or property of the Company or any Restricted Subsidiary.

The foregoing shall not apply to (A) Liens securing the Notes (but not Additional Notes) and the related Guarantees and other Obligations in respect thereof (including any Refinancing Liens (as defined below) incurred pursuant to clause (D) below), (B) Liens on Collateral ranking equally with the Liens securing the Notes and related Guarantees securing (i) Indebtedness permitted to be incurred under Credit Facilities, including any letter of credit facility relating thereto, that was incurred pursuant to clause (i) of Section 4.09(b) hereof and (ii) the Existing Secured Notes outstanding on the Issue Date (including, in the case of clause (i) and (ii), any Refinancing Liens incurred pursuant to clause (D) below), (C) Liens (if on the Collateral then only if ranking equally with the Liens securing the Notes and related Guarantees) securing Indebtedness permitted to be Incurred pursuant to Section 4.09 hereof (including any Refinancing Liens incurred pursuant to clause (D) below); provided, that at the time of any Incurrence of such Pari Passu Indebtedness and after giving pro forma effect thereto (and the application of the net proceeds therefrom) under this clause (C), the Consolidated Secured Net Leverage Ratio shall not be greater than 4.00 to 1.00; (D) Liens securing any Refinancing Indebtedness in respect of the foregoing (“Refinancing Liens”); and (E) Liens on the Collateral ranking junior to the Liens securing the Notes and the Guarantees pursuant to an intercreditor agreement containing customary terms (as determined by the Company).

For purposes of this Section 4.12, with respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms, accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness.

For purposes of determining compliance with this Section 4.12, (i) a Lien need not be incurred solely by reference to one provision above or one category of Permitted Liens described but is permitted to be incurred in part under any combination thereof, (ii) in the event that a Lien (or any portion thereof) meets the criteria of one or more of the provisions above or any category of Permitted Liens, the Company shall, in its sole discretion, classify or reclassify such Lien (or any portion thereof) in any manner that complies with this definition and (iii) in the event that a portion of Indebtedness secured by a Lien could be classified as secured in part pursuant to clause (C) above (giving effect only to the incurrence of such portion of such Indebtedness), the Company, in its sole discretion, may classify such portion of such Indebtedness (and any Obligations in respect thereof) as having been secured pursuant to clause (C) above and thereafter the remainder of the Indebtedness as having been secured pursuant to one or more of the other clauses of this Section 4.12 or the definition of Permitted Liens.

Section 4.13. Existence. Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its existence, and the existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided that the Company shall not be required to preserve any such right, license or franchise, or the existence of any of its Restricted Subsidiaries, if (a) the Company in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, or (b) the failure to preserve such right, license or franchise, or such existence, is not adverse in any material respect to the Holders of the Notes.

Section 4.14. Offer to Repurchase Upon Change of Control. (a) If a Change of Control Repurchase Event occurs after the Issue Date, unless the Issuers have previously or concurrently transmitted a redemption notice with respect to all the outstanding Notes pursuant to Section 3.07 hereof, the Issuers shall make an offer to purchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of purchase, subject to the right of Holders of the Notes of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date. Within 30 days following any Change of Control Repurchase Event, unless the Issuers have previously or concurrently transmitted a redemption notice with respect to all the outstanding Notes pursuant to Section 3.07 hereof, the Issuers shall send notice of such Change of Control Offer, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the security register or otherwise in accordance with the procedures of DTC, with the following information:

(i)       that a Change of Control Offer is being made pursuant to this Section 4.14 and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuers;

(ii)       the purchase price and the purchase date, which will, subject to clause (vii) of this Section 4.14(a), be no earlier than 30 days nor later than 60 days from the date such notice is transmitted (the “Change of Control Payment Date”);

(iii)      that any Note not properly tendered will remain outstanding and continue to accrue interest;

(iv)      that unless the Issuers default in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the applicable Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(v)       that Holders will be entitled to withdraw their tendered Notes and their election to require the Issuers to purchase such Notes, provided that the paying agent receives, not later than the close of business on the 30th day following the date of the Change of Control Repurchase Event notice, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(vi)      that if the Holders tender less than all of the Notes, the Holders of the remaining Notes will be issued new Notes and such new Notes will be equal in principal amount to the unpurchased portion of the Notes surrendered. The unpurchased portion of the Notes must be equal to $2,000 or an integral multiple of $1,000 in excess thereof;

(vii)     if such notice is delivered prior to the occurrence of a Change of Control, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control, and if applicable, shall state that, in the Issuers’ discretion, the Change of Control Payment Date may be delayed until such time as the Change of Control shall occur, or that such redemption may not occur and such notice may be rescinded in the event that the Issuers shall determine that such condition will not be satisfied by the Change of Control Payment Date or by the Change of Control Payment Date as so delayed; and

(viii)    the other instructions, as determined by the Issuers, consistent with this Section 4.14, that a Holder must follow.

The Issuers shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under this Indenture by virtue thereof.

(b)       On the Change of Control Payment Date, the Issuers will, to the extent permitted by law,

(i)       accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer,

(ii)      deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered, and

(iii)     deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by the Issuers.

(c)       The Issuers shall not be required to make a Change of Control Offer following a Change of Control Repurchase Event if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuers and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or (2) notice of redemption has been given pursuant to this Indenture with respect to all of the outstanding Notes pursuant to Section 3.07, unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

(d)       Notes repurchased by the Issuers pursuant to a Change of Control Offer will have the status of Notes issued but not outstanding or will be retired and canceled at the option of the Issuers. Notes purchased by a third party pursuant to Section 4.14(c) will have the status of Notes issued and outstanding unless transferred to the Issuers.

(e)       Other than as specifically provided in this Section 4.14, any purchase pursuant to this Section 4.14 shall be made pursuant to the provisions of Sections 3.02, 3.05 and 3.06 hereof.

Section 4.15. Limitation on Guarantees of Indebtedness by Restricted Subsidiaries. The Company shall not permit any Non-Guarantor Subsidiary to guarantee the payment of any Indebtedness under the Senior Credit Facilities after the Issue Date unless:

(a)       such Restricted Subsidiary within 20 business days executes and delivers a supplemental indenture to this Indenture, the form of which is attached as Exhibit D hereto, providing for a Guarantee by such Restricted Subsidiary;

(b)       the Company shall within 20 business days deliver to the Trustee an Officer’s Certificate and Opinion of Counsel reasonably satisfactory to the Trustee;

provided that this Section 4.15 shall not be applicable to any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary. The Company may elect, in its sole discretion, to cause any Subsidiary that is not otherwise required to be a Guarantor to become a Guarantor, in which case such Subsidiary shall not be required to comply with the 20 business day periods described in this Section 4.15.

Section 4.16. Suspension of Certain Covenants. (a) During any period of time that: (i) the Notes have Investment Grade Ratings from both Rating Agencies and (ii) no Default has occurred and is continuing under this Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), the Company and its Restricted Subsidiaries shall not be subject to Section 4.07 hereof, Section 4.08 hereof, Section 4.09 hereof, Section 4.10 hereof, Section 4.11 hereof, Section 4.15 hereof (but only with respect to any Person that is required to become a Guarantor after the date of the commencement of the applicable Suspension Period as defined in clause (b) of this Section 4.16), Section 4.17 hereof and clause (iv) of Section 5.01(a) hereof (the “Suspended Covenants”).

(b)       If on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraws its Investment Grade Rating or downgrades the rating assigned to the Notes below an Investment Grade Rating, the Company and the Restricted Subsidiaries shall thereafter again be subject to the Suspended Covenants with respect to future events. The period of time beginning on the day of a Covenant Suspension Event and ending on a Reversion Date is referred to herein as a “Suspension Period.”

(c)       On each Reversion Date, all Indebtedness Incurred, or Disqualified Stock or Preferred Stock issued, during the Suspension Period will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under Section 4.09(b)(iii). Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 4.07 will be made as though Section 4.07 had been in effect since the Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period shall reduce the amount available to be made as Restricted Payments under Section 4.07(a). No Default or Event of Default shall be deemed to have occurred on the Reversion Date as a result of any actions taken by the Company or its Restricted Subsidiaries during the Suspension Period. Notwithstanding the foregoing, during the Suspension Period the Company shall not designate any of its Restricted Subsidiaries to be Unrestricted Subsidiaries unless the Company would have been permitted to designate such Subsidiary as an Unrestricted Subsidiary if a Suspension Period had not been in effect for any period, and, following the Reversion Date, such designation shall be deemed to have created an Investment or Restricted Payment pursuant to Section 4.07(b) at the time of such designation. For purposes of Section 4.10, on the Reversion Date, the unutilized Excess Proceeds amount shall be reset to zero.

(d)       The Company shall deliver promptly to the Trustee an Officer’s Certificate notifying it of the occurrence of any Covenant Suspension Event or Reversion Date under this Section 4.16; provided, however, that the Trustee shall have no obligation to ascertain or verify the occurrence of any Covenant Suspension Event or Reversion Date.

Section 4.17. Limitations on Business Activities. The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than Similar Businesses, except as would not be material to the Company and its Restricted Subsidiaries, taken as a whole.

Section 4.18. Designation of Restricted and Unrestricted Subsidiaries. (a) The Board of Directors of the Company may designate any Restricted Subsidiary of the Company (other than any Issuer) to be an Unrestricted Subsidiary; provided that:

(i)       any guarantee by the Company or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated will be deemed to be an incurrence of Indebtedness by the Company or such Restricted Subsidiary (or both, if applicable) at the time of such designation, and such incurrence of Indebtedness would be permitted under Section 4.09 hereof;

(ii)       the aggregate fair market value (as determined in good faith by the Company) of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary being so designated (including any guarantee by the Company or any Restricted Subsidiary thereof of any Indebtedness of such Subsidiary) will be deemed to be an Investment made as of the time of such designation and that such Investment would be permitted under Section 4.07 hereof;

(iii)       the Subsidiary being so designated:

(A)       has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries, except (i) to the extent such guarantee or credit support would be released upon such designation or (ii) a pledge of the Equity Interests of the Unrestricted Subsidiary that is the obligor thereunder; and

(B)       is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (i) to subscribe for additional Equity Interests or (ii) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results (except to the extent permitted under Section 4.07 hereof); and

(iv)       no Default or Event of Default would be in existence following such designation.

(b)       Any designation of a Restricted Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee the Board Resolution giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the preceding conditions and was permitted by this Indenture. If, at any time, any Unrestricted Subsidiary would fail to meet any of the preceding requirements described in clause (iii) of Section 4.18(a), it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness, Investments, or Liens on the property, of such Subsidiary will be deemed to be incurred or made by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness, Investments or Liens are not permitted to be incurred or made as of such date under this Indenture, the Company will be in default under this Indenture.

(c)       The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that:

(i)       such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness (including any Obligations that are non-recourse) of such Unrestricted Subsidiary and such designation will only be permitted if such Indebtedness is permitted under Section 4.09 hereof; and

(ii)       no Default or Event of Default would be in existence following such designation.

Section 4.19. No Impairment of the Security Interests. No Issuer nor any of the Guarantors will be permitted to take any action, or knowingly or negligently omit to take any action, which action or omission would have the result of materially impairing the security interest with respect to the Collateral for the benefit of the Holders and the Trustee, it being understood that any release of Collateral as permitted by this Indenture and the Security Documents will not be deemed to impair such security interests.

Section 4.20. Further Assurances. (a) The Issuers and each Subsidiary Guarantor shall execute any and all further documents, financing statements, agreements and instruments, and take all such further actions that may be required under any applicable law, or that the Collateral Agent may reasonably request, to ensure that the Liens of the Security Documents on the Collateral remain perfected with the priority contemplated thereby, all at the expense of the Issuers and Guarantors and provide to the Collateral Agent and the Trustee, from time to time upon reasonable request, evidence reasonably satisfactory to the Collateral Agent and the Trustee as to the perfection and priority of the Liens created or intended to be created by the Security Documents. Notwithstanding the foregoing, if the Issuers and the Guarantors are unable to, on or prior to the Issue Date, (i) complete all filings and other similar actions required in connection with the perfection of security interests on Collateral, the Company and the Guarantors shall use their commercially reasonable efforts to complete such actions as promptly as possible or (ii) enter into any required control agreements in respect of the Collateral, the Company and the Guarantors shall use their reasonable best efforts to enter into such control agreements as promptly as possible.

(b)       Upon request of the Collateral Agent at any time after an Event of Default has occurred and is continuing, the Company will, and will cause its Restricted Subsidiaries to deliver to the Collateral Agent such reports relating to any such property or any Lien thereon as the Collateral Agent may reasonably request.

Section 4.21. Maintenance of Properties and Insurance. (a) The Company will cause all material properties used in the conduct of its business or the business of any of the Subsidiary Guarantors to be maintained and kept in good condition, repair and working order as is necessary in the reasonable judgment of the Company; provided that nothing in this Section 4.21 prevents the Company or any Restricted Subsidiary from discontinuing the use, operation or maintenance of any of such properties or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Company, desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole and such disposal otherwise complies with this Indenture.

(b)       The Company will provide or cause to be provided, for itself and its Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds customarily insured against by companies similarly situated and owning like properties, including, but not limited to, products liability insurance and public liability insurance, with reputable insurers, in such amounts, with such deductibles and by such methods as are customary for companies similarly situated in the industry in which the Company and its Restricted Subsidiaries are then conducting business.

Section 4.22. Limitations on Intellectual Property Transfers. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, transfer the ownership of any intellectual property that the Company determines in good faith is material to the Company and its Restricted Subsidiaries taken as a whole (“Material Intellectual Property”) to an Unrestricted Subsidiary except to the extent such Material Intellectual Property is related to the anticipated business activities to be conducted by such Unrestricted Subsidiary (as determined by the Company in good faith).

ARTICLE 5
SUCCESSORS

Section 5.01. Merger, Consolidation or Sale of All or Substantially All Assets. (a) No Issuer may consolidate or merge with or into or wind up into (whether or not such Person is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to any Person unless:

(i)       such Issuer is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or the Person to whom such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership (including a limited partnership), trust or limited liability company organized or existing under the laws of the United States, any state or commonwealth thereof, the District of Columbia or any territory thereof (such Person, as the case may be, being herein called the “Successor Company”); provided, in the case of the Company, that if such Person is not a corporation, a co-obligor of the Notes (which may be another Issuer or another corporation) is a corporation organized or existing under such laws;

(ii)       the Successor Company, if other than such Issuer, expressly assumes all the obligations of such Issuer, as applicable, under this Indenture, the Security Documents and the Notes, as applicable, pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee;

(iii)       immediately after such transaction, no Default exists;

(iv)       immediately after giving pro forma effect to such transaction and any related financing transactions (including the use of proceeds therefrom), as if such transactions had occurred at the beginning of the applicable four-quarter period,

(A)       the Company (or its Successor Company, as applicable) would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Net Leverage Ratio test set forth in Section 4.09(a) hereof or

(B)       the Consolidated Net Leverage Ratio for the Company (or its Successor Company, as applicable) and its Restricted Subsidiaries would be less than or equal to such ratio for the Company and its Restricted Subsidiaries immediately prior to such transaction; and

(v)       the Company shall have delivered to the Trustee an Officer’s Certificate stating that such consolidation, merger or transfer is permitted by this Indenture.

The Successor Company will succeed to, and be substituted for, such Issuer under this Indenture, the Security Documents, the Guarantees and the Notes, as applicable, and, except in the case of a lease, such Issuer will automatically be released and discharged from its obligations under this Indenture, the Security Documents and the Notes. Notwithstanding clauses (iii) and (iv) of this Section 5.01(a), any Restricted Subsidiary (other than one of the Issuers) may:

(1)       consolidate with, merge into or wind up into or sell, assign, transfer, lease, convey or otherwise dispose of all or part of its properties and assets to the Company or any Subsidiary; and

(2)       merge with an Affiliate of the Company solely for the purpose of reorganizing such Issuer in a state or commonwealth of the United States, the District of Columbia or any territory thereof of for the sole purpose of forming or collapsing a holding company structure in a manner not prohibited by this Indenture.

(b)       Subject to Section 11.06, no Guarantor will, and the Company will not permit any such Guarantor to, consolidate or merge with or into or wind up into (whether or not such Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(i)            (A) such Guarantor is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the jurisdiction of organization of such Guarantor, as the case may be, or the laws of the United States, any state or commonwealth thereof, the District of Columbia or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the “Successor Person”);

(B)       the Successor Person, if other than such Guarantor or another Guarantor, expressly assumes all the obligations of such Guarantor under this Indenture, the Security Documents and such Guarantor’s related Guarantee pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee; and

(C)       immediately after such transaction, no Default exists; or

(ii)       the disposition complies with Section 4.10 hereof.

In the case of clause Section 5.01(b)(i) above, the Successor Person will succeed to, and be substituted for, such Guarantor under this Indenture, the Security Documents and such Guarantor’s Guarantee and, except in the case of a lease, such Guarantor will automatically be released and discharged from its obligations under this Indenture, the Security Documents and such Guarantor’s Guarantee. Notwithstanding the foregoing, any Guarantor may merge into or transfer all or part of its properties and assets to another Guarantor or an Issuer.

(c)       Notwithstanding Section 5.01(a) hereof, upon any direct or indirect sale, exchange or transfer (by merger, consolidation or otherwise) of (i) the Capital Stock of any Issuer other than the Company or CSL Capital, after which the applicable Issuer is no longer a Restricted Subsidiary, or (ii) all or substantially all the assets of such Issuer which sale, exchange or transfer is otherwise permitted under this Indenture, such Issuer will be released from its obligations under this Indenture and the Notes.

Section 5.02. Successor Person Substituted. Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of any Issuer in accordance with Section 5.01 hereof, the successor Person formed by such consolidation or with which such Issuer is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to such Issuer shall refer instead to the successor to such Issuer), and may exercise every right and power of an Issuer under this Indenture with the same effect as if such successor Person had been named as an Issuer herein, and such predecessor Issuer will be automatically released and discharged from its obligations under this Indenture and the Notes; provided that such predecessor Issuer shall not be relieved from its obligations under this Indenture or the Notes in the case of a lease.

ARTICLE 6
DEFAULTS AND REMEDIES

Section 6.01. Events of Default. (a) An “Event of Default” wherever used herein, means any one of the following events with respect to the Notes:

(i)       default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on such Notes;

(ii)       default for 30 days or more in the payment when due of interest on or with respect to such Notes;

(iii)       failure by the Company or any Restricted Subsidiary for 90 days after receipt of written notice given by the Trustee or the Holders of not less than 30% in principal amount of such Notes then outstanding to comply with any of its other obligations, covenants or agreements (other than a default referred to in clause (i) or (ii) of this Section 6.01(a)) contained in this Indenture, the Security Documents or such Notes; provided that in the case of a failure to comply with Section 4.03 hereof, such period of continuance of such default or breach shall be 180 days after written notice described in this clause (iii) has been given;

(iv)       default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries, other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if both:

(A)       such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and

(B)       the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $75.0 million or more;

(v)       failure by the Company or any Significant Subsidiary to pay final judgments (to the extent such judgments are not paid or covered by insurance) aggregating in excess of $75.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is not covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(vi)       the Company or any Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

(A)       commences proceedings to be adjudicated bankrupt or insolvent;

(B)       consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under applicable Bankruptcy law;

(C)       consents to the appointment of a receiver, liquidator, assignee, trustee or other similar official of it or for all or substantially all of its property;

(D)       makes a general assignment for the benefit of its creditors; or

(E)       fails generally to pay its debts as they become due.

(vii)       a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)       is for relief against the Company or any Significant Subsidiary in a proceeding in which the Company or any Significant Subsidiary is to be adjudicated bankrupt or insolvent;

(B)       appoints a receiver, liquidator, assignee, trustee or other similar official of the Company or any Significant Subsidiary or for all or substantially all of the property of the Company or any Significant Subsidiary; or

(C)       orders the liquidation of the Company or any Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days;

(viii)       the Guarantee of any Significant Subsidiary shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of such Guarantor that is a Significant Subsidiary, as the case may be, denies that it has any further liability under its Guarantee or gives notice to such effect, in each case other than by reason of the termination of this Indenture or the release of any such Guarantee in accordance with this Indenture; or

(ix)       (A) the Liens created by the Security Documents securing the Notes or Guarantees thereof shall at any time not constitute perfected Liens on any portion of the Collateral intended to be covered thereby (to the extent perfection is required by this Indenture or such Security Documents) other than in accordance with the terms of such relevant Security Document and this Indenture and other than the satisfaction in full of all Obligations under this Indenture or release or amendment of any such Lien in accordance with the terms of this Indenture or such Security Documents, or (B) except for expiration in accordance with its terms or amendment, modification, waiver, termination or release in accordance with the terms of this Indenture and such relevant Security Document, any such Security Document shall for whatever reason be terminated or cease to be in full force and effect, if, in the case, such default continues for 30 days after notice by the Collateral Agent or the Holders of at least 30% in principal amount of the then total outstanding Notes and such default occurs with respect to a portion of the Collateral exceeding $50.0 million in fair market value, or (C) the enforceability thereof shall be contested by an Issuer or any Guarantor.

(b)       In the event of any Event of Default specified in clause (iv) of Section 6.01(a), such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose:

(1)       the Indebtedness or guarantee that is the basis for such Event of Default has been discharged;

(2)       the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(3)       the default that is the basis for such Event of Default has been cured.

(c)       If a Default for a failure to report or failure to deliver a required certificate in connection with another default (the “Initial Default”) occurs, then at the time such Initial Default is cured, such Default for a failure to report or failure to deliver a required certificate in connection with another default that resulted solely because of that Initial Default will also be cured without any further action.

(d)       Any Default or Event of Default for the failure to comply with the time periods prescribed in Section 4.03 hereof or otherwise to deliver any notice or certificate pursuant to any other provision of this Indenture shall be deemed to be cured upon the delivery of any such report required by Section 4.03 hereof or such notice or certificate, as applicable, even though such delivery is not within the prescribed period specified in this Indenture.

Section 6.02. Acceleration. (a) If any Event of Default (other than an Event of Default specified in clause (vi) or (vii) of Section 6.01(a) hereof with respect to the Company) occurs and is continuing with respect to the Notes, the Trustee or the Holders of at least 30% in principal amount of the then total outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately. Notwithstanding anything to the contrary set forth above, a notice of Default may not be given with respect to any action taken, and reported publicly or to Holders, more than two years prior to such notice of Default.

Upon the effectiveness of any such declaration, such principal and interest with respect to the Notes shall be due and payable immediately. The Trustee shall have no obligation to accelerate the Notes if it in good faith determines that acceleration is not in the best interest of the Holders of the Notes.

(b)       Notwithstanding the foregoing, in the case of an Event of Default arising under clause (vi) or (vii) of Section 6.01(a) hereof with respect to the Company, all outstanding Notes shall be immediately due and payable without further action or notice.

(c)       Upon the outstanding Notes becoming due and payable upon or after the occurrence of an Event of Default, whether automatically or by declaration, such Notes (together with accrued and unpaid interest thereon) will immediately become due and payable (the date thereof, the “Relevant Date”) and (i) if the Relevant Date occurs prior to September 15, 2025, the Applicable Premium that would have been payable upon an optional redemption of such Notes on the Relevant Date or (ii) if the Relevant Date occurs on or after September 15, 2025 (and prior to March 15, 2027), the redemption premium that would have been payable upon an optional redemption of such Notes on the Relevant Date as set forth in paragraph 5 of the Notes shall, in either case, also be immediately due and payable on the Relevant Date. EACH OF THE ISSUERS EXPRESSLY WAIVES (TO THE FULLEST EXTENT IT MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING PREMIUM IN CONNECTION WITH ANY SUCH ACCELERATION. Each Issuer expressly agrees (to the fullest extent it may lawfully do so) that: (A) the premium is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (B) the premium shall be payable notwithstanding the then prevailing market rates at the time payment is made; (C) there has been a course of conduct between the holders and the Issuers giving specific consideration in this transaction for such agreement to pay the premium; and (D) the Issuers shall be estopped hereafter from claiming differently than as agreed to in this paragraph. Each Issuer expressly acknowledges that its agreement to pay the premium to the holders as herein described is a material inducement to the holders to purchase the Notes.

(d)       Any notice of Default, notice of acceleration or instruction to the Trustee to provide a notice of Default, notice of acceleration or take any other action (a “Noteholder Direction”) provided by any one or more Holders (each a “Directing Holder”) must be accompanied by a written representation from each such Holder to each Issuer and the Trustee that such Holder is not (or, in the case such Holder is DTC or its nominee, that such Holder is being instructed solely by beneficial owners that have represented to such Holder that they are not) Net Short (a “Position Representation”), which representation, in the case of a Noteholder Direction relating to a notice of Default shall be deemed repeated at all times until the resulting Event of Default is cured or otherwise ceases to exist or the Notes are accelerated. In addition, each Directing Holder must, at the time of providing a Noteholder Direction, covenant to provide the Issuers with such other information as the Issuers may reasonably request from time to time in order to verify the accuracy of such Holder’s Position Representation within five Business Days of request therefor (a “Verification Covenant”). The Trustee shall have no duty whatsoever to provide this information to the Issuers or to obtain this information for the Issuers. In any case in which the Holder is DTC or its nominee, any Position Representation or Verification Covenant required hereunder shall be provided by the beneficial owner of the Notes in lieu of DTC or its nominee. If, following the delivery of a Noteholder Direction, but prior to the acceleration of the Notes, the Issuers determine in good faith that there is a reasonable basis to believe a Directing Holder providing such Noteholder Direction was, at any relevant time, in breach of its Position Representation and provides to the Trustee evidence that the Issuers have filed papers with a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation, and seeking to invalidate any Event of Default that resulted from the applicable Noteholder Direction, the cure period with respect to such Event of Default shall be automatically stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter. If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, the Issuers provide to the Trustee an Officer’s Certificate stating that a Directing Holder failed to satisfy its Verification Covenant, the cure period with respect to any Event of Default that resulted from the applicable Noteholder Direction shall be automatically stayed pending satisfaction of such Verification Covenant. Any breach of the Position Representation shall result in such Holder’s participation in such Noteholder Direction being disregarded; and, if, without the participation of such Holder, the percentage of Notes held by the remaining Holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction, such Noteholder Direction shall be void ab initio, with the effect that such Event of Default shall be deemed never to have occurred and the Trustee shall be deemed not to have received such Noteholder Direction or any notice of such Event of Default; provided, however, this shall not invalidate any indemnity or security provided by the Directing Holders to the Trustee which obligations shall continue to survive. With their acquisition of the Notes, each Holder and subsequent purchaser of the Notes consents to the delivery of its Position Representation by the Trustee to the Issuers in accordance with the terms of this Section 6.02. Each Holder and subsequent purchaser of the Notes waives in this Indenture any and all claims, in law and/or in equity, against the Trustee and agrees not to commence any legal proceeding against the Trustee in respect of, and agrees in this Indenture that the Trustee will not be liable for any action that the Trustee takes in accordance with, this section or arising out of or in connection with following instructions or taking actions in accordance with a Noteholder Direction. The Issuers hereby agree to waive any and all claims, in law and/or in equity, against the Trustee, and agree not to commence any legal proceeding against the Trustee in respect of, and agree that the Trustee will not be liable for any action that the Trustee takes in accordance with, this section or arising out of or in connection with following instructions or taking actions in accordance with a Noteholder Direction. The Issuers hereby confirm that any and all other actions that the Trustee takes or omits to take under this section and all fees, costs and expenses of the Trustee and its agents and counsel arising hereunder and in connection herewith shall be covered by the Issuers’ indemnifications under Section 7.06 hereof.

Section 6.03. Other Remedies. Subject to the duties of the Trustee as provided for in Article 7, if an Event of Default occurs and is continuing, the Trustee may pursue any available contractual remedy under this Indenture to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04. Waiver of Defaults. Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under this Indenture, except a continuing Default in the payment of interest on, premium, if any, or the principal of, any Note held by a non-consenting Holder; and rescind any acceleration and its consequences with respect to the Notes (except if such recession would conflict with any judgment of a court of competent jurisdiction). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05. Control by Majority.

Holders of a majority in principal amount of the total outstanding Notes may direct in writing the time, method and place of conducting any proceeding for any remedy available to the Trustee under this Indenture or of exercising any trust or power conferred on the Trustee under this Indenture. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such use by a Holder unduly prejudices the rights of any other Holders) or that would involve the Trustee in personal liability. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it against all loss, liability and expense caused by taking or not taking such action.

Section 6.06. Limitation on Suits. No Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:

(a)       such Holder has previously given the Trustee written notice that an Event of Default is continuing with respect to such Notes;

(b)       Holders of at least 30% in principal amount of the total outstanding Notes have requested in writing the Trustee to pursue the remedy;

(c)       Holders of Notes have offered the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(d)       the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(e)       Holders of a majority in principal amount at maturity of the total outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such use prejudices the rights of any other Holders or obtains priority or preference over such other Holders).

Section 6.07. Rights of Holders of Notes to Receive Payment. Notwithstanding any other provision of this Indenture, the contractual right set forth in this Indenture of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an Asset Sale Offer or a Change of Control Offer), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be amended without the consent of such Holder.

Section 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a)(i) or (ii) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation of the Trustee and the reasonable and documented out-of-pocket expenses, disbursements and advances of the Trustee, its agents and counsel, in each case as set forth in Section 7.06 hereof.

Section 6.09. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Issuers, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

Section 6.10. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07 hereof, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.11. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.12. Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Notes including the Guarantors), its creditors or its property and shall be entitled and empowered to participate as a member in any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation and the reasonable and documented out-of-pocket expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.13. Priorities. If the Trustee, the Collateral Agent or any Agent, as the case may be, collects any money pursuant to this Article 6 (including upon any realization of any Lien upon Collateral), it shall, subject to the terms of the Security Documents and the Intercreditor Agreement, pay out the money in the following order:

(a)       first, to the Trustee, the Collateral Agent, the Agents, their agents and attorneys for amounts due under Section 7.06 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee, the Collateral Agent or any Agent and the costs and expenses of collection;

(b)       second, to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

(c)       third, to the Issuers or to such party as a court of competent jurisdiction shall direct including a Guarantor, if applicable.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.13.

Section 6.14. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.14 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

ARTICLE 7
TRUSTEE

Section 7.01. Duties of Trustee. (a) If an Event of Default has occurred (and has not been cured), the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)       Except during the continuance of an Event of Default:

(i)       the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)       in the absence of gross negligence or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculation or other facts stated therein).

(c)       The Trustee may not be relieved from liabilities for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:

(i)        this paragraph (c) does not limit the effect of paragraph (b) of this Section 7.01;

(ii)       the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved in a court of competent jurisdiction that the Trustee was grossly negligent in ascertaining the pertinent facts; and

(iii)      the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d)       Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e)       Subject to this Article 7, whether or not an Event of Default has occurred and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any Holder or Holders of the Notes unless such Holder or Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense.

(f)       The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02. Rights of Trustee. (a) The Trustee may conclusively rely upon any notice or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuers, personally or by agent or attorney at the sole cost of the Issuers and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(b)       Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificates or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(c)       The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d)       The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture and any Security Document.

(e)       Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuers shall be sufficient if signed by an Officer of the Issuers.

(f)       None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

(g)       The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(h)       In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i)       The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, the Collateral Agent (including in its capacity as the Notes Authorized Representative), and each other agent, attorney, attorney-in-fact, custodian and other Person employed to act hereunder.

(j)       The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(k)       The Trustee may request that the Issuers deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

Section 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or any Affiliate of an Issuer with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.09 and 7.10 hereof.

Section 7.04. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuers’ use of the proceeds from the Notes or any money paid to the Issuers or upon the Issuers’ direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication. Under no circumstances shall the Trustee be liable in its individual capacity for the obligations evidenced by the Notes.

Section 7.05. Notice of Defaults. If a Default occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee as provided in Section 7.02(g) hereof, the Trustee shall send to Holders of Notes a notice of the Default within 90 days after it occurs. Except in the case of a Default relating to the payment of principal, premium, if any, or interest on any Note, the Trustee may withhold from the Holders notice of any continuing Default if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers determines that withholding notice is in the interest of the Holders of the Notes.

Section 7.06. Compensation and Indemnity. The Issuers shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the parties shall agree in writing from time to time. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee promptly upon request for all reasonable and documented out-of-pocket disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable and documented out-of-pocket compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Issuers and the Guarantors, jointly and severally, shall indemnify, defend and protect the Trustee (in its individual capacity and in any capacity under this Indenture and any other document or transaction entered into in connection herewith) and its agents and any authenticating agent for, and hold them harmless from and against, any and all loss, damage, claims, liability or expense (including taxes (other than taxes based upon, or measured by or determined by the income of the Trustee) and reasonable and documented out-of-pocket attorneys’ fees and expenses and court costs) incurred by it (as evidenced in an invoice from the Trustee) in connection with the acceptance or administration of this trust and the performance of its duties hereunder or in connection with enforcing this Indenture against the Issuers or any of the Guarantors (including this Section 7.06) or defending itself against any claim whether asserted by any Holder, the Issuers or any Guarantor, or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Issuers promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuers shall not relieve the Issuers or the Guarantors of their obligations hereunder. The Issuers shall defend the claim and the Trustee shall provide reasonable cooperation at the Issuers’ expense in the defense. The Trustee may have separate counsel and the Issuers shall pay the fees and expenses of such counsel; provided, however, that the Issuers shall not be required to pay such fees and expenses if it assumes the Trustee’s defense with counsel reasonably acceptable to the Trustee and, in the Trustee’s judgment, there is no conflict of interest between the Issuers and the Trustee in connection with such defense. The Issuers need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct or gross negligence as determined by a final, non-appealable judgment of a court of competent jurisdiction.

The obligations of the Issuers under this Section 7.06 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee.

To secure the payment obligations of the Issuers and the Guarantors in this Section 7.06, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(vi) or (vii) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

The Trustee shall comply with the provisions of Trust Indenture Act Section 313(b)(2) to the extent applicable.

For the avoidance of doubt, the rights, privileges, protections, immunities and benefits given to the Trustee in this Section 7.06, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee, the Collateral Agent and by each agent, custodian and other Person employed to act on behalf of the Trustee or the Collateral Agent hereunder.

Section 7.07. Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.07. The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuers. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee upon 30 days’ prior notice to the Trustee and the Issuers in writing. The Issuers may remove the Trustee if:

(a)       the Trustee fails to comply with Section 7.09 hereof;

(b)       the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c)       a receiver, custodian or other public officer takes charge of the Trustee or its property; or

(d)       the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Issuers’ expense), the Issuers or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.09 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall transmit a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.06 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.07, the Issuers’ obligations under Section 7.06 hereof shall continue for the benefit of the retiring Trustee.

Section 7.08. Successor Trustee by Merger, etc. If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the successor Person without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate securities of any series in the name of the predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 7.09. Eligibility; Disqualification. There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of Trust Indenture Act Sections 310(a)(1), (2) and (5). The Trustee is subject to Trust Indenture Act Section 310(b).

Section 7.10. Preferential Collection of Claims Against Issuers. The Trustee is subject to Trust Indenture Act Section 311(a), excluding any creditor relationship listed in Trust Indenture Act Section 311(b). A Trustee who has resigned or been removed shall be subject to Trust Indenture Act Section 311(a) to the extent indicated therein.

ARTICLE 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01. Option to Effect Legal Defeasance or Covenant Defeasance. The Issuers may, at their option and at any time, elect to have either Section 8.02 or 8.03 hereof applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02. Legal Defeasance and Discharge. Upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuers and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes and Guarantees of the Notes and to have cured all then existing Events of Default with respect to the Notes on the date the conditions set forth below are satisfied, and the Liens, if any, on the Collateral securing the Notes shall be deemed to have been released (“Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuers shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, to have satisfied all their other obligations under the Notes and this Indenture including that of the Guarantors and to have cured all then existing Events of Default with respect to the Notes (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(a)       the rights of Holders of Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due solely out of the trust created pursuant to this Indenture;

(b)       the Issuers’ obligations with respect to such Notes concerning issuing temporary Notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(c)       the rights, powers, trusts, duties and immunities of the Trustee, and the Issuers’ obligations in connection therewith; and

(d)       the provisions of this Section 8.02.

Subject to compliance with this Article 8, the Issuers may exercise their option under this Section 8.02 notwithstanding the prior exercise of their option under Section 8.03 hereof.

Section 8.03. Covenant Defeasance. Upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuers and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from their obligations under the covenants contained in Sections 4.03, 4.04, 4.05, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.14, 4.13 (other than the existence of the Issuers (subject to Section 5.01 hereof)), 4.15, 4.17, 4.18, 4.19, 4.20, 4.21 and 4.22 hereof, and clause (iv) of Section 5.01(a) and 5.01(b) hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied, and the Liens, if any, on the Collateral securing the Notes shall be deemed to have been released (“Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuers or any Guarantor, as applicable, may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and the Notes shall be unaffected thereby. In addition, upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(a)(iii), 6.01(a)(iv), 6.01(a)(v), 6.01(a)(vi) (solely with respect to Restricted Subsidiaries (other than an Issuer) that are Significant Subsidiaries), 6.01(a)(vii) (solely with respect to Restricted Subsidiaries (other than an Issuer) that are Significant Subsidiaries) and 6.01(a)(viii) hereof shall not constitute Events of Default.

Section 8.04. Conditions to Legal or Covenant Defeasance. The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Notes:

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes:

(a)       the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of such Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants (in the case of a deposit in whole or in part of Government Securities), to pay the principal amount of, premium, if any, and interest due on such Notes on the stated maturity date or on the Redemption Date, as the case may be, of such principal amount, premium, if any, or interest on such Notes and the Issuers must specify whether such Notes are being defeased to maturity or to a particular Redemption Date;

(b)       in the case of Legal Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

(i)       the Issuers have received from, or there has been published by, the United States Internal Revenue Service a ruling, or

(ii)       since the issuance of the Notes, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon, such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the beneficial owners of such Notes will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c)       in the case of Covenant Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the beneficial owners of such Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d)       no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness, and, in each case the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit with respect to such Notes;

(e)       such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Senior Credit Facilities or any other material agreement or instrument (other than this Indenture) to which, the Issuers or any Guarantor is a party or by which the Issuers or any Guarantor is bound (other than that resulting from borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(f)       the Issuers shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuers with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuers or any Guarantor or others; and

(g)       the Issuers shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Section 8.05. Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions. Subject to the provisions of Section 8.06 hereof, all money and Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 8.04 hereof shall be held in trust and applied by the Trustee in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers or a Guarantor acting as Paying Agent), the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee.

The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Section 8.06. Repayment to Issuers. Anything in this Article 8 or Article 12 to the contrary notwithstanding, each of the Trustee and each Paying Agent shall promptly deliver or pay to the Issuers upon request any money or Government Securities held by it in accordance with this Article 8 or Article 12 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance, Covenant Defeasance or discharge in accordance with Article 12 hereof.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall, unless otherwise required by mandatory provisions of applicable escheat, or abandoned or unclaimed property law, be paid to the Issuers on their request or (if then held by the Issuers) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Issuers for payment thereof, and all liability of the Trustee or any Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, shall thereupon cease.

Section 8.07. Reinstatement. If the Trustee or the Paying Agent is unable to apply any United States dollars or Government Securities in accordance with Section 8.02 or Section 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers’ obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or Section 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or Section 8.03 hereof, as the case may be; provided that, if the Issuers make any payment of principal of, premium or interest on any Note following the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or the Paying Agent.

ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01. Without Consent of Holders of Notes. Notwithstanding Section 9.02 hereof, the Issuers, any Guarantor (with respect to a Guarantee or this Indenture) and the Trustee and the Collateral Agent may amend or supplement this Indenture, the Security Documents and any Guarantee or the Notes without the consent of any Holder:

(a)       to cure any ambiguity, omission, mistake, defect or inconsistency;

(b)       to provide for uncertificated Notes in addition to or in place of certificated Notes or to provide for the issuance of Additional Notes;

(c)       to comply with Section 5.01 hereof;

(d)       to provide the assumption of any Issuer’s or any Guarantor’s obligations to the Holders;

(e)       to make any change that would provide any additional rights or benefits to the Holders or that does not materially adversely affect the legal rights under this Indenture of any such Holder;

(f)       to add covenants for the benefit of the Holders or to surrender any right or power conferred upon any Issuer or any Guarantor;

(g)      to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

(h)      to evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee thereunder pursuant to the requirements thereof or a successor collateral agent under the Security Documents;

(i)       to provide for the issuance of exchange notes or private exchange notes, which are identical to exchange notes except that they are not freely transferable;

(j)       to add a Guarantor under this Indenture or to secure the Obligations hereunder;

(k)      to conform the text of this Indenture, the Security Documents, the Guarantees or the Notes to any provision of the “Description of the Notes” section of the Offering Memorandum as described in an Officer’s Certificate; or

(l)       to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including, without limitation, to facilitate the issuance and administration of the Notes; provided, however, that (1) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (2) such amendment does not materially and adversely affect the rights of Holders to transfer Notes;

(m)       to provide for the accession of any parties to the Security Documents (and other amendments that are administrative or ministerial in nature) in connection with an incurrence of additional First-Priority Obligations permitted by this Indenture; or

(n)       to comply with Sections 2.04(c) and (d) of the Intercreditor Agreement which requires the Collateral Agent to execute and deliver amendments to the Security Documents in connection with any sale, lease, exchange, transfer or other disposition of Collateral permitted under the terms of the Secured Credit Documents (as such term is defined in the Intercreditor Agreement).

In addition, without the consent of Holders of at least 66 2/3% in principal amount of Notes then outstanding, no amendment, supplement or waiver may modify any Security Document or the provisions in this Indenture dealing with the Collateral or the Security Documents that would have the impact of releasing all or substantially all of the Collateral from the Liens of the Security Documents (except as permitted by the terms of this Indenture and the Security Documents) or change or alter the priority of the Liens in the Collateral.

Section 9.02. With Consent of Holders of Notes. Except as provided below in this Section 9.02, the Issuers and the Trustee may amend or supplement this Indenture, the Security Documents, any Guarantee and the Notes with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for Notes), and, subject to Section 6.04 and Section 6.07 hereof, any existing Default or Event of Default (other than a continuing Default in the payment of interest on, premium, if any, or the principal of, the Note, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes issued hereunder may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Sections 2.08 and 2.09 hereof shall determine which of the Notes are considered to be “outstanding” for the purposes of this Section 9.02.

The consent of the Holders of Notes under this Section 9.02 is not necessary under this Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuers shall deliver electronically or mail to the Holders of the Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

Without the consent of each affected Holder of Notes, an amendment or waiver may not, with respect to Notes held by a non-consenting Holder:

(a)       reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(b)       reduce the principal amount of or change the fixed final maturity of any Note or alter or waive the provisions with respect to the redemption of Notes (other than provisions relating to Section 3.09, Section 4.10 and Section 4.14 hereof);

(c)       reduce the rate of or change the time for payment of interest on any Note;

(d)       waive a Default in the payment of principal of or premium, if any, or interest on the Notes, except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of Notes and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in this Indenture, the Security Documents or any Guarantee which cannot be amended or modified without the consent of all Holders;

(e)       make any Note payable in money other than that stated therein;

(f)       make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Notes;

(g)       make any change in these amendment and waiver provisions as it relates to Notes;

(h)       impair the contractual right of any Holder to receive payment of principal of, or interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes (which, for the avoidance of doubt, shall not prohibit amendments to or waivers from Section 4.14 or Section 4.10 at any time prior to the occurrence of the relevant Change of Control or Asset Sale);

(i)       make any change to or modify the ranking of the Notes that would adversely affect the Holders in any material respect; or

(j)       except as expressly permitted by this Indenture, modify the terms of the Guarantees of any Significant Subsidiary in any manner adverse to the Holders of the Notes.

Section 9.03. Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the earlier of the date the waiver, supplement or amendment becomes effective and the date on which the Trustee receives an Officer’s Certificate from the Issuers certifying that the requisite principal amount of Notes have consented. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date unless the consent of the requisite principal amount of Notes has been obtained.

Section 9.04. Notation on or Exchange of Notes. The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuers in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.05. Trustee and Collateral Agent to Sign Amendments, etc. The Trustee and/or the Collateral Agent shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee and/or the Collateral Agent, as applicable. If it does, the Trustee and/or the Collateral Agent may but need not sign it. In executing any amendment, supplement or waiver, the Trustee and/or the Collateral Agent (subject to Section 7.01 hereof) shall be fully protected in conclusively relying upon, in addition to the documents required by Section 13.03 hereof, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amendment, supplement or waiver is authorized or permitted by this Indenture, that all conditions precedent thereto have been met or waived, and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuers and any Guarantors party thereto, enforceable against them in accordance with its terms, subject to customary exceptions.

Section 9.06. Compliance with Trust Indenture Act. From the date on which this Indenture is qualified under the Trust Indenture Act, every amendment, waiver or supplement to this Indenture or the Notes shall comply with the Trust Indenture Act as then in effect.

ARTICLE 10
COLLATERAL AND SECURITY

Section 10.01. Security Documents.

(a)       The due and punctual payment of the Obligations, including payment of the principal of, premium on, if any, and interest on, the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium on, if any, and interest on the Notes, according to the terms hereunder or thereunder, are secured as provided in the Security Documents which the Issuers and Guarantors have entered into simultaneously with the execution of this Indenture and will be secured by Security Documents hereafter delivered as required by this Indenture. The Trustee and the Issuers hereby acknowledge and agree that the Collateral Agent holds the Collateral in trust for the benefit of the Holders and the Trustee, in each case pursuant and subject to the terms of the Security Documents.

(b)       Each Holder, by its acceptance thereof, consents and agrees to the terms of the Security Documents (including, without limitation, the provisions providing for possession, use, release and foreclosure of Collateral and the terms of the Intercreditor Agreement) as the same may be in effect or may be amended from time to time in accordance with its terms and the terms of this Indenture and agrees that it will not contest or support any other person in contesting, in any proceeding (including any insolvency or liquidation proceeding), the perfection, priority, validity or enforceability of a Lien held by or on behalf of any other holder of First-Priority Obligations in all or any part of the Collateral. Each Holder, by its acceptance thereof, (i) authorizes the Trustee to appoint the Notes Authorized Representative to act on its behalf as the Notes Authorized Representative under this Indenture and the Security Documents, (ii) authorizes the Trustee and the Notes Authorized Representative to appoint the Collateral Agent to act on its behalf as the Collateral Agent under this Indenture, the Security Agreement and under each of the other Security Documents, (iii) authorizes and directs the Collateral Agent to enter into the Security Documents and to perform its obligations and exercise its rights thereunder in accordance therewith and (iv) authorizes the Trustee and the Notes Authorized Representative to authorize the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms of the Security Agreement and the other Security Documents, including for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any grantor thereunder to secure any of the First-Priority Obligations, together with such powers and discretion as are reasonably incidental thereto.

(c)       Each Holder, by its acceptance thereof, authorizes the Collateral Agent, the Notes Authorized Representative and the Trustee, as applicable, to enter into the Intercreditor Agreement (or, if such agreement is terminated, any substantially identical intercreditor agreement on behalf of, and binding with respect to, the Holders and their interest in designated assets, in connection with the incurrence of any First-Priority Obligations). The Collateral Agent or the Notes Authorized Representative, as applicable, will enter into any such future intercreditor agreement at the request of the Issuers, provided that the Issuers will have delivered to the Collateral Agent or the Notes Authorized Representative, as the case may be, an Officer’s Certificate and Opinion of Counsel to the effect that such other intercreditor agreement is authorized or permitted by this Indenture and the Security Documents and that all conditions precedent thereto have been met or waived.

Section 10.02. New Guarantors; After-Acquired Property.

(a)       Subject to this Section 10.02, with respect to any property acquired after the Issue Date by any Issuer or Subsidiary Guarantor other than Excluded Assets that are not automatically subject to the Lien created by any of the Security Documents, promptly (and in any event within forty-five (45) days after the acquisition thereof) (i) execute and deliver to the Trustee and the Collateral Agent such amendments or supplements to the relevant Security Documents or such other documents as may be required to grant to the Collateral Agent, for its benefit and for the benefit of the Holders, a Lien on such property subject to no Liens other than Liens permitted hereunder; and (ii) take all actions reasonably necessary or advisable to cause such Lien to be duly perfected within the United States to the extent required by such Security Document in accordance with all applicable Law, including the filing of financing statements in applicable jurisdictions within the United States.

(b)       With respect to any Person that is or becomes a Subsidiary Guarantor after the Issue Date, promptly (and in any event within forty-five (45) days or, in the case of clause (B) below, ninety (90) days) after the date such Person becomes a Guarantor, cause any such Subsidiary (A) to execute a joinder agreement to the applicable Security Documents (including the Security Agreement), substantially in the form annexed thereto, (B) to deliver Mortgages of Material Real Property owned by such Subsidiary and otherwise comply with the requirements set forth in clause (c) below, and (C) to take all other actions to cause the Lien created by the applicable Security Documents (including the Security Agreement) to be duly perfected within the United States to the extent required by such agreement in accordance with all applicable Law, including the recording of Mortgages and filing of financing statements in such jurisdictions within the United States as are required by applicable law. Notwithstanding the foregoing, no Lien or similar interest shall be required to be granted, directly or indirectly, in any Excluded Assets.

(c)       Each Issuer and Subsidiary Guarantor shall grant to the Collateral Agent, within ninety (90) days of the acquisition thereof, a security interest in and mortgage in a customary form (a “Mortgage”) on any Material Real Property as additional security for the Obligations (unless the subject property is already mortgaged to a third party to the extent permitted hereunder and a junior lien mortgage is not permitted thereby, and such property is accordingly an Excluded Asset)). Such Mortgages shall be granted pursuant to customary documentation (it being understood that documentation substantially similar and consistent with that provided to the lenders under the Senior Credit Facilities shall be deemed customary) and shall constitute enforceable perfected Liens subject only to Liens permitted hereunder. The Mortgages or instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by applicable law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent for the benefit of the Holders and the Trustee required to be granted pursuant to the Mortgages and all taxes, fees and other charges payable in connection therewith shall be paid in full. Such Issuer or Guarantor shall otherwise take such actions and execute and/or deliver to the Collateral Agent such documents to confirm the validity, perfection and priority of the Lien of any existing Mortgage or new Mortgage against such after acquired Real Property (including, to the extent so required, a mortgage title insurance policy, a survey, local counsel opinion and a completed “Life-of-Loan” Federal Emergency Management Agency standard flood hazard determination, together with a notice executed by such Person about special flood hazard area status, if applicable, in respect of such Mortgage); provided that such insurance, survey, opinion and flood hazard determination shall not be required if not required to be provided to the lenders under the Senior Credit Facilities.

(d)       Notwithstanding the foregoing provisions of this section or anything in this Indenture to the contrary, Liens required to be granted from time to time pursuant to this Section 10.02(d) shall be subject to exceptions and limitations set forth herein, in the Security Documents and to such exceptions as are customary in the applicable jurisdiction (as determined by the Company), which exceptions are also applicable to the comparable security document governing the Senior Credit Facilities.

Section 10.03. Notes Authorized Representative; Collateral Agent.

(a)       The Trustee hereby appoints the Collateral Agent to act on its behalf as the Notes Authorized Representative under this Indenture and each Security Document, and the Collateral Agent agrees to act as such; provided that, it is understood and agreed that all communications between the Notes Authorized Representative and the Holders and all instructions or directions by Holders to the Notes Authorized Representative shall be made or given through the Trustee.

(b)       The Trustee and the Notes Authorized Representative hereby appoint Deutsche Bank Trust Company Americas to act on its behalf as the Collateral Agent under this Indenture, the Security Agreement and under each of the other Security Documents and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Indenture and the Security Documents, and Deutsche Bank Trust Company Americas agrees to act as such. The provisions of this Section 10.03 are solely for the benefit of the Collateral Agent and none of the Trustee, any of the Holders shall have any rights as a third party beneficiary of any of the provisions contained herein. Each Holder agrees that any action taken by the Collateral Agent in accordance with the provisions of this Indenture and the Security Documents, and the exercise by the Collateral Agent of any rights or remedies set forth herein and therein shall be authorized and binding upon all Holders. Notwithstanding any provision to the contrary contained elsewhere in this Indenture and the Security Documents, the duties of the Collateral Agent shall be ministerial and administrative in nature, and the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein and in the Security Documents to which the Collateral Agent is a party, nor shall the Collateral Agent have or be deemed to have any trust or fiduciary relationship with the Trustee, any Holder or any Guarantor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture and the Security Documents or otherwise exist against the Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Indenture with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(c)       Subject to the provisions of the applicable Security Document, each Holder, by acceptance of the Notes, agrees that the Collateral Agent shall execute and deliver the Security Documents to which it is a party and all agreements, power of attorney, documents and instruments incidental thereto, and act in accordance with the terms thereof. The Collateral Agent shall hold (directly or through any agent) and is directed by each Holder to so hold, and shall be entitled to enforce on behalf of the holders of Liens on the Collateral created by the Security Documents for their benefit, subject to the provisions of the Intercreditor Agreement.

(d)       The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Collateral Agent shall have received written notice from the Trustee or unless a written notice of any event which is in fact such a Default is received by the Collateral Agent at the address specified in Section 13.01, and such notice references the Notes and this Indenture. The Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Trustee in accordance with Article 6 or the Holders of a majority in aggregate principal amount of the Notes (subject to this Section 10.03).

(e)       If at any time or times the Trustee shall receive (i) by payment, foreclosure, set-off or otherwise, any proceeds of Collateral or any payments with respect to the Obligations arising under, or relating to, this Indenture, except for any such proceeds or payments received by the Trustee from the Collateral Agent pursuant to the terms of this Indenture, or (ii) payments from the Collateral Agent in excess of the amount required to be paid to the Trustee pursuant to Article 6, the Trustee shall promptly turn the same over to the Collateral Agent, in kind, and with such endorsements as may be required to negotiate the same to the Collateral Agent such proceeds to be applied by the Collateral Agent pursuant to the terms of this Indenture and the Intercreditor Agreement.

(f)       The Collateral Agent shall have no obligation whatsoever to the Trustee or any of the Holders to assure that the Collateral exists or is owned by the Issuers or any Guarantor or is cared for, protected, or insured or has been encumbered, or that the Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all of the Issuers’ or any Guarantor’s property constituting Collateral has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Collateral Agent pursuant to this Indenture or any other Security Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, the Collateral Agent shall have no other duty or liability whatsoever to the Trustee or any Holder as to any of the foregoing.

(g)       The Collateral Agent may resign at any time by notice to the Trustee and the Issuers, such resignation to be effective upon the acceptance of a successor agent to its appointment as Collateral Agent. If the Collateral Agent resigns under this Indenture, the Issuers shall appoint a successor collateral agent. If no successor collateral agent is appointed prior to the intended effective date of the resignation of the Collateral Agent (as stated in the notice of resignation), the Collateral Agent may appoint, after consulting with the Trustee, subject to the consent of the Issuers (which shall not be unreasonably withheld and which shall not be required during a continuing Event of Default), a successor collateral agent. If no successor collateral agent is appointed and consented to by the Issuers pursuant to the preceding sentence within thirty (30) days after the intended effective date of resignation (as stated in the notice of resignation) the Collateral Agent (at the Issuers’ expense) shall be entitled to petition a court of competent jurisdiction to appoint a successor. Upon the acceptance of its appointment as successor collateral agent hereunder, such successor collateral agent shall succeed to all the rights, powers and duties of the retiring Collateral Agent, and the term “Collateral Agent” shall mean such successor collateral agent, and the retiring Collateral Agent’s appointment, powers and duties as the Collateral Agent shall be terminated. After the retiring Collateral Agent’s resignation hereunder, the provisions of this Section 10.03 (and Article 6) shall continue to inure to its benefit and the retiring Collateral Agent shall not by reason of such resignation be deemed to be released from liability as to any actions taken or omitted to be taken by it while it was the Collateral Agent under this Indenture. The Collateral Agent shall not be liable or responsible for the failure of the Issuers or any Guarantors to maintain insurance on the Collateral, nor shall it be responsible for any loss due to the insufficiency of such insurance or by reason of the failure of any insurer to pay the full amount of any loss against which it may have insured to the Issuers, the Guarantors, the Trustee, the Collateral Agent or any other Person.

(h)       Notwithstanding anything to the contrary in this Indenture or any Security Document, but subject in any event to the provisions of Article 7, in no event shall the Collateral Agent or the Trustee be responsible for, or have any duty or obligation with respect to, the recording, filing, registering, perfection, protection or maintenance of the security interests or Liens intended to be created by this Indenture or the Security Documents (including without limitation the filing or continuation of any UCC financing statements, mortgages, security agreements, or similar documents or instruments in any U.S. or foreign jurisdiction), nor shall the Collateral Agent or the Trustee be responsible for, and neither the Collateral Agent nor the Trustee makes any representation regarding, the validity, effectiveness or priority of any of the Security Documents or the security interests or Liens intended to be created thereby.

(i)       The provisions of Article 7, mutatis mutandis, shall apply to the Collateral Agent. Accordingly, any references to the “Trustee” in Article 7 shall be deemed to include a reference to the Collateral Agent.

Section 10.04. Release of Liens.

(a)       The Collateral shall be released from the Lien and security interest created by the Security Documents to secure the Obligations, all without delivery of any instrument or performance of any act by any party, at any time or from time to time as provided by this Section 10.04. Upon such release, subject to the terms of the Security Documents all rights in the Collateral securing Obligations shall revert to the Issuers and the Guarantors. The Collateral shall be released from the Lien and security interest created by the Security Documents to secure the Notes Obligations under one or more of the following circumstances:

(i)        upon release of a Guarantee (with respect to the Liens securing such Guarantee granted by such Guarantor);

(ii)       upon defeasance or discharge of the Notes and this Indenture as provided under Article 8 and Article 11;

(iii)      upon payment in full of principal, interest and all other Obligations (other than contingent Obligations in respect of which no claims have been made) on the Notes issued under this Indenture;

(iv)      in whole or in part, in accordance with the provisions set forth under Article 9;

(v)       in connection with any sale, transfer or other disposition of any Collateral to any Person other than the Issuers or any Restricted Subsidiaries (but excluding any transaction subject to Article 5 where the recipient is required to become the obligor on the Notes or a Guarantee) that does not violate any of the terms of this Indenture (with respect to the Lien on such Collateral);

(vi)      in whole or in part, in accordance with the provisions of the Intercreditor Agreement; or

(vii)     as to any Collateral that becomes an Excluded Asset.

(b)       The Collateral Agent and, if necessary, the Trustee shall, at the Issuers’ expense, execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence and shall do or cause to be done all other acts reasonably necessary to effect, in each case as soon as is reasonably practicable, the release of any Collateral permitted to be released pursuant to this Indenture and the Security Documents. Neither the Trustee nor the Collateral Agent shall be liable for any such release undertaken in good faith and that it believes to be authorized or within the rights or powers conferred upon it by this Indenture and the Security Documents.

(c)       The release of any Collateral from the terms of this Indenture and the Security Documents will not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms of the Security Documents.

Section 10.05. Authorization of Actions to be Taken by the Trustee Under the Security Documents.

Subject to the provisions of the Security Documents, the Trustee may direct, on behalf of Holders of the Notes, the Notes Authorized Representative to take action permitted to be taken by it under the Security Documents.

Upon the occurrence and during the continuation of an Event of Default and subject to the provisions of the Security Agreement and the other Security Documents, and subject to the provisions of Section 7.01 and Section 7.02, the Trustee may, in its sole discretion and without the consent of the Holders, direct, on behalf of the Holders, the Notes Authorized Representative to direct the Collateral Agent to, take all actions it deems necessary or appropriate in order to:

(a)       enforce any of the terms of the Security Documents; and

(b)       collect and receive any and all amounts payable in respect of the Obligations of the Issuers hereunder.

Subject to the provisions of the Security Agreement and the other Security Documents, the Trustee and the Collateral Agent will have power to institute and maintain such suits and proceedings, at the expense of the Issuers, as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Security Documents or this Indenture, and such suits and proceedings as the Trustee or the Collateral Agent may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or of the Trustee or the Collateral Agent). Nothing in this Section 10.05 shall be considered to impose any such duty or obligation to act on the part of the Trustee or the Collateral Agent.

Section 10.06. Authorization of Receipt of Funds by the Notes Authorized Representative Under the Security Documents.

Subject to the provisions of the Security Agreement and the other Security Documents, the Notes Authorized Representative is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents, and to make further distributions of such funds to the Trustee for further distribution to the Holders according to the provisions of this Indenture.

Section 10.07. Termination of Security Interest.

Upon the full and final payment and performance of all Obligations of the Issuers under this Indenture and the Notes or upon Legal Defeasance, Covenant Defeasance or satisfaction and discharge of this Indenture in accordance with Article 8 and Article 12 hereof, the Trustee (or the Notes Authorized Representative on its behalf) will, at the request of the Issuers, deliver a certificate to the Collateral Agent stating that such Obligations have been paid in full, and instruct the Collateral Agent to, as applicable, either (a) release the Liens securing the Obligations pursuant to this Indenture and the Security Documents or (b) cease to be a party to the Security Documents on behalf of the Trustee and the Holders.

Section 10.08. Purchaser Protected.

In no event shall any purchaser or other transferee in good faith of any property or assets purported to be released hereunder be bound to ascertain the authority of the Collateral Agent or the Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or assets be under any obligation to ascertain or inquire into the authority of the Company or the applicable Guarantor to make any such sale or other transfer.

Section 10.09. Powers Exercisable by Receiver or Trustee.

In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 10 upon the Issuers or a Guarantor with respect to the release, sale or other disposition of such property or assets may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Issuers or a Guarantor or of any officer or officers thereof required by the provisions of this Article 10; and if the Trustee shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee.

The Collateral Agent shall be entitled to the compensation and indemnity set forth in Section 7.06 hereof (with the references to the Trustee therein being deemed to also refer to the Collateral Agent).

ARTICLE 11
GUARANTEES

Section 11.01. Guarantee. Subject to this Article 11, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuers hereunder or thereunder: ((a) the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Issuers under this Indenture and the Notes, whether for payment of principal of or interest on the Notes, expenses, indemnification or otherwise, on the terms set forth in this Indenture; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever and covenants that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuers or the Guarantors, any amount paid either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

Each Guarantor also agrees to pay any and all reasonable and documented out-of-pocket costs and expenses (including reasonable and documented out-of-pocket attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 11.01.

Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee. Any Guarantor that makes a payment under its Guarantee shall be entitled upon payment in full of all guaranteed obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

Each Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuers for liquidation, reorganization, should the Issuers become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuers’ assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or Guarantees, whether as a voidable preference, fraudulent transfer or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

In case any provision of any Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Each payment to be made by a Guarantor in respect of its Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

Section 11.02. Limitation on Guarantor Liability. Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 11, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law.

Section 11.03. Execution and Delivery. To evidence its Guarantee set forth in Section 11.01 hereof, each Guarantor hereby agrees that this Indenture (or a supplement thereto) shall be executed on behalf of such Guarantor by an Officer of such Guarantor.

Each Guarantor hereby agrees that its Guarantee set forth in Section 11.01 hereof shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.

If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note, the Guarantee shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

If required by Section 4.15 hereof, the Company shall cause any newly created or acquired Restricted Subsidiary to comply with the provisions of Section 4.15 hereof and this Article 11, to the extent applicable by executing a Supplemental Indenture in the form of Exhibit D).

Section 11.04. Subrogation. Each Guarantor shall be subrogated to all rights of Holders of Notes against the Issuers in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 11.01 hereof; provided that, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all obligations of the Issuers under this Indenture and the Notes shall have been paid in full.

Section 11.05. Benefits Acknowledged. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Guarantee are knowingly made in contemplation of such benefits.

Section 11.06. Release of Guarantees. A Guarantee by a Subsidiary Guarantor shall be automatically and unconditionally released and discharged, and no further action by such Guarantor, the Issuers or the Trustee is required for the release of such Guarantor’s Guarantee upon:

(a)           (i) any direct or indirect sale, exchange or transfer (by merger, consolidation or otherwise) of (A) the Capital Stock of such Guarantor (including any sale, exchange or transfer), after which the applicable Guarantor is no longer a Restricted Subsidiary, or (B) all or substantially all the assets of such Guarantor which sale, exchange or transfer is made in a manner not in violation of the applicable provisions of this Indenture;

(ii)       the release or discharge of the guarantee by such Guarantor of the Senior Credit Facilities or the guarantee which resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee; provided that all guarantees by such Guarantor of the Existing Notes outstanding as of the Measurement Date are also released at or prior to such time;

(iii)       the proper designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary; or

(iv)       the Issuers exercising their Legal Defeasance option or Covenant Defeasance option in accordance with Article 8 hereof or the Issuers’ obligations under this Indenture being discharged in accordance with Article 12; and

(b)       the Issuers delivering to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to such transaction have been complied with; or

(c)       the consent of Holders of a majority in aggregate principal amount of the outstanding Notes.

The Parent Guarantee may be released at any time upon request of Parent (it being understood that if the Parent Guarantee is released, the Issuers will not be permitted to rely on Parent’s reports to comply with Section 4.03 hereof).

Upon delivery by the Company to the Trustee of an Officer’s Certificate and an Opinion of Counsel to the effect that any of the foregoing conditions has occurred, the Trustee shall evidence such release by a supplemental indenture or other instrument which may be executed by the Trustee without the consent of any Holder.

Section 11.07. Obligation to Seek Regulatory Approval for Additional Guarantees. With respect to any Subsidiaries of the Company that guarantee the Senior Credit Facilities that will not initially Guarantee the Notes on the Issue Date due to regulatory approval being required for such Subsidiaries to incur or guarantee debt (the “Regulated Subsidiaries” and each a “Regulated Subsidiary”), within 60 days following the Issue Date, the Company shall (or shall cause its applicable Subsidiaries to) file to obtain regulatory approval for such Regulated Subsidiaries to Guarantee the Notes and to pledge their respective assets (other than Excluded Assets) as Collateral and the Company shall (or shall cause its applicable Subsidiaries to) use commercially reasonable efforts to obtain such approval. If the Company or its applicable Subsidiaries obtain such approval (without any conditions that the Company determines in good faith constitute an undue burden on it), then, within 30 days thereafter, the Company shall cause each such Regulated Subsidiary for which such regulatory approval was obtained to Guarantee the Notes and to pledge such assets (other than Excluded Assets) as Collateral as required under this Indenture. For the avoidance of doubt, there will be no Default or Event of Default if the Company or any applicable Subsidiary files for and uses commercially reasonable efforts to obtain regulatory approval to Guarantee the Notes but is unable to obtain such approval at all or without such conditions.

ARTICLE 12
SATISFACTION AND DISCHARGE

Section 12.01. Satisfaction and Discharge. This Indenture shall be discharged and shall cease to be of further effect and the Liens, if any, on the Collateral securing the Notes, shall be released, when either:

(a)       all Notes theretofore authenticated and delivered, except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

(b)      (i) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption and redeemed within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers, and any Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Notes cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants (in the case of a deposit in whole or in part of Government Securities), to pay and discharge the entire indebtedness of Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(ii)       the Issuers have paid or caused to be paid all sums payable by them under this Indenture; and

(iii)       the Issuers have delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of Notes at maturity or the Redemption Date, as the case may be.

In addition, the Issuers must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to subclause (A) of clause (2) of this Section 12.01, the provisions of Section 12.02 and Section 8.06 hereof shall survive.

Section 12.02. Application of Trust Money.

Subject to the provisions of Section 8.06 hereof, all money and Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 12.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including any Issuer or Guarantor acting as the Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 12.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, any Issuer’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01 hereof until such time as the Trustee or any Paying Agent is permitted to apply all such money or Government Securities in accordance with Section 12.01 hereof; provided that if the Issuers have made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against Government Securities deposited pursuant to Section 12.01 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

ARTICLE 13
MISCELLANEOUS

Section 13.01. Notices. Any notice or communication by the Issuers, any Guarantor, the Trustee, the Collateral Agent or any Paying Agent to the others is duly given if in writing and delivered in person or via facsimile, sent by electronic mail in pdf format or mailed by first-class mail (registered or certified, return receipt requested) or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Issuers and/or any Guarantor:

Uniti Group LP
2101 Riverfront Drive

Suite A
Little Rock, AR 72202
Attention: General Counsel
Fax No.: (501) 537-0769

Uniti Group Finance 2019 Inc.
2101 Riverfront Drive

Suite A
Little Rock, AR 72202
Attention: General Counsel
Fax No.: (501) 537-0769

Uniti Fiber Holdings Inc.
2101 Riverfront Drive

Suite A
Little Rock, AR 72202
Attention: General Counsel
Fax No.: (501) 537-0769

CSL Capital, LLC
2101 Riverfront Drive

Suite A
Little Rock, AR 72202
Attention: General Counsel
Fax No.: (501) 537-0769

If to the Trustee or the Collateral Agent:

Deutsche Bank Trust Company Americas
Trust and Agency Services
1 Columbus Circle, 17th Floor
Mail Stop: NYC01-1710
New York, New York 10019
Facsimile No.: (732) 578-4635
Attention: Corporates Team – Uniti Group LP, AA6531

With a copy to:

Porter Hedges LLP
1000 Main Street, 36th Floor
Houston, Texas 77002
Attention: E. James Cowen
Fax No.: (713) 226-6249

Any Issuer, any Guarantor, the Trustee, the Collateral Agent or any Paying Agent, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail; when receipt acknowledged, if faxed or if delivered electronically, in pdf format; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery; and, subject to compliance with the Trust Indenture Act, on the first date of which publication is made, if given by publication; provided that any notice or communication delivered to the Trustee shall be deemed effective upon actual receipt thereof.

Any notice or communication to a Holder shall be mailed by first-class mail (or in the case of Notes in global form, on the date the notice is sent pursuant to the applicable procedures of the Depositary) or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in Trust Indenture Act Section 313(c), to the extent required by the Trust Indenture Act. Failure to mail or send a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed or sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Issuers mail or send a notice or communication to Holders, they shall mail or send a copy to the Trustee and each Agent at the same time.

Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of redemption or purchase) to a Holder of Note in global form (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary pursuant to applicable procedures of the Depositary, including by electronic mail.

Section 13.02. Communication by Holders of Notes with Other Holders of Notes. Holders may communicate pursuant to Trust Indenture Act Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuers, the Trustee, the Registrar and anyone else shall have the protection of Trust Indenture Act Section 312(c).

Section 13.03. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuers or any of the Guarantors to the Trustee to take any action under this Indenture (except in connection with the original issuance of the Notes), the Issuers or such Guarantor, as the case may be, shall furnish to the Trustee (except as set forth in Section 9.05 hereof):

(a)       an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.04 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b)       an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.04 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 13.04. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.04 hereof or Trust Indenture Act Section 314(a)(4)) shall comply with the provisions of Trust Indenture Act Section 314(e) and shall include:

(a)       a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)       a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)       a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with (which examination or investigation, in the case of an Opinion of Counsel, may be limited to reliance on an Officer’s Certificate as to matters of fact); and

(d)       a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.

Section 13.05. Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.06. No Personal Liability of Directors, Officers, Employees and Stockholders. No director, officer, employee, incorporator, partner, member, manager or stockholder of the Issuers or any Subsidiary of an Issuer shall have any liability for any obligations of the Issuers or the Guarantors under the Notes, the Guarantees, this Indenture or the Security Documents or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 13.07. Governing Law. THIS INDENTURE, THE NOTES AND ANY GUARANTEE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 13.08. Waiver of Jury Trial. EACH OF THE ISSUERS, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 13.09. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, (i) any act or provision of present or future law or regulation or governmental authority, (ii) labor disputes, strikes or work stoppages, (iii) accidents, (iv) acts of war or terrorism, (v) civil or military disturbances or unrest, (vi) nuclear or natural catastrophes or acts of God, (vii) epidemics or pandemics, (viii) disease, (ix) quarantine, (x) national emergency, (xi) interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, (xii) communications system failure, (xiii) malware or ransomware, (xiv) the unavailability of the Federal Reserve Bank wire, telex or other communication or wire facility, or (xv) unavailability of any securities clearing system; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 13.10. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or any of the Restricted Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.11. Successors. All agreements of the Issuers in this Indenture and the Notes shall bind their successors. All agreements of the Trustee or any Agent in this Indenture shall bind its successors. All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 11.05 hereof.

Section 13.12. Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.13. Counterpart Originals; E-Signature. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile, electronic or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture and signature pages for all purposes. Facsimile, documents executed, scanned and transmitted electronically and electronic signatures, including those created or transmitted through a software platform or application, shall be deemed original signatures for purposes of this Indenture and the Notes and all matters and agreements related thereto, with such facsimile, scanned and electronic signatures having the same legal effect as original signatures.  The parties agree that this Indenture or the Notes or any instrument, agreement or document necessary for the consummation of the transactions contemplated by this Indenture or the Notes or related hereto or thereto (including, without limitation, addendums, amendments, notices, instructions, communications with respect to the delivery of securities or the wire transfer of funds or other communications) (“Executed Documentation”) may be accepted, executed or agreed to through the use of an electronic signature in accordance with applicable laws, rules and regulations in effect from time to time applicable to the effectiveness and enforceability of electronic signatures.  Any Executed Documentation accepted, executed or agreed to in conformity with such laws, rules and regulations will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any third party electronic signature capture service providers as may be reasonably chosen by a signatory hereto or thereto.  When the Trustee acts on any Executed Documentation sent by electronic transmission, the Trustee will not be responsible or liable for any losses, costs or expenses arising directly or indirectly from its reliance upon and compliance with such Executed Documentation, notwithstanding that such Executed Documentation (a) may not be an authorized or authentic communication of the party involved or in the form such party sent or intended to send (whether due to fraud, distortion or otherwise) or (b) may conflict with, or be inconsistent with, a subsequent written instruction or communication; it being understood and agreed that the Trustee shall conclusively presume that Executed Documentation that purports to have been sent by an authorized officer of a Person has been sent by an authorized officer of such Person.  The party providing Executed Documentation through electronic transmission or otherwise with electronic signatures agrees to assume all risks arising out of such electronic methods, including, without limitation, the risk of the Trustee acting on unauthorized instructions and the risk of interception and misuse by third parties.

Section 13.14. Table of Contents, Headings, etc. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 13.15. U.S.A. PATRIOT Act. In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the United States (“Applicable AML Law”), the Trustee, the Collateral Agent and Agents are required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Trustee and Agents. Accordingly, each of the parties agree to provide to the Trustee and Agents, upon their request from time to time such identifying information and documentation as may be available for such party in order to enable the Trustee, the Collateral Agent and Agents to comply with Applicable AML Law.

[Signature Pages Follow]

UNITI GROUP LP

By:	UNITI GROUP INC., as its general partner

By:	/s/ Daniel Heard
	Name:	Daniel L. Heard
	Title:	Executive Vice President – General Counsel and Secretary

Uniti Group Finance 2019 Inc.

By:	/s/ Daniel Heard
	Name:	Daniel L. Heard
	Title:	Executive Vice President – General Counsel and Secretary

Uniti FIBER HOLDINGS INC.

By:	/s/ Daniel Heard
	Name:	Daniel L. Heard
	Title:	Executive Vice President – General Counsel and Secretary

CSL Capital, LLC

By:	/s/ Daniel Heard
	Name:	Daniel L. Heard
	Title:	Executive Vice President – General Counsel and Secretary

[Signature Page to Indenture]

GUARANTORS:

CONTACT NETWORK, LLC

CSL ALABAMA SYSTEM, LLC

CSL ARKANSAS SYSTEM, LLC

CSL FLORIDA SYSTEM, LLC

CSL IOWA SYSTEM, LLC

CSL KENTUCKY SYSTEM, LLC

CSL MISSISSIPPI SYSTEM, LLC

CSL MISSOURI SYSTEM, LLC

CSL NATIONAL GP, LLC

CSL NEW MEXICO SYSTEM, LLC

CSL NORTH CAROLINA REALTY GP, LLC

CSL OHIO SYSTEM, LLC

CSL OKLAHOMA SYSTEM, LLC

CSL REALTY, LLC

CSL TENNESSEE REALTY PARTNER, LLC

CSL TENNESSEE REALTY, LLC

CSL TEXAS SYSTEM, LLC

HUNT TELECOMMUNICATIONS, LLC

INFORMATION TRANSPORT SOLUTIONS, LLC

NEXUS SYSTEMS, LLC

PEG BANDWIDTH DC, LLC

PEG BANDWIDTH DE, LLC

PEG BANDWIDTH LA, LLC

PEG BANDWIDTH MS, LLC

PEG BANDWIDTH TX, LLC

PEG BANDWIDTH VA, LLC

UNITI FIBER 2020 LLC

UNITI FIBER LLC

UNITI GROUP FINANCE INC.

UNITI GROUP HOLDCO LLC

UNITI GROUP INC.

UNITI LEASING LLC

UNITI LEASING X LLC

UNITI LEASING XI LLC

UNITI LEASING XII LLC

UNITI TOWERS NMS HOLDINGS LLC,

each as a Guarantor

By:	/s/ Daniel Heard
	Name:	Daniel Heard
	Title:	EVP, General Counsel and Secretary

[Signature Page to Indenture]

CSL NATIONAL, LP, as a Guarantor

By:	CSL NATIONAL GP, LLC, as its general partner

By:	/s/ Daniel Heard
	Name:	Daniel L. Heard
	Title:	EVP, General Counsel and Secretary

CSL North CAROLINA REALTY, LP, as a Guarantor

By:	CSL NORTH CAROLINA REALTY GP, LLC, as its general partner

By:	/s/ Daniel Heard
	Name:	Daniel L. Heard
	Title:	EVP, General Counsel and Secretary

CSL NORTH CAROLINA SYSTEM, LP, as a Guarantor

By:	CSL NORTH CAROLINA REALTY GP, LLC, as its general partner

By:	/s/ Daniel Heard
	Name:	Daniel L. Heard
	Title:	EVP, General Counsel and Secretary

[Signature Page to Indenture]

Uniti Holdings LP, as a Guarantor

By:	UNITI HOLDINGS GP LLC, as its general partner

By:	/s/ Daniel Heard
	Name:	Daniel L. Heard
	Title:	EVP, General Counsel and Secretary

UNITI LATAM LP, as a Guarantor

By:	UNITI LATAM GP LLC, as its general partner

By:	/s/ Daniel Heard
	Name:	Daniel L. Heard
	Title:	EVP, General Counsel and Secretary

UNITI QRS Holdings LP, as a Guarantor

By:	UNITI QRS Holdings GP LLC, as its general partner

By:	/s/ Daniel Heard
	Name:	Daniel L. Heard
	Title:	EVP, General Counsel and Secretary

[Signature Page to Indenture]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee and as Collateral Agent

By:	/s/ Robert Peschler
	Name:	Robert Peschler
	Title:	Vice President

By:	/s/ Irina Golovashchuk
	Name:	Irina Golovashchuk
	Title:	Vice President

[Signature Page to Indenture]

EXHIBIT A

[FACE OF NOTE]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Regulation S Temporary Global Note Legend, if applicable pursuant to the provisions of the Indenture]

CUSIP [  ]
ISIN [  ]

[[RULE 144A][REGULATION S] GLOBAL NOTE
representing up to
$ ]
10.50% Senior Secured Notes due 2028

No.

[$ ]

Uniti Group LP, Uniti Group Finance 2019 Inc., UNITI FIBER HOLDINGS INC., and CSL Capital, LLC

jointly and severally promise to pay to CEDE & CO. or registered assigns, the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto] [of United States Dollars] on February 15, 2028.

Interest Payment Dates: March 15 and September 15

Record Dates: March 1 and September 1

IN WITNESS HEREOF, each of the Issuers have caused this instrument to be duly executed.

UNITI GROUP LP

By:	UNITI GROUP INC., as its general partner

By:
Name:
Title:

UNITI FIBER HOLDINGS INC.,

By:
Name:
Title:

UNITI GROUP FINANCE 2019 INC.

By:
Name:
Title:

CSL CAPITAL, LLC

By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture:

Dated:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:
Name:
Title:

[Back of Note]

10.50% Senior Secured Notes due 2028

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1)       INTEREST. Uniti Group LP, a Delaware limited partnership, Uniti Group Finance 2019 Inc., a Delaware corporation, Uniti Fiber Holdings Inc., a Delaware Corporation, and CSL Capital, LLC, a Delaware limited liability company, jointly and severally promise to pay interest on the principal amount of this Note at 10.50% per annum from March 15, 2024 until maturity, and shall pay additional interest, if any, pursuant to Section 2.14(b) of the Indenture. The Issuers will pay interest semi-annually in arrears on March 15 and September 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). The first Interest Payment Date shall be September 15, 2024. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from March 15, 2024. The Issuers will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, if any, from time to time on demand at the interest rate on the Notes. At maturity, the Issuers will pay accrued and unpaid interest from the most recent date to which interest has been paid or provided for. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

(2)       METHOD OF PAYMENT. The Issuers will pay interest on the Notes to the Persons who are registered Holders of Notes at the close of business on March 1 or September 1 (whether or not a Business Day), as the case may be, immediately preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium, if any, on, all Global Notes and all other Notes the Holders of which hold at least $5,000,000 aggregate principal amount of the Notes and shall have provided wire transfer instructions to the Issuers or the Paying Agent for a U.S. dollar account in the continental U.S. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3)       PAYING AGENT AND REGISTRAR. Initially, Deutsche Bank Trust Company Americas will act as Paying Agent and Registrar. The Issuers may change the Paying Agents or the Registrars without prior notice to the Holders. The Company or any of its Subsidiaries may act as a Paying Agent or Registrar.

(4)       INDENTURE. The Issuers issued the Notes under an Indenture, dated as of May 17, 2024 (the “Indenture”), among Uniti Group LP, Uniti Group Finance 2019 Inc., Uniti Fiber Holdings Inc., CSL Capital, LLC, the Guarantors named therein and the Trustee. This Note is one of a duly authorized issue of notes of the Issuers designated as its 10.50% Senior Secured Notes due 2028. The Issuers shall be entitled to issue Additional Notes pursuant to Section 2.01 of the Indenture. The terms of the Notes include those stated in the Indenture and, solely to the extent expressly incorporated into the Indenture by the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

(5)       OPTIONAL REDEMPTION.

(a)       Except as described below under clauses 5(b), 5(d), 5(e), 5(f) and 5(g) hereof, the Issuers will not be entitled to redeem the Notes at their option prior to September 15, 2025.

(b)       At any time prior to September 15, 2025, the Issuers may, at their option, redeem all or a part of the Notes upon notice as described in Section 3.03 of the Indenture on one or more occasions, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of the Redemption Date, and, without duplication, accrued and unpaid interest, if any, to, but excluding, the Redemption Date, subject to the rights of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date.

(c)       At any time from and including September 15, 2025 through and including March 14, 2026, the Issuers may, at their option, redeem the Notes, in whole or in part, upon notice as described as described in Section 3.03 of the Indenture on one or more occasions, at a redemption price of 105.250% (expressed as a percentage of principal amount of the Notes to be redeemed), plus accrued and unpaid interest thereon, if any, to, but excluding, the applicable Redemption Date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date. On and after March 15, 2026, the Issuers may, at their option, redeem the Notes, in whole or in part, upon notice as described in Section 3.03 of the Indenture on one or more occasions, at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon, if any, to, but excluding, the applicable Redemption Date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date, if redeemed during the twelve-month period beginning on March 15 of each of the years indicated below:

Year	Percentage
2026	102.625%
2027 and thereafter	100.000%

(d)       At any time prior to September 15, 2025, the Issuers may, at their option, upon notice as described in Section 3.03 of the Indenture on one or more occasions, redeem up to 40% of the aggregate principal amount of Notes issued by them (including any Additional Notes) at a redemption price equal to 110.50% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to, but excluding, the applicable Redemption Date, with the net cash proceeds of one or more Equity Offerings; provided that at least 60% of the aggregate principal amount of Notes originally issued under the Indenture remains outstanding immediately after the occurrence of each such redemption (for the avoidance of doubt, after giving effect to any prior or contemporaneous redemption or other cancellation of the Notes); provided further that each such redemption occurs within 120 days of the date of closing of each such Equity Offering. Notice of any redemption upon any Equity Offering may be given prior to such Equity Offering, and any redemption or notice may, at the Issuers’ discretion, be subject to conditions, including completion of the related Equity Offering. If any such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuers’ discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date, or by the Redemption Date so delayed. The Issuers shall provide notice to the Trustee of the satisfaction of the condition precedent by the close of business on the Business Day prior to the Redemption Date.

(e)       At any time prior to February 15, 2025, the Issuers may, at their option, upon notice pursuant to Section 3.03 of the Indenture on one or more occasions, redeem up to 10% of the aggregate principal amount of the Notes issued under the Indenture in any twelve-month period, at a redemption price equal to 103% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but excluding, the applicable Redemption Date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date falling on or prior to the Redemption Date. Notwithstanding the foregoing, the Issuers may not use the proceeds of any offering of Additional Notes with a price to investors equal to or in excess of 103% to finance any such optional redemption.

(f)       In connection with any tender offer for the Notes, in the event that Holders of not less than 90% in aggregate principal amount of the then outstanding Notes accept a tender offer and the Issuers (or any third party making such offer) purchase all of the Notes tendered by such Holders, the Issuers (or any such third party) will have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to the tender offer described above, to redeem all of such Notes that remain outstanding following such purchase at a redemption price equal to the highest price paid in such tender offer, plus, without duplication, accrued and unpaid interest on the Notes that remain outstanding, to, but excluding, the date of purchase.

(g)       In the event that Holders of not less than 90% in aggregate principal amount of the then outstanding Notes accept a Change of Control Offer and the Issuers (or any third party making such Change of Control Offer in lieu of the Issuers as described above) purchase all of the Notes tendered by such Holders, the Issuers (or any such third party) will have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to such Change of Control Offer, to redeem all of such Notes that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment, plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest on the Notes that remain outstanding, to, but excluding, the date of purchase.

(h)       Any redemption pursuant to this paragraph 5 shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

(6)       MANDATORY REDEMPTION. The Issuers shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

(7)       NOTICE OF REDEMPTION. Subject to Section 3.03 of the Indenture, notice of redemption will be transmitted at least 10 days but not more than 60 days before the Redemption Date (except that redemption notices may be transmitted more than 60 days prior to a Redemption Date if the notice is issued in connection with Article 8 or Article 12 of the Indenture) to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the Redemption Date interest ceases to accrue on Notes or portions thereof called for redemption subject to satisfaction of any conditions specified therein.

(8)       OFFERS TO REPURCHASE.

(a)       Upon the occurrence of a Change of Control Repurchase Event, the Issuers shall make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of each Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase (the “Change of Control Payment”). The Change of Control Offer shall be made in accordance with Section 4.14 of the Indenture.

(b)       If the Company or any of its Restricted Subsidiaries consummates an Asset Sale, within fifteen (15) Business Days of each date that Excess Proceeds exceed $75.0 million, the Issuers shall commence an offer to all Holders of the Notes and, if required by the terms of any Indebtedness that is pari passu with the Notes (“Pari Passu Indebtedness”), to the holders of such Pari Passu Indebtedness (an “Asset Sale Offer”), to purchase the maximum principal amount of Notes (including any Additional Notes) and such other Pari Passu Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any (or, in respect of such Pari Passu Indebtedness, such lesser price, if any, as may be provided for or permitted by the terms of such Pari Passu Indebtedness), to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate principal amount of Notes and such Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuers may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in the Indenture. If the aggregate amount of Notes and the Pari Passu Indebtedness surrendered in an Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and the Issuers or the agent for such Pari Passu Indebtedness shall select such Pari Passu Indebtedness to be purchased (a) if the Notes or such Pari Passu Indebtedness are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes or such Pari Passu Indebtedness, as applicable, are listed, (b) on a pro rata basis based on the amount (determined as set forth above) of the Notes and such Pari Passu Indebtedness tendered or (c) by lot or such similar method in accordance with the procedures of The Depository Trust Company; provided that no notes of $2,000 or less shall be repurchased in part. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

(9)       DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of the Notes. Holders shall pay all taxes due on transfer. The Issuers are not required to transfer or exchange any Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuers are not required to issue, transfer or exchange any Notes for a period of 15 days before the transmission of a notice of redemption of Notes to be redeemed.

(10)       MANDATORY EXCHANGE. The Notes shall be subject to mandatory exchange for an equal principal amount of 10.50% Senior Secured Notes due 2028 issued as “Additional Notes” under the 2023 Indenture, as set forth in Section 2.14 of the Indenture.

(11)       PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

(12)       AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Guarantees or the Notes may be amended or supplemented as provided in the Indenture.

(13)       DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 30% in principal amount of the then outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately, subject to each limitation set forth in the Indenture. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice. Upon the outstanding Notes becoming due and payable upon or after the occurrence of an Event of Default, whether automatically or by declaration, such Notes (together with accrued and unpaid interest thereon) will immediately become due and payable (the date thereof, the “Relevant Date”) and (i) if the Relevant Date occurs prior to September 15, 2025, the Applicable Premium that would have been payable upon an optional redemption of the Notes on the Relevant Date or (ii) if the Relevant Date occurs on or after September 15, 2025 and prior to March 15, 2027, the redemption premium that would have been payable upon an optional redemption of the Notes on the Relevant Date as set forth in paragraph 5 of this Note shall, in either case, also be immediately due and payable on the Relevant Date. Holders may not enforce the Indenture, the Notes or the Guarantees except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default (except a Default relating to the payment of principal, premium, if any, or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under the Indenture except a continuing Default in payment of the principal of, premium, if any, or interest on, any of the Notes held by a non-consenting Holder. The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required within ten (10) Business Days after becoming aware of any Default, to deliver to the Trustee a statement specifying such Default and what action the Issuers propose to take with respect thereto.

(14)       AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual or electronic signature of the Trustee.

(15)       COLLATERAL. The Notes are secured by a security interest in the Collateral, subject to the terms of the Security Documents, the Intercreditor Agreement and any other applicable intercreditor agreement, subject to release or termination as provided in the Indenture and the Security Documents.

(16)       GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THE NOTES AND THE GUARANTEES.

(17)       CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Issuers at the following address:

Uniti Group LP
2101 Riverfront Drive

Suite A
Little Rock, AR 72202
Attention: General Counsel

Uniti Group Finance 2019 Inc.
2101 Riverfront Drive

Suite A
Little Rock, AR 72202
Attention: General Counsel

Uniti Fiber Holdings Inc.

2101 Riverfront Drive

Suite A
Little Rock, AR 72202
Attention: General Counsel

CSL Capital, LLC
2101 Riverfront Drive

Suite A
Little Rock, AR 72202
Attention: General Counsel

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.10 or 4.14 of the Indenture, check the appropriate box below:

☐ Section 4.10	☐	Section 4.14

If you want to elect to have only part of this Note purchased by the Issuers pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:
$ ________________

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $ . The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount	Amount of increase in Principal	Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Note Custodian

*       This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Uniti Group LP
2101 Riverfront Drive

Suite A
Little Rock, AR 72202
Attention: General Counsel

Deutsche Bank Trust Company Americas
c/o DB Services Americas, Inc.
Attention: Reorg. Department
5022 Gate Parkway, Suite 200
Jacksonville, FL 32256
Attn: Transfer Department
E-mail: transfer.operations@db.com

Re: 10.50% Senior Secured Notes due 2028

Reference is hereby made to the Indenture, dated as of May 17, 2023 (the “Indenture”), among Uniti Group LP, Uniti Group Finance 2019 Inc., Uniti Fiber Holdings Inc., CSL Capital, LLC, the Guarantors named therein and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

_____________________ (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $ in such Note[s] or interests (the “Transfer”), to (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE RELEVANT 144A GLOBAL NOTE OR A RELEVANT DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with all applicable securities laws of the states of the United States and other jurisdictions.

2. ☐ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE RELEVANT REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Indenture and the Securities Act.

3. ☐ CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE RELEVANT DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

a)   ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

b)   ☐ such Transfer is being effected to the Company or a subsidiary thereof;

or

c)   ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

4. ☐ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

a)	☐ CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

b)	☐ CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

c)	☐ CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

5. The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Note (CUSIP/ISIN: ), or

(ii)	☐ Regulation S Global Note (CUSIP/ISIN: ), or

b)	☐ a Restricted Definitive Note.

6. After the Transfer the Transferee will hold:

[CHECK ONE]

a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Note (CUSIP/ISIN: ), or

(ii)	☐ Regulation S Global Note (CUSIP/ISIN: ), or

(iii)	☐ Unrestricted Global Note (CUSIP/ISIN: ); or

b)	☐ a Restricted Definitive Note; or

c)	☐ an Unrestricted Definitive Note, in accordance with the terms of the Indenture

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Uniti Group LP
2101 Riverfront Drive

Suite A

Little Rock, AR 72202
Attention: General Counsel

Deutsche Bank Trust Company Americas
c/o DB Services Americas, Inc.
Attention: Reorg. Department
5022 Gate Parkway, Suite 200
MS: JCK01-0218
Jacksonville, FL 32256
spu-reorg.operations@db.com
Fax: 615-866-3889
Telephone Assistance (877) 843-9767

Re: 10.50% Senior Secured Notes due 2028

Reference is hereby made to the Indenture, dated as of May 17, 2024 (the “Indenture”), among Uniti Group LP, Uniti Group Finance 2019 Inc., Uniti Fiber Holdings Inc., CSL Capital, LLC, the Guarantors named therein and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

_____________________ (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1) EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

a)	☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OF THE SAME SERIES. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note of the same series in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

b)	☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE OF THE SAME SERIES. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note of the same series, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

c)	☐ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OF THE SAME SERIES. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note of the same series, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

d)	☐ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE OF THE SAME SERIES. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note of the same series, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2) EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OF THE SAME SERIES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES OF THE SAME SERIES

a)	☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE OF THE SAME SERIES. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note of the same series with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

b)	☐ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE OF THE SAME SERIES. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ¨ 144A Global Note ¨ Regulation S Global Note of the same series, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers and are dated ________________.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

EXHIBIT D

[FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED BY SUBSEQUENT GUARANTORS]

Supplemental Indenture (this “Supplemental Indenture”), dated as of [●], among [●] (the “Guaranteeing Subsidiary”), an affiliate of Uniti Group LP, a Delaware limited partnership (“Uniti,” or the “Company”), Uniti, Uniti Group Finance 2019 Inc., a Delaware corporation (“Uniti Group Finance”), Uniti Fiber Holdings Inc., a Delaware corporation (“Uniti Fiber Holdings”), and CSL Capital, LLC, a Delaware limited liability company (“CSL Capital” and, together with Uniti and Uniti Group Finance, the “Issuers”), Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee and as collateral agent (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuers and the Guarantors (as defined in the Indenture referred to below) have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of May 17, 2024, providing for the issuance of an unlimited aggregate principal amount of 10.50% Senior Secured Notes due 2028 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

Section 2. Each Undersigned, by its execution of this Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article 11 thereof.

Section 3. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

D-1

Section 4. This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile, electronic or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture and signature pages for all purposes.

Section 5. This Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Supplemental Indenture will henceforth be read together.

Section 6. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

D-2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:
Name:
Title:

D-3